Exhibit 10.1

$40,000,000 CREDIT FACILITY

LOAN AND SECURITY AGREEMENT

Dated as of January 12, 2015

by and among

GENMARK DIAGNOSTICS, INC.

as Borrower,

THE OTHER PERSONS PARTY HERETO THAT ARE
DESIGNATED AS LOAN PARTIES,

GENERAL ELECTRIC CAPITAL CORPORATION
for itself, as a Lender and as Administrative and Collateral Agent for all Lenders,

THE OTHER FINANCIAL INSTITUTIONS FROM TIME TO TIME PARTY HERETO

as Lenders,

and

GE CAPITAL MARKETS, INC.,
as Sole Lead Arranger and Bookrunner

LOAN AND SECURITY AGREEMENT
THIS LOAN AND SECURITY AGREEMENT, dated as of January 12, 2015 (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”), is among General Electric Capital Corporation (“GECC”), in its capacity as administrative and collateral agent for Lenders (together with its successors and assigns in such capacity, “Agent”), the financial institutions who are or hereafter become parties to this Agreement as lenders (together with GECC, collectively the “Lenders”, and each individually, a “Lender”), GenMark Diagnostics, Inc., a Delaware corporation (“Borrower”), and the other Persons (as defined below), if any, who are or hereafter become parties to this Agreement as guarantors (each a “Guarantor” and collectively, the “Guarantors”, and together with Borrower, each a “Loan Party” and collectively, “Loan Parties”).
Loan Parties, Agent and Lenders agree as follows:
1.DEFINITIONS.
1.1    Defined Terms. Capitalized terms used herein shall have the meanings set forth in Section 11. All other capitalized terms used but not defined herein shall have the meaning given to such terms in the UCC. Any accounting term used but not defined herein shall be construed in accordance with GAAP and all calculations shall be made in accordance with GAAP. The term “financial statements” shall include the accompanying notes and schedules.
1.2    Section References. Any section, subsection, schedule or exhibit references are to sections, subsections, schedules or exhibits contained in this Agreement or attached hereto, as applicable, unless otherwise specified.
2.    THE LOANS.
2.1    Loan Commitments.
(a)    Term Loan Commitments.
(i)    Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of the Loan Parties contained herein, each Lender with a Term Loan A Commitment severally and not jointly agrees to make a loan (the “Term Loan A”) in Dollars to Borrower on any Business Day during the period from the Closing Date to and including the Term Loan A Commitment Termination Date, in an amount equal to such Lender’s Term Loan A Commitment. Upon the funding of such Term Loan A, the Term Loan A Commitment shall terminate.
(ii)    Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of the Loan Parties contained herein, each Lender with a Term Loan B Commitment severally and not jointly agrees to make a loan (the “Term Loan B”) in Dollars to Borrower on any Business Day during the period from the Closing Date to and including the Term Loan B Commitment Termination Date, in an amount equal to such Lender’s Term Loan B Commitment. Upon the funding of such Term Loan B, the Term Loan B Commitment shall terminate.
(iii)    Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of the Loan Parties contained herein, each Lender with a Term Loan C Commitment severally and not jointly agrees to make a loan (the “Term Loan C”, and together with the Term Loan A and Term Loan B, each a “Term Loan” and collectively, the “Term Loans”) in Dollars to Borrower on any Business Day during the period from the Closing Date to and including the Term Loan C Commitment Termination Date, in an amount equal to such Lender’s Term Loan C Commitment. Upon the funding of such Term Loan C, the Term Loan C Commitment shall terminate.
(iv)    Once a Term Loan is repaid or prepaid, it cannot be reborrowed.
(v)    Each Term Loan made by each Lender is evidenced by this Agreement, and if requested by such Lender, a Note payable to such Lender.
(b)    Revolving Loan Commitments.
(i)    Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of the Loan Parties contained herein, each Lender with a Revolving Loan Commitment severally and not jointly agrees to make loans (each such loan, a “Revolving Loan” and collectively, the “Revolving Loans”) in Dollars to Borrower on any Business Day during the period from the Revolving Credit Facility Activation Date to but not including the Revolving Loan Commitment Termination Date, in an aggregate amount not to exceed at any time outstanding such Lender’s Revolving Loan Commitment; provided, however, that, after giving effect to any advance of Revolving Loans, the aggregate principal amount of all outstanding Revolving Loans shall not exceed the Maximum Revolving Loan Balance. Subject to the other terms and conditions hereof, amounts borrowed under this Section 2.1(b) may be repaid and reborrowed from time to time. The “Maximum Revolving Loan Balance” from time to time will be the lesser of: (x) the Borrowing Base (as calculated pursuant to the most recent Borrowing Base Certificate required to be delivered by Borrower to Agent) in effect from time to time, or (y) the aggregate amount of the Revolving Loan Commitments then in effect, in each case less those Reserves imposed by Agent in its Permitted Discretion. Agent, in its Permitted Discretion, may from time to time, based upon an audit of the Accounts and upon no less than thirty (30) days’ prior written notice thereof, adjust the Borrowing Base by applying percentages (known as “liquidity factors”) to Eligible Accounts by payor class based upon Borrower’s actual recent collection history for each such payor class in a manner consistent with Agent’s underwriting practices and procedures.
(ii)    The Revolving Loans made by each Lender are evidenced by this Agreement, and if requested by such Lender, a Note payable to such Lender.
2.2    Borrowing and Funding Procedures.
(a)    Borrowing Procedures.
(iii)    Term Loans. When Borrower desires a Term Loan, Borrower will notify Agent in writing (which notice shall be irrevocable and in a form acceptable to Agent) on the date that is at least seven (7) Business Days prior to the day the applicable Term Loan is to be made (or such shorter period of time as Agent may agree). Promptly after receiving such notice for the applicable Term Loan, Agent shall notify each Lender of the contents of such notice and the amount of such Lender’s Pro Rata Share of such Term Loan.
(iv)    Revolving Loans.
(1)    Each advance of a Revolving Loan shall be made upon Borrower’s irrevocable written notice delivered to Agent, which notice shall be in form acceptable to Agent and must be received by Agent prior to 2:00 p.m. (New York time) on the date which is three (3) Business Days prior to the requested date for such Revolving Loan. Such notice shall specify:
(A)    the amount of the requested Revolving Loan (which shall be in an aggregate minimum principal amount of $100,000); and
(B)    the requested borrowing date of such Revolving Loan, which shall be a Business Day.
(2)    Promptly after receiving such notice for a Revolving Loan, Agent shall notify each Lender of the contents of such notice and of the amount of such Lender’s Pro Rata Share of such Revolving Loan.
(v)    Agent and Lenders may act without liability upon the basis of any written notice believed by Agent to be from any authorized officer of Borrower. Agent and Lenders shall have no duty to verify the authenticity of the signature appearing on any such written notice.
(b)    Funding Procedures. Upon the terms and subject to the conditions set forth herein, each Lender, severally but not jointly, shall make available to Agent its Pro Rata Share of each requested Term Loan or Revolving Loan, as applicable, in Dollars in immediately available funds, to the Collection Account prior to 11:00 a.m. (New York time) on the date specified for such Term Loan or Revolving Loan. Unless Agent shall have determined that any of the conditions set forth in Section 4.1 or 4.2, as applicable, have not been satisfied, Agent shall credit the amounts received by it in like funds to Borrower (net of any amounts due and payable to or on behalf of Agent and/or Lenders) on such day by wire transfer to the following deposit account of Borrower (unless Agent is otherwise directed in writing by Borrower):
Bank Name: JPMorgan Chase Bank, N.A.
Bank Address: 1 Chase Plaza, New York, New York 10081
ABA#: 021-000-021
Account #: ***
Account Name: Operating Account
2.3    Interest.
(a)    Term Loans. Each Term Loan shall accrue interest in arrears from the date made until such Term Loan is fully repaid at a per annum rate of interest equal to the sum of (i) the Treasury Rate in effect on the day that is three (3) Business Days prior to the making of such Term Loan as determined by Agent plus (ii) the Applicable Margin.
(b)    Revolving Loans. Each Revolving Loan shall accrue interest in arrears from the date made until such Revolving Loan is fully repaid at a floating per annum rate of interest equal to the Reference Rate plus the Applicable Margin.
(c)    Computation. All computations of interest and fees calculated on a per annum basis shall be made by Agent on the basis of a three hundred sixty (360) day year, in each case for the actual number of days occurring in the period for which such interest and fees are payable. Such method of calculation will result in an effective rate that exceeds the rate stated in this Section. Each determination of an interest rate or the amount of a fee under the Loan Documents shall be made by Agent and shall be conclusive, binding and final for all purposes, absent manifest error.
(d)    Default Rate. All Loans shall bear interest from and after the occurrence and during the continuation of an Event of Default at a rate equal to the Default Rate. The application of the Default Rate shall not be interpreted or deemed to extend any cure period or waive any Default or Event of Default or otherwise limit Agent’s or any Lender’s right or remedies hereunder. All interest payable at the Default Rate shall be payable on demand.
(e)    Maximum Lawful Rate. Anything herein or in any other Loan Document to the contrary notwithstanding, the obligations of Loan Parties hereunder and thereunder shall be subject to the limitation that payments of interest shall not be required, for any period for which interest is computed hereunder, to the extent (but only to the extent) that contracting for or receiving such payment by Agent and Lenders would be contrary to the provisions of any Requirement of Law applicable to Agent and Lenders limiting the highest rate of interest which may be lawfully contracted for, charged or received by Agent and Lenders, and in such event Loan Parties shall pay Agent and Lenders interest at the highest rate permitted by applicable Requirements of Law (“Maximum Lawful Rate”); provided, however, that if at any time thereafter the rate of interest payable hereunder or thereunder is less than the Maximum Lawful Rate, Loan Parties shall continue to pay interest hereunder and thereunder at the Maximum Lawful Rate until such time as the total interest received by Agent and Lenders is equal to the total interest that would have been received had the interest payable hereunder been (but for the operation of this paragraph) the interest rate payable since the making of the Initial Loans as otherwise provided in this Agreement or any other Loan Document.
2.4    Payments.
(a)    Interest Payments. For each Loan, Borrower shall pay interest to Agent, for the benefit of Lenders in accordance with their Pro Rata Shares, at the rate of interest for such Loan determined in accordance with Section 2.3 in arrears on each Scheduled Payment Date, commencing on the first day of the calendar month occurring after the month during which such Loan was made.
(b)    Principal Payments.
(i)    Term Loans. For the Term Loan A, Borrower shall pay principal to Agent, for the account of the Lenders in accordance with their Pro Rata Shares, in an amount equal to $416,700 on each Scheduled Payment Date, commencing on March 1, 2017 (the “Initial Term Loan Payment Date”), and one final payment in an amount equal to the entire remaining principal balance of the Term Loan A on the Final Maturity Date. For the Term Loan B, Borrower shall pay principal to Agent, for the account of the Lenders in accordance with their Pro Rata Shares, in an amount equal to $416,700 on each Scheduled Payment Date, commencing on the Initial Term Loan Payment Date, and one final payment in an amount equal to the entire remaining principal balance of the Term Loan B on the Final Maturity Date. For the Term Loan C, Borrower shall pay principal to Agent, for the account of the Lenders in accordance with their Pro Rata Shares, in an amount equal to $625,000 on each Scheduled Payment Date, commencing on the Initial Term Loan Payment Date, and one final payment in an amount equal to the entire remaining principal balance of the Term Loan C on the Final Maturity Date.
(ii)    Revolving Loans. Borrower shall repay in full on the date specified in clause (a) of the definition of “Revolving Loan Commitment Termination Date” the aggregate principal amount of the Revolving Loans outstanding on the Revolving Loan Commitment Termination Date.
(c)    Maturity. Notwithstanding the foregoing provisions of Section 2.4(b), all outstanding Obligations are due and payable in full on the earlier of (i) the Final Maturity Date or (ii) the date that the Loans otherwise become due and payable hereunder, whether by acceleration of the Obligations pursuant to Section 8.2 or otherwise.
(d)    Method of Payments. All payments (including prepayments) to be made by any Loan Party under any Loan Document shall be made by wire transfer or ACH transfer in immediately available funds (which shall be the exclusive means of payment hereunder) in Dollars, without setoff, recoupment, counterclaim or deduction of any kind, to the Collection Account before 2:00 p.m. (New York time) on the date when due. All payments received by Agent after 2:00 p.m. (New York time) on any Business Day or at any time on a day that is not a Business Day may, in Agent’s sole discretion, be deemed to be received on the next Business Day. Whenever any payment required under any Loan Document would otherwise be due on a date that is not a Business Day, such payment shall instead be due on the next Business Day, and additional fees or interest, as the case may be, shall accrue and be payable for the period of such extension. All payments of interest and principal due to Agent and Lenders on a Scheduled Payment Date under Section 2.4(a) and (b) shall be effected by automatic debit of the appropriate funds from Borrower’s operating account specified on the Automatic Payment Authorization Agreement.
(e)    Withholdings and Increased Costs.
(i)    All payments by any Loan Party under any Loan Document shall be made free and clear of all Indemnified Taxes. If any Indemnified Taxes shall be required by any Requirement of Law to be withheld or deducted from or in respect of any sum payable under any Loan Document to Agent or any Lender, (A) an additional amount shall be payable as may be necessary so that, after making all required withholdings or deductions (including withholdings or deductions applicable to additional sums payable under this Section), Agent or such Lender receives an amount equal to the sum it would have received had no such withholdings or deductions been made, (B) Loan Parties shall make such withholdings or deductions, (C) Loan Parties shall pay the full amount withheld or deducted to the relevant taxing authority or other authority in accordance with any applicable Requirement of Law, and (D) Loan Parties shall deliver to Agent or such Lender evidence of such payment.
(ii)    If the introduction of or any change in, after the Closing Date, any Requirement of Law increases Agent’s or any Lender’s costs or reduces its income for any Loan, then Borrower shall upon demand by Agent or such Lender (with a copy of such demand to Agent) promptly pay to Agent for its own account or for the account of such Lender, as the case may be, the increase in cost or reduction in income or additional expense; provided that all requests, rules, guidelines or directives issued or promulgated under, in connection with or pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act or Basel III shall be deemed to be a change in a Requirement of Law, regardless of the date enacted, adopted or issued. Agent and each Lender agrees that it shall allocate any such increased costs among its customers similarly affected in good faith and in a manner consistent with Agent’s or such Lender’s customary practice.
(f)    Loan Account. Agent, on behalf of the Lenders, shall record on its books and records the amount of each Loan made, the interest rate applicable, all payments of principal and interest thereon and the principal balance thereof from time to time outstanding. Such record shall, absent manifest error, be conclusive evidence of the amount of the Loans made by the Lenders to Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of Borrower hereunder (and under any Note) to pay any amount owing with respect to the Loans or provide the basis for any claim against Agent.
(g)    Maintenance of Register. Agent, acting as a non-fiduciary agent of Borrower solely for tax purposes and solely with respect to the actions described in this Section 2.4(g), shall establish and maintain (i) a record of ownership (the “Register”) in which Agent agrees to register by book entry the interests (including any rights to receive payment hereunder) of Agent and each Lender in the Term Loans and Revolving Loans and any assignment of such interests and (ii) accounts in the Register in accordance with its usual practice in which it shall record (A) the names and addresses of the Lenders and (B) the amount of any principal or interest due and payable or paid with respect to the Term Loans and Revolving Loans. The Term Loans and Revolving Loans (including any Notes evidencing such Loans) are registered obligations, the right, title and interest of the Lenders and their assignees in and to such Loans shall be transferable only upon notation of such transfer in the Register and no assignment thereof shall be effective until recorded therein. This Section 2.4(g) and Section 10.1(b) shall be construed so that the Loans are at all times maintained in “registered form” within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Code.
(h)    Payment of Obligations. Without limiting Section 2.4(d), Agent is authorized to, and at its sole election may, debit funds from Borrower’s operating account specified in the Automatic Payment Authorization Agreement to pay all Obligations under any Loan Document if and to the extent Borrower fails to promptly pay any such amounts as and when due. In addition to the foregoing, Borrower hereby authorizes Agent and each Revolving Lender to make a Revolving Loan to pay all Obligations under any Loan Document on or after the due date, even if the result thereof would cause the outstanding principal balance of the Revolving Loans to exceed the Maximum Revolving Loan Balance at such time.
2.5    Prepayments and Commitment Terminations.
(a)    Voluntary Prepayments and Commitment Terminations.
(iii)    Borrower may, upon five (5) Business Days’ prior written notice to Agent, voluntarily prepay any Term Loan in whole or in part in an amount greater than or equal to $ ***, or such lesser amount as shall then be outstanding; provided that Borrower may make no more than *** voluntary prepayments of the Term Loans prior to the Final Maturity Date. Optional partial prepayments of Term Loans shall be applied pro rata among each Term Loan based upon the respective outstanding principal balances thereof and shall be applied to scheduled installments in inverse order of maturity.
(iv)    Borrower may, upon five (5) Business Days’ prior written notice to Agent, terminate or permanently reduce in part the Revolving Loan Commitments in an amount greater than or equal to $ ***; provided that (A) Borrower may make no more than *** voluntary reductions of the Revolving Loan Commitments prior to the Final Maturity Date and (B) if any such reduction or termination causes the aggregate principal amount of outstanding Revolving Loans to exceed the Maximum Revolving Loan Balance, then the Borrower shall immediately prepay Revolving Loans in an amount sufficient to eliminate such excess. All reductions of the Revolving Loan Commitments shall be allocated pro rata among all Lenders with a Revolving Loan Commitment.
(b)    Mandatory Prepayments.
(i)    Revolving Loan Commitment Termination. If Borrower terminates the Revolving Loan Commitments pursuant to Section 2.5(a), or if the Revolving Loan Commitments are terminated under Section 8.2 or otherwise, then Borrower shall immediately pay all Obligations in connection with the Revolving Loans in full.
(ii)    Maximum Revolving Loan Balance. If at any time the then aggregate outstanding principal balance of Revolving Loans exceeds the Maximum Revolving Loan Balance, then Borrower shall immediately prepay outstanding Revolving Loans in an amount sufficient to eliminate such excess.
(c)    Term Loan Prepayment Amounts. Upon the date of (i) any voluntary prepayment of a Term Loan in accordance with Section 2.5(a)(i) or (ii) any mandatory prepayment of a Term Loan required under this Agreement (including, without limitation, pursuant to Section 2.5(b)(i) or by acceleration of the Obligations pursuant to Section 8.2 but excluding any mandatory prepayment made pursuant to Section 6.4), Borrower shall pay to Agent, for the benefit of Lenders in accordance with their Pro Rata Shares, a sum equal to (A) all outstanding principal and all accrued interest thereon and other Obligations with respect to such Term Loan (or the portion thereof being prepaid), plus (B) the Final Payment Fee for such Term Loan (or the portion thereof being prepaid), plus (C) a prepayment premium (as yield maintenance for the loss of a bargain and not as a penalty) equal to: (1) ***% of the principal amount of such Term Loan (or portion thereof) being prepaid, if such prepayment is made on or before the one year anniversary of the funding of such Term Loan and (2) 0.0% of the principal amount of such Term Loan (or portion thereof) being prepaid, if such prepayment is made after the one year anniversary of the funding of such Term Loan but before the Final Maturity Date.
(d)    Revolving Loan Commitment Termination Amounts. Upon the date of any voluntary reduction in the Revolving Loan Commitments in accordance with Section 2.5(a)(ii), in addition to any amounts owing pursuant to Section 2.5(b)(ii) as a result of such reduction, Borrower shall pay to Agent, for the benefit of Lenders in accordance with their Pro Rata Shares, a reduction premium (as yield maintenance for the loss of a bargain and not as a penalty) equal to: (1) ***% of the reduction in the Revolving Loan Commitments if such reduction is made on or before the one year anniversary of the Revolving Credit Facility Activation Date and (2) 0.0% of the principal amount of such reduction in the Revolving Loan Commitments, if such reduction is made after the one year anniversary of the Revolving Credit Facility Activation Date.
2.6    Lender Fees.
(a)    Closing Fees. On the Closing Date, Borrower shall pay to Agent, for the benefit of Lenders in accordance with their Pro Rata Shares, a non-refundable closing fee in an amount equal to $ ***, which fee shall be fully earned on the Closing Date. On the date of the funding of the Term Loan C, Borrower shall pay to Agent, for the benefit of Lenders in accordance with their Pro Rata Shares, a non-refundable closing fee in an amount equal to $***, which fee shall be deemed to be fully earned on the date the Term Loan C is made.
(b)    Final Payment Fee. On the date upon which the outstanding principal amount of any Term Loan is repaid in full, or if earlier, is required to be repaid in full (whether by scheduled payment, voluntary prepayment, mandatory prepayment pursuant to Section 2.5(b)(i), acceleration of the Obligations pursuant to Section 8.2 or otherwise), Borrower shall pay to Agent, for the benefit of Lenders in accordance with their Pro Rata Shares, a non-refundable fee equal to ***% of the original principal amount of such Term Loan (the “Final Payment Fee”), which Final Payment Fee shall be deemed to be fully earned on the date such Term Loan is made. If for any reason any Term Loan is prepaid in part prior to the Final Maturity Date, (i) Borrower shall pay on the date of any such partial prepayment a fee equal to ***% of the principal amount of any Term Loan so prepaid, and (ii) the Final Payment Fee due and payable on the date such Term Loan is repaid in full or required to be repaid in full shall be reduced by the aggregate amount of any such payments described in the foregoing clause (i).
(c)    Unused Revolving Commitment Fee. Borrower shall pay to Agent a fee (the “Unused Revolving Commitment Fee”) for the account of each Revolving Lender in an amount equal to the sum of, for each day on and after the Revolving Credit Facility Activation Date: (i)(A) the daily balance of the Revolving Loan Commitment of such Revolving Lender for such day, less (B) the daily balance of all Revolving Loans held by such Revolving Lender for such day; multiplied by (ii) three quarters of one percent (0.75%) per annum. The total Unused Revolving Commitment Fee paid by Borrower will be equal to the sum of all of the fees due to the Revolving Lenders. The Unused Revolving Commitment Fee shall be payable monthly in arrears on the first day of each calendar month following the Revolving Credit Facility Activation Date and on the Final Maturity Date. The Unused Revolving Commitment Fee shall accrue at all times from and after the Revolving Credit Facility Activation Date. For purposes of this Section 2.6(c), the Revolving Loan Commitment of any Non-Funding Lender shall be deemed to be zero.
(d)    Fee Letter. Borrower shall pay to Agent (or its Affiliates) the fees specified in the Fee Letter.
2.7    Reserved.
2.8    Eligible Accounts. All of the Accounts owned by each Loan Party and properly reflected as “Eligible Accounts” in the most recent Borrowing Base Certificate required to be delivered by Borrower to Agent shall be “Eligible Accounts” for purposes of this Agreement, except any Account to which any of the exclusionary criteria set forth below applies. Agent shall have the right to establish, modify or eliminate Reserves against Eligible Accounts from time to time in its Permitted Discretion. In addition, Agent reserves the right, at any time and from time to time after the Closing Date, in its Permitted Discretion, (x) based upon the results of an audit of the Accounts and upon no less than 30 days’ prior written notice thereof, to establish and adjust liquidity factors with respect to Eligible Accounts and (y) otherwise to adjust any of the applicable criteria, establish new criteria and adjust advance rates with respect to Eligible Accounts, in each case subject to the approval of Requisite Lenders in the case of adjustments, new criteria or changes in advance rates which have the effect of making more credit available. Eligible Accounts shall not include the following Accounts of a Loan Party:
(a)    Past Due Accounts. Accounts that are not paid within the earlier of *** days following its due date or *** days following its original invoice date;
(b)    Cross Aged Accounts. Accounts that are the obligations of an Account Debtor if *** or more of the Dollar amount of all Accounts owing by such Account Debtor are ineligible under the other criteria set forth in this Section 2.8;
(c)    Foreign Accounts. Accounts that are the obligations of an Account Debtor located in a foreign country unless payment thereof is assured by a letter of credit assigned and delivered to Agent, satisfactory to Agent as to form, amount and issuer;
(d)    Government Accounts. Accounts that are the obligation of an Account Debtor that is the United States government or a political subdivision thereof, or any state, county or municipality or department, agency or instrumentality thereof unless Agent, in its sole discretion, has agreed to the contrary in writing, or the applicable Loan Party has complied with respect to such obligation with the Federal Assignment of Claims Act of 1940, or any applicable state, county or municipal law restricting the assignment thereof with respect to such obligation; provided, however, that Accounts of any Governmental Payor and Accounts of any state, county or municipal hospital shall not be deemed ineligible pursuant to this clause (d);
(e)    Contra Accounts. Accounts to the extent any Loan Party or any Subsidiary thereof is liable for goods sold or services rendered by the applicable Account Debtor to any Loan Party or any Subsidiary thereof but only to the extent of the potential offset;
(f)    Chargebacks/Partial Payments/Disputed. Any Account to the extent that any defense, counterclaim, setoff or dispute is asserted as to such Account, but only to the extent of the potential defense, counterclaim, setoff or dispute;
(g)    Inter-Company/Affiliate Accounts. Accounts that arise from a sale or provision of services to any employee or Affiliate of any Loan Party;
(h)    Concentration Risk. Accounts to the extent that such Account, together with all other Accounts owing by such Account Debtor and its Affiliates as of any date of determination *** of all Eligible Accounts, but only to the extent such Accounts exceed such percentage;
(i)    Credit Risk. Accounts that are otherwise determined to be unacceptable by Agent in its Permitted Discretion, upon the delivery of fifteen (15) days’ prior written notice of such determination to Borrower;
(j)    Unbilled. Accounts with respect to which an invoice has not been sent to the applicable Account Debtor;
(k)    Defaulted Accounts; Bankruptcy. Accounts where:
(i)    the Account Debtor obligated upon such Account suspends business, makes a general assignment for the benefit of creditors or fails to pay its debts generally as they come due; or
(ii)    a petition is filed by or against any Account Debtor obligated upon such Account under any bankruptcy law or any other federal, state or foreign (including any provincial) receivership, insolvency relief or other law or laws for the relief of debtors;
(l)    Progress Billing. Accounts (i) as to which a Loan Party is not able to bring suit or otherwise enforce its remedies against the Account Debtor through judicial process, or (ii) if the Account represents a progress billing consisting of an invoice for goods sold or used or services rendered pursuant to a contract under which the Account Debtor’s obligation to pay that invoice is subject to a Loan Party’s completion of further performance under such contract or is subject to the equitable lien of a surety bond issuer;
(m)    Bill and Hold. Accounts that arise with respect to goods that are delivered on a bill-and-hold basis;
(n)    C.O.D. Accounts that arise with respect to goods that are delivered on a cash-on-delivery basis;
(o)    Credit Limit. Accounts to the extent such Account exceeds any credit limit established by Agent, in its Permitted Discretion, following fifteen (15) days’ prior notice of such limit by Agent to Borrower;
(p)    Non-Acceptable Currency. Accounts that are payable in any currency other than Dollars;
(q)    Other Liens Against Receivables. Accounts that (i) are not owned by a Loan Party or (ii) are subject to any right, claim, Lien or other interest of any other Person, other than Liens in favor of Agent, securing the Obligations;
(r)    Conditional Sale. Accounts that arise with respect to goods that are placed on consignment, guarantied sale or other terms by reason of which the payment by the Account Debtor is conditional;
(s)    Judgments, Notes or Chattel Paper. Accounts that are evidenced by a judgment, Instrument or Chattel Paper;
(t)    Not Bona Fide. Accounts that are not true and correct statements of bona fide indebtedness incurred in the amount of such Account for merchandise sold to or services rendered and accepted by the applicable Account Debtor;
(u)    Ordinary Course; Sales of Equipment or Bulk Sales. Accounts that do not arise from the sale of goods or the performance of services by a Loan Party in good faith in the ordinary course of business and consistent with past practice, including, without limitation, bulk sales;
(v)    Not Perfected. Accounts as to which Agent’s Lien thereon, on behalf of itself and the other Lenders, is not a first priority perfected Lien; or
(w)    Private Payor. Accounts from an Account Debtor that is an individual Person.
3.    CREATION OF SECURITY INTEREST.
3.1    Grant of Security Interest. As security for the prompt and complete payment and performance when due, whether at the stated maturity, by acceleration or otherwise, of all Obligations, and as security for the prompt and complete payment and performance when due by each Guarantor of the Guaranteed Obligations (as defined in the Guaranty), each Loan Party hereby grants to Agent, for the benefit of Agent and Lenders, a lien on and security interest in all of its right, title and interest in, to and under the following Property:
All of such Loan Party’s personal property of every kind and nature whether now owned or hereafter acquired by, or arising in favor of, such Loan Party, and regardless of where located, including, without limitation, all of such Loan Party’s Accounts, Chattel Paper (whether tangible or electronic), Commercial Tort Claims, Deposit Accounts, Documents, Equipment, Financial Assets, Fixtures, Goods, Instruments, Investment Property (including, without limitation, all Securities Accounts), Inventory, Letter-of-Credit Rights, letters of credit, Securities, Supporting Obligations, cash, Cash Equivalents, any other contract rights (including, without limitation, rights under any license agreements, leases, and franchise agreements or rights to the payment of money), General Intangibles (other than Intellectual Property, but including such Loan Party’s Rights to Payment), all books and records of such Loan Party relating to each of the foregoing, and all additions, attachments, accessories, accessions and improvements to such Property, all substitutions, replacements or exchanges therefor, and all Proceeds, insurance claims, products, profits and other rights to payments not otherwise included in the foregoing.
Notwithstanding the foregoing, to the extent it is necessary under any applicable Requirement of Law to have a lien on or security interest in the underlying Intellectual Property in order for Agent to have (a) a security interest in the Rights to Payment or (b) a security interest in any payments with respect to Rights to Payment that are received after the commencement of a bankruptcy or insolvency proceeding, then the Collateral shall automatically, and effective as of the Closing Date, include the Intellectual Property to the extent necessary to permit attachment and perfection of Agent’s security interest in the Rights to Payment and any payments in respect thereof.
Notwithstanding the foregoing, the grant of a lien and security interest herein shall not extend to and the term “Collateral” shall not include (i)(x) more than 65% of the issued and outstanding voting Stock (but shall include 100% of the issued and outstanding non-voting Stock) of each Excluded Foreign Subsidiary directly owned by a Loan Party, or (y) any Stock of any Excluded Foreign Subsidiary directly owned by another Foreign Subsidiary; (ii) equipment subject to a Lien described in clause (d) of the definition of “Permitted Liens” for which the granting of a security interest in such equipment is prohibited under the agreements governing such equipment lease or otherwise constitute a default under such agreements (but only to the extent that (A) such prohibition is enforceable under applicable law and (B) such prohibition would not be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 (or any other Section) of the UCC); provided that upon the termination, lapsing or expiration of any such prohibition or default, such equipment shall automatically be subject to the security interest granted in favor of Agent hereunder and become part of the “Collateral” without any action of any Person; (iii) any contract or license that prohibits the granting of a security interest in such contract or license or would constitute a default under such contract or license, but only to the extent (A) such prohibition is enforceable under applicable law and (B) such prohibition would not be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 (or any other Section) of the UCC); provided that upon the termination, lapsing or expiration of any such prohibition or default, such contract or license shall automatically be subject to the security interest granted in favor of Agent hereunder and become part of the “Collateral” without any action of any Person and provided further that the “Collateral” shall include all proceeds, products, substitutions and replacements of any such contract or license and (iv) the Landlord LC Account.
Each Loan Party hereby represents and covenants that such security interest constitutes a valid, first priority perfected security interest in the Collateral in existence on the Closing Date, and will constitute a valid, first priority perfected security interest in Collateral acquired after the Closing Date. Each Loan Party hereby covenants that it shall give written notice to Agent promptly upon the acquisition by such Loan Party or creation in favor of such Loan Party of any Commercial Tort Claim with a value greater than or equal to $***.
3.2    Financing Statements. Each Loan Party hereby authorizes Agent to file UCC financing statements in all appropriate jurisdictions and amendments thereto describing the Collateral and containing any other information required by the applicable UCC to perfect Agent’s security interest (for the benefit of itself and the Lenders) granted hereby.
3.3    Termination of Security Interest. Upon the Termination Date, (a) Agent’s lien on and security interest in the Collateral shall be automatically terminated without delivery of any instrument or performance of any act and (b) at the request of any Loan Party, Agent shall, at the Loan Parties’ sole cost and expense and without any recourse, representation or warranty, execute and deliver to such Loan Party such documents as such Loan Party shall reasonably request to evidence such termination.
4.    CONDITIONS OF CREDIT EXTENSIONS.
4.1    Conditions Precedent to Closing Date. No Lender shall be obligated to take, fulfill, or perform any action hereunder, until the following have been delivered to Agent, in form and substance satisfactory to Agent and Lenders (such date, the “Closing Date”):
(f)    a counterpart of this Agreement duly executed by each Loan Party, each Lender and Agent;
(g)    a certificate duly executed by the Secretary of each Loan Party, the form of which is attached as Exhibit A, providing verification of incumbency and certifying as to and attaching (i) such Loan Party’s board resolutions approving the transactions contemplated by the Loan Documents and (ii) such Loan Party’s formation documents certified by the Secretary of State of such Loan Party’s state of formation as of a recent date acceptable to Agent and such Loan Party’s governing documents;
(h)    Notes duly executed by Borrower in favor of each Lender that has requested a Note;
(i)    filed copies of UCC financing statements, collateral assignments, and termination statements, with respect to the Collateral, as Agent shall request;
(j)    certificates of insurance evidencing the insurance coverage and satisfactory additional insured and lender loss payable endorsements, in each case as required pursuant to Section 6.4;
(k)    certified copies, dated as of a recent date acceptable to Agent, of UCC, judgment, intellectual property, bankruptcy and tax lien search results demonstrating that there are no Liens on the Collateral other than Permitted Liens;
(l)    a certificate of status/good standing of each Loan Party from the jurisdiction of such Loan Party’s organization and a certificate of foreign qualification from each jurisdiction where such Loan Party’s failure to be so qualified could reasonably be expected to have a Material Adverse Effect, in each case certified as of a recent date acceptable to Agent;
(m)    an Access Agreement for each leased location or third party location to the extent required pursuant to Section 6.6;
(n)    an executed legal opinion of Loan Parties’ counsel, in form and substance satisfactory to Agent;
(o)    an Automatic Payment Authorization Agreement, duly executed by Borrower;
(p)    a Perfection Certificate completed and duly executed by each Loan Party;
(q)    one or more Account Control Agreements, duly executed by the applicable Loan Parties and the applicable depository or financial institution, to the extent required pursuant to Section 6.10;
(r)    a Pledge Agreement, duly executed by each Loan Party, together with the certificates and instruments required to be delivered in connection therewith and related undated powers and endorsements duly executed in blank;
(s)    a Guaranty, duly executed by each Guarantor;
(t)    a certificate from an authorized officer of Borrower confirming that each of the conditions in Section 4.1 have been satisfied;
(u)    the Fee Letter, duly executed by Borrower;
(v)    all fees required to be paid by Borrower under the Loan Documents, and Borrower shall have reimbursed Agent and Lenders for all fees, costs and expenses presented as of the Closing Date;
(w)    evidence of the authorized filing of UCC-3 financing statements satisfactory to Agent with respect to each UCC-1 financing statement filed with the Delaware Department of State purporting to secure all personal property of Borrower and/or Clinical Micro Sensors, Inc. and naming Pacific Trust Bank as secured party;
(x)    all representations and warranties contained in each Loan Document are true, accurate and complete in all material respects (but in all respects if such representation or warranty is qualified by “material” or “Material Adverse Effect”);
(y)    no Default or Event of Default has occurred and is continuing or will result from the delivery, execution and performance of the Loan Documents by the Loan Parties; and
(z)    all other documents and instruments as Agent or any Lender may reasonably deem necessary or appropriate to effectuate the intent and purpose of this Agreement.
4.2    Conditions Precedent to All Loans. No Lender shall be obligated to make its Pro Rata Share of any Loan if, as of the date thereof:
(i)    (i) any representation or warranty contained in any Loan Document is untrue, inaccurate or incomplete in any material respect (but in all respects if such representation or warranty is qualified by “material” or “Material Adverse Effect”) as of the date of such Loan, or (ii) any Default or Event of Default has occurred and is continuing or would result from the making of such Loan, and in the case of clauses (i) and (ii) with respect to any advance of a Revolving Loan, Agent or Requisite Lenders have determined not to make such Revolving Loan as a result of the fact that such representation or warranty is untrue, inaccurate or incomplete or as a result of that Default or Event of Default, as applicable;
(j)    in Agent’s reasonable discretion, there has been a material impairment in the general affairs, management, results of operations, financial condition or the prospect of repayment of the Obligations or any material adverse deviation by Borrower from the operating plan of Borrower presented to Agent prior to the Closing Date;
(k)    with respect to any advance of a Revolving Loan, after giving effect to such Revolving Loan, the aggregate outstanding principal amount of the Revolving Loans would exceed the Maximum Revolving Loan Balance;
(l)    with respect to any advance of a Revolving Loan, Agent shall not have received a Borrowing Base Certificate, certified by Borrower’s president, chief executive officer, chief financial officer or treasurer setting forth the Borrowing Base of Borrower as at the end of the most-recently ended fiscal month or as at such other date as Agent may approve;
(m)    with respect to the Initial Loans, the Term Loan B and the Term Loan C, Agent shall not have received a certificate from an authorized officer of Borrower confirming that each of the conditions in Section 4.2 applicable to funding of the Initial Loans, the Term Loan B or the Term Loan C, as applicable, have been satisfied;
(n)    with respect to the initial advance of Revolving Loans, Agent shall not have completed an initial field examination and collateral audit, with results satisfactory to Agent in its sole discretion;
(o)    with respect to the initial advance of Revolving Loans, Borrower shall not have delivered to Agent lockbox agreements, duly executed by the applicable Loan Parties and the applicable depository or financial institution, to the extent required pursuant to Section 6.10;
(p)    with respect to each Term Loan and except to the extent otherwise agreed by Agent in its sole discretion, Agent shall not have received the items set forth in the following clauses of Section 4.1: (b) (or a certificate in lieu thereof executed by the Secretary of each Loan Party certifying that the incumbency, resolutions, formation and governing documents delivered pursuant thereto remain in full force and effect without any amendment or modification), (e) (or a certificate in lieu thereof executed by the Secretary of each Loan Party certifying that the insurance certificates delivered pursuant thereto remain in full force and effect without any amendment or modification), (f), (g) and (k) (or a certificate in lieu thereof executed by the Secretary of each Loan Party certifying that the Perfection Certificates delivered as of the Closing Date remain in full force and effect without any amendment or modification) and a Disbursement Letter, duly executed by each Loan Party, Agent and Lenders;
(q)    with respect to the Term Loan B, (i) the Term Loan A has not yet been made by the Lenders or (ii) Agent shall not have received a copy of the written confirmation from the authorized representative of Borrower in the European Union that a declaration of conformity to the In-Vitro Diagnostic Devices Directive (98/79/EC) has been submitted for the ePlex System, thereby permitting the Loan Parties to make commercial sales of the ePlex System in the European Union;
(r)    with respect to the Term Loan C, (i) the Term Loan A and Term Loan B shall not have been funded by the Lenders or (ii) Agent shall not have received evidence that the FDA has cleared the ePlex System for market distribution within the United States pursuant to a 510(k) premarket notification submitted by Borrower, thereby permitting market distribution of the ePlex System within the United States; and
(s)    Agent shall not have received such other documents, agreements, instruments or information as Agent shall reasonably request.
The request by Borrower and acceptance by Borrower of the proceeds of any Loan shall be deemed to constitute, as of the date thereof, (i) a representation and warranty by Borrower that the conditions in this Section 4.2 have been satisfied and (ii) a reaffirmation by each Loan Party of the granting and continuance of Agent’s Liens, on behalf of itself and the Lenders, securing the Obligations.
5.    REPRESENTATIONS AND WARRANTIES OF LOAN PARTIES.
Each Loan Party, jointly and severally, represents and warrants to Agent and each Lender that:
5.1    Due Organization and Authorization. Each Loan Party’s exact legal name is as set forth in the Perfection Certificate, and each Loan Party is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization as specified in the Perfection Certificate, has its chief executive office at the location specified in the Perfection Certificate, and is duly qualified and licensed in every jurisdiction wherever necessary to carry on its business and operations, except where the failure to be so qualified and licensed could not reasonably be expected to have a Material Adverse Effect. As of the Closing Date and the funding date each Term Loan, all information set forth on the Perfection Certificate pertaining to each of the Loan Parties is accurate and complete. This Agreement and the other Loan Documents have been duly authorized, executed and delivered by each Loan Party and constitute the legal, valid and binding obligations of each such Person that is a party thereto, enforceable against such Person in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability. Each Loan Party has all requisite power and authority to own its assets, carry on its business and execute, deliver and perform its obligations under the Loan Documents to which it is a party.
5.2    No Conflicts. The execution, delivery and performance by each Loan Party of the Loan Documents to which it is a party will not (a) contravene any of the organizational documents of such Loan Party, (b) violate any material Requirement of Law, (c) require any action by, filing, registration, qualification with, or approval, consent or withholding of objections from, any Governmental Authority or any other Person, except those which have been obtained and are in full force and effect, (d) result in the creation of any Lien on any of such Loan Party’s Property (except for Liens in favor of Agent, on behalf of itself and Lenders), or (e) result in any breach of or constitute a default under, or permit the termination or acceleration of, any Material Agreement to which such Loan Party is a party. A list of all Material Agreements as of the Closing Date is set forth on Schedule 5.2 hereto. No Loan Party is in default under any agreement to which it is a party or by which it is bound which could reasonably be expected to have a Material Adverse Effect.
5.3    Litigation. There are no actions, suits, proceedings or investigations pending (or to the knowledge of any Loan Party, threatened in writing) against any Loan Party or any of its Subsidiaries or their respective properties, which (a) could reasonably be expected to result in monetary judgment(s) or relief, individually or in the aggregate, in excess of $***, (b) seek an injunction or other equitable relief that could reasonably be expected to have a Material Adverse Effect, or (c) which question the validity of the Loan Documents, or the other documents required thereby or any action to be taken pursuant to any of the foregoing. Except as specified on Schedule 5.3,
5.4    Financial Statements. All consolidated financial statements for Borrower and any of its Subsidiaries delivered to Agent or Lenders have been prepared in accordance with GAAP (subject, in the case of unaudited financial statements, to the absence of footnotes and normal year-end audit adjustments) and fairly present in all material respects Borrower’s consolidated financial condition and consolidated results of operations. Since the date of the most recent audited financial statements, no event has occurred which has had or could reasonably be expected to have a Material Adverse Effect.
5.5    Use of Proceeds; Margin Stock. The proceeds of the Loans shall be used for working capital and general corporate purposes not in contravention of any Requirement of Law and not in violation of this Agreement. No Loan Party and no Subsidiary of any Loan Party is engaged in the business of purchasing or selling Margin Stock or extending credit for the purpose of purchasing or carrying Margin Stock. As of the Closing Date, no Loan Party and no Subsidiary of any Loan Party owns any Margin Stock.
5.6    Collateral.
(a)    Each Loan Party has good title to, or valid leasehold rights in, and the power to grant a Lien on and to Transfer each item of the Collateral upon which it purports to grant a Lien under any Loan Document, free and clear of any and all Liens except Permitted Liens. As of the Closing Date, all tangible Collateral (other than inventory or equipment in transit) is located at a location specified on the Perfection Certificate.
(b)    No Loan Party owns any Stock or Stock Equivalents, except for Permitted Investments.
(c)    As of the Closing Date, no Loan Party has any Deposit Accounts, Securities Accounts, commodity accounts or other investment accounts other than those described in the Perfection Certificate.
(d)    As of the Closing Date, no Loan Party owns any real property.
5.7    Compliance with Laws.
(a)    Each Loan Party is in compliance with all Requirements of Law applicable to it, except to the extent that any such non-compliance, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.
(b)    Without limiting the generality of the immediately preceding clause (a), each Loan Party and each of its Affiliates is in compliance in all material respects with all U.S. economic sanctions laws, Executive Orders and implementing regulations as promulgated by OFAC, and all applicable anti-money laundering and counter-terrorism financing provisions of the Bank Secrecy Act and all regulations issued pursuant to it. No Loan Party nor any Affiliate of any Loan Party (i) is a Person designated by the U.S. Government on the list of the Specially Designated Nationals and Blocked Persons (the “SDN List”) with which a U.S. Person cannot deal with or otherwise engage in business transactions, (ii) is a Person who is otherwise the target of U.S. economic sanctions laws such that a U.S. Person cannot deal or otherwise engage in business transactions with such Person, or (iii) is controlled by (including without limitation by virtue of such Person being a director or owning voting Stock), or acts, directly or indirectly, for or on behalf of, any Person on the SDN List or a foreign government that is the target of U.S. economic sanctions prohibitions such that the entry into, or performance under, any Loan Document would be prohibited under U.S. law.
(c)    Each Loan Party and each of its Affiliates is in compliance with (i) the Trading with the Enemy Act of 1917, Ch. 106, 40 Stat. 411, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B Chapter V, as amended) and any other enabling legislation or executive order relating thereto, (ii) the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, P.L. 107-56, as amended (the “Patriot Act”), and (iii) other federal or state laws relating to “know your customer” and anti-money laundering rules and regulations. No part of the proceeds of any Loan will be used directly or indirectly for any payments to any government official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977.
(d)    No Loan Party is an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940.
(e)    No Property of any Loan Party has been used by any Loan Party or, to any Loan Party’s knowledge, by previous Persons, in disposing, producing, storing, treating, or transporting any hazardous substance other than in material compliance with applicable Requirements of Law.
5.8    Intellectual Property. A list of all of each Loan Party’s Intellectual Property (limited to clause (a) of the definition thereof) and all license agreements for Intellectual Property material to the business of any Loan Party (including all in-bound license agreements, but excluding over-the-counter software that is commercially available to the public) as of the Closing Date is set forth on Schedule 5.8 hereto, which indicates, for each such item of Property: (a) the name of the Loan Party owning such Intellectual Property or licensing such Intellectual Property, (b) the Loan Party’s identifier for such property (e.g., name of patent, license, etc.), (c) whether such Property is Intellectual Property (or an application therefor) that is owned by such Loan Party or is licensed by such Loan Party, (d) the expiration date of such Intellectual Property or license agreement, and (e) whether such Intellectual Property is material to the condition (financial or otherwise), business or operations of any Loan Party. In the case of any Intellectual Property described in the foregoing clause (e) that is an in-bound license agreement, Schedule 5.8 further indicates, for each: (i) the name and address of the licensor, (ii) the name and date of the agreement pursuant to which such item of Intellectual Property is licensed, (iii) whether or not such license agreement grants an exclusive license to a Loan Party, (iv) whether there are any purported restrictions in such license agreement as to the ability of a Loan Party to grant a security interest in, or to Transfer any of its rights as a licensee under, such license agreement, and (v) whether a default under or termination of such license agreement could interfere with Agent’s right to sell or assign such license agreement or any other Collateral. The Intellectual Property material to the business of each Loan Party is valid and enforceable and each Loan Party owns or has rights to use all Intellectual Property material to the conduct of its business as now or heretofore conducted by it or proposed to be conducted by it, without, to its knowledge (except as specified on Schedule 5.3), any infringement upon the rights of third parties. Except as specified on Schedule 5.8, as of the Closing Date, each Loan Party is the sole owner of its Intellectual Property, and such Intellectual Property is free and clear of all Liens, except for non-exclusive licenses of Intellectual Property granted by a Loan Party to third parties in the ordinary course of its business. No Loan Party has entered into any agreement or financing arrangement (other than any Loan Document) prohibiting or otherwise restricting the existence of any Lien upon any of its Intellectual Property.
5.9    Solvency. Both before and after giving effect to each Loan, the transactions contemplated herein, and the payment and accrual of all transaction costs in connection with the foregoing, each Loan Party is Solvent.
5.10    Taxes; Pension. Each Loan Party and its Subsidiaries has timely filed all required tax returns and reports with the appropriate Governmental Authority and timely paid all federal, state and material local and foreign taxes, assessments, deposits and contributions owed by such Person, excluding such amounts that are the subject of a Permitted Contest. No Loan Party is aware of any claims or adjustments proposed for any prior tax year that could result in additional taxes becoming due and payable by a Loan Party or any of its Subsidiaries. Proper and accurate amounts have been withheld by each Loan Party from its respective employees for all periods in compliance with applicable Requirements of Law and such withholdings have been timely paid to the respective Governmental Authorities. Each Loan Party has paid all amounts necessary to fund all pension, profit sharing, deferred compensation and other retirement plans in accordance with their terms and as may be required under ERISA or other applicable Requirements of Law, and no Loan Party has withdrawn from participation in, or has permitted partial or complete termination of, or permitted the occurrence of any other event with respect to, any such plan which could reasonably be expected to result in any liability of a Loan Party, including any liability to the Pension Benefit Guaranty Corporation or its successors or any other Governmental Authority.
5.11    Full Disclosure. No representation, warranty or other statement made by or on behalf of a Loan Party to Agent or any Lender (including in any certificate, instrument, agreement or document delivered pursuant to any Loan Document) contains any untrue statement of a material fact or, when taken together with all other information furnished, omits to state a material fact necessary to make the statements contained therein, in light of the circumstances in which they were made, not misleading (it being recognized that the projections and forecasts provided by Loan Parties in good faith and based upon reasonable and stated assumptions are not to be viewed as facts and that actual results during the period or periods covered by any such projections and forecasts may differ from the projected or forecasted results).
5.12    Regulatory Compliance.
(a)    Each Loan Party is in compliance in all material respects with all Public Health Laws. Each Loan Party has, and it and its products are in conformance in all material respects with, all Registrations that are required to conduct its business as currently conducted, or as proposed to be conducted. To the knowledge of each Loan Party, no Regulatory Authority is considering limiting, suspending, or revoking such Registrations or requiring changes to the marketing classification or labeling or other significant parameter adversely affecting the products of any Loan Party. To the knowledge of each Loan Party, any third party that is a manufacturer, supplier, distributor or contractor for any Loan Party is in compliance, and has been in compliance for the previous four years, with all Registrations required by relevant Regulatory Authorities and all Public Health Laws that reasonably pertain to product components of, accessories to, or products regulated as drugs or medical devices and marketed or distributed by such Loan Party.
(b)    All products designed, developed, investigated, manufactured, prepared, assembled, packaged, tested, labeled, distributed, promoted, sold or marketed by or on behalf of any Loan Party that are subject to the jurisdiction of any Regulatory Authority have been and are being designed, developed, investigated, manufactured, prepared, assembled, packaged, tested, labeled, distributed, promoted, sold and marketed in compliance with the Public Health Laws and have been for the previous four years. All activities conducted by the Loan Parties are conducted in compliance in all material respects with the Public Health Laws.
(c)    No Loan Party is subject to any obligation arising under a Regulatory Action and no such obligation has been threatened. There is no Regulatory Action or other civil, criminal or administrative action, suit, demand, claim, complaint, hearing, investigation, demand letter, proceeding or request for information pending against any Loan Party or, to the knowledge of any Loan Party, an officer, director, or employee of any Loan Party and, to each Loan Party’s knowledge, no Loan Party has any liability (whether actual or contingent) for failure to comply with any Public Health Laws.
(d)    As of the Closing Date, no Loan Party is undergoing any inspection by any Regulatory Authority related to any activities or products of any Loan Party that are subject to Public Health Laws.
(e)    As of the Closing Date, (i) no Loan Party has received any notice or communication from any Regulatory Authority alleging material noncompliance with any Public Health Law, (ii) no product has been seized, withdrawn, recalled, detained, or subject to a suspension (other than in the ordinary course of business) of research, manufacturing, distribution or commercialization activity and (iii) no proceedings seeking the withdrawal, recall, revocation, suspension, import detention, or seizure of any product are pending or threatened against any Loan Party.
(f)    No Loan Party nor, to the knowledge of any Loan Party, any of its respective officers, directors, employees, agents or contractors (i) has been excluded or debarred from any federal healthcare program (including without limitation Medicare or Medicaid) or any other federal program, (ii) has employed or contracted with Persons excluded from participation in any federal program, (iii) has been suspended or debarred from contracting with the federal government or (iv) has received notice from any Regulatory Authority with respect to debarment or disqualification of any Person that could reasonably be expected to have a Material Adverse Effect. No Loan Party is or has been under investigation by the Department of Justice, the Office of the Inspector General of the U.S. Department of Health and Human Services, the Centers for Medicare and Medicaid Services, any state Attorney General, state Medicaid Agency or any Regulatory Authority for promotional or other fraud and abuse or related issues. No Loan Party has engaged in any activity constituting fraud or abuse under any Requirements of Law relating to healthcare insurance or reimbursement, and no payments of either cash or other consideration to any Person by or on behalf of any Loan Party have been made in violation of any applicable Requirements of Law.
(g)    No Loan Party and no Subsidiary of any Loan Party, nor any officer, affiliate, employee or agent of any Loan Party or any Subsidiary of any Loan Party, directly or indirectly, has (i) offered or paid or solicited or received any remuneration, in cash or in kind, or made any financial arrangements, in violation of any Public Health Law (including, without limitation, with respect to the issuance of stock options or other compensation to physicians that refer business to, or order or prescribe the products of, any Loan Party); (ii) given or agreed to give, or is aware that there has been made or that there is any agreement to make, any gift or gratuitous payment of any kind, nature or description (whether in money, property or services) in violation of any Public Health Law; or (iii) made, or agreed to make, or is aware that there has been made or that there is any agreement to make, any payment to any person with the intention or understanding that any part of such payment would be in violation of any Public Health Law.
(h)    No Loan Party or Subsidiary of a Loan Party has (i) failed to refund any amount due to any Governmental Payor beyond the time required to make such refund or (ii) received written notice of, or has knowledge of, any overpayment or refunds due and owing to any Governmental Payor. There are no outstanding overpayments from or refunds due to a Governmental Payor, or penalties associated with any such overpayment or refund, which remain payable to any Governmental Payor by any Loan Party or Subsidiary of a Loan Party beyond the date required for the payment of such overpayment, refund or penalty.
5.13    Government Contracts. Except as set forth on Schedule 5.13, as of the Closing Date, no Loan Party is a party to any contract or agreement with any Governmental Authority. No Loan Party’s Accounts (other than Accounts of any Governmental Payor) are subject to the Federal Assignment of Claims Act (31 U.S.C. Section 3727) or any similar state, county or municipal law.
5.14    Customer and Trade Relations. As of the Closing Date, there exists no actual or, to the knowledge of any Loan Party, threatened termination or cancellation of, or any material adverse modification or change in (a) the business relationship of any Loan Party with any customer or group of customers whose purchases during the preceding 12 calendar months caused them to be ranked among the ten largest customers of such Loan Party or (b) the business relationship of any Loan Party with any supplier essential to its operations.
5.15    Bonding. As of the Closing Date, no Loan Party is a party to or bound by any surety bond agreement, indemnification agreement therefor or bonding requirement with respect to products or services sold by it.
6.    AFFIRMATIVE COVENANTS.
6.1    Good Standing. Each Loan Party shall maintain, and shall cause each of its Subsidiaries to maintain, its existence and good standing in its jurisdiction of organization and maintain qualification in each jurisdiction in which the failure to so qualify could reasonably be expected to have a Material Adverse Effect. Each Loan Party shall maintain, and shall cause each of its Subsidiaries to maintain, in full force all permits, licenses, approvals and agreements, the loss of which could reasonably be expected to have a Material Adverse Effect.
6.2    Notice to Agent and the Lenders.
(e)    Loan Parties shall promptly (but in any event within three (3) days after an officer of a Loan Party becomes aware) provide Agent and each Lender with written notice of (i)  the occurrence of any Default or Event of Default, (ii) the commencement of, or any material development in, any litigation or proceeding affecting any Loan Party or any of its Subsidiaries or its respective Property (A) in which the amount of damages claimed is $*** or more, (B) which could reasonably be expected to have a Material Adverse Effect or (C) in which the relief sought is an injunction or other stay of performance of any Loan Document, (iii) any Accounts owing by any Account Debtor and its Affiliates to the Loan Parties and their respective Subsidiaries exceeding *** of all Accounts owing by all Account Debtors as of any date, and (iv) any amendments to (and copies of all statements, reports and notices (other than non-material statements, reports and notices delivered in the ordinary course of business) delivered to or by a Loan Party in connection with) any Material Agreement or any Loan Party entering into any Material Agreement or any termination or material breach thereof.
(f)    Each Loan Party shall promptly (but in any event within three (3) days) after the receipt or occurrence thereof notify Agent of (i) any notice received by a Loan Party or any Subsidiary of Loan Party alleging potential or actual violations of any Public Health Law, (ii) any notice that any Regulatory Authority is limiting, suspending or revoking any Registration, requiring materially adverse changes to the marketing classification, distribution pathway or parameters, or labeling of the products of any Loan Party, or considering any of the foregoing, (iii) any notice that any Loan Party has become subject to any Regulatory Action, (iv) the exclusion or debarment from any federal healthcare program or debarment or disqualification by any Regulatory Authority of any Loan Party or any Loan Party gaining such knowledge with respect to any of its respective officers, directors, employees, agents, or contractors, or (v) any notice that any product of any Loan Party has been seized, withdrawn, recalled, detained, or subject to a suspension of manufacturing, or the commencement of any proceedings seeking the withdrawal, recall, suspension, import detention, or seizure of any product are pending or threatened against any Loan Party.
6.3    Financial Statements; Reports; Borrowing Base Certificates; Collateral Reporting.
(a)    Borrower shall deliver to Agent and Lenders (i) as soon as available and in any event within 30 days after the end of each fiscal month, unaudited consolidated (and if available, consolidating) balance sheets, statements of income or operations and cash flow statements of Borrower and its Subsidiaries as of the end of such fiscal month and that portion of the fiscal year ending as of the close of such fiscal month, in a form acceptable to Agent and certified by Borrower’s president, chief executive officer or chief financial officer, (ii) as soon as available and in any event within 45 days after the end of the first three (3) fiscal quarters of each year, unaudited consolidated (and if available, consolidating) balance sheets, statements of income or operations and year to date cash flow statements of Borrower and its Subsidiaries as of the end of such fiscal quarter and that portion of the fiscal year ending as of the close of such fiscal quarter, in a form acceptable to Agent and certified by Borrower’s president, chief executive officer or chief financial officer and (iii) as soon as available and in any event within ninety (90) days after the end of each fiscal year, audited consolidated (and if available, consolidating) balance sheets, statements of income or operations and cash flow statements of Borrower and its Subsidiaries as of the end of such fiscal year, together with a report of an independent certified public accounting firm reasonably acceptable to Agent, which report shall contain an unqualified opinion stating that such audited financial statements fairly present in all material respects the financial position of Borrower and its Subsidiaries for the periods indicated therein in conformity with GAAP applied on a basis consistent with prior years without qualification as to the scope of the audit or as to going concern and without any similar qualification. All such financial statements shall be prepared in accordance with GAAP (subject, in the case of unaudited financial statements, to the absence of footnotes and normal year end audit adjustments).
(b)    Concurrently with the delivery of the financial statements specified in Section 6.3(a), Borrower shall deliver to Agent and Lenders a compliance certificate, signed by the chief financial officer of Borrower, in the form attached hereto as Exhibit B (a “Compliance Certificate”).
(c)    Borrower shall deliver to Agent and Lenders (i) copies of all material statements, reports and notices made available generally by any Loan Party to the holders of its Stock or Stock Equivalents or to any holders of Subordinated Indebtedness, all notices sent to any Loan Party by the holders of such Subordinated Indebtedness, and all documents filed with the SEC or any securities exchange or Governmental Authority exercising a similar function, promptly (but in any event within three (3) days) after delivering or receiving such information to or from such Persons, (ii) an annual operating plan for Borrower, on a consolidated (and if available, consolidating) basis, for the current fiscal year within five (5) days after such plan is approved by the Board of Directors of Borrower (but in any event not later than sixty (60) days after the end of the immediately preceding fiscal year of Borrower) and (iii) such budgets, sales projections, or other business, financial, corporate affairs and other information as Agent or any Lender may reasonably request from time to time.
(d)    As soon as available and in any event with the delivery of the monthly financial statements specified in Section 6.3(a), and at such other times as Agent may reasonably require during the continuance of a Default or an Event of Default, Borrower shall deliver to Agent and the Revolving Lenders a Borrowing Base Certificate, certified by Borrower’s president, chief executive officer, chief financial officer or treasurer, setting forth the Borrowing Base of Borrower as at the end of the most-recently ended fiscal month or as at such other date as Agent may reasonably require.
(e)    Borrower shall deliver to Agent and the Revolving Lenders the following reports and documents at the times and in the manner set forth below:
(i)    concurrently with the delivery of the monthly financial statements specified in Section 6.3(a) for the last month of each fiscal quarter, a monthly trial balance showing Accounts outstanding aged from invoice date as follows: 1 to 30 days, 31 to 60 days, 61 to 90 days and 91 days or more, accompanied by such supporting detail and documentation as shall be requested by Agent in its reasonable discretion;
(ii)    concurrently with the delivery of each Borrowing Base Certificate delivered pursuant to Section 6.3(d), a detailed aging of accounts payable accompanied by such supporting detail and documentation as shall be requested by Agent in its reasonable discretion; and
(iii)    at the time of delivery of each of the monthly financial statements delivered pursuant to subsection 6.3(a) for the last month of each fiscal quarter:
(1)    a reconciliation of the most recent Borrowing Base Certificate delivered pursuant to Section 6.3(d), general ledger and month-end accounts receivable aging of Borrower to Borrower’s general ledger and monthly financial statements delivered pursuant to Section 6.3(a), in each case, accompanied by such supporting detail and documentation as shall be requested by Agent in its reasonable discretion; and
(2)    a listing of any governmental contracts of any Loan Party subject to the Federal Assignment of Claims Act (31 U.S.C. Section 3727) or any similar state, county or municipal law that have been entered into during the prior fiscal month.
Notwithstanding anything herein to the contrary, documents required to be delivered pursuant to this Section 6.3 may be delivered by (x) electronic mail in accordance with Section 10.2 or (y) Borrower posting such documents, or providing a link thereto, on Borrower's website on the Internet at www.genmarkdx.com, and such documents shall be deemed delivered in the case of clause (y) on the date on which Agent receives written notification of such posting (which notification may be made by electronic mail in accordance with Section 10.2).
6.4    Insurance. Each Loan Party, at its expense, shall maintain, and shall cause each Subsidiary to maintain, insurance (including, without limitation, comprehensive general liability, hazard, and business interruption insurance) with respect to all of its properties and businesses (including, the Collateral), in such amounts and covering such risks as is carried generally in accordance with sound business practice by companies in similar businesses similarly situated and in any event in amounts and with insurers and policies that shall be reasonably acceptable to Agent. Subject to Section 6.12, Borrower shall deliver to Agent certificates of insurance evidencing such coverage, together with endorsements to such policies naming Agent as a lender loss payee or additional insured, as appropriate, in form and substance reasonably satisfactory to Agent. Each policy shall provide that coverage may not be canceled or altered by the insurer except upon ten (10) days prior written notice to Agent for non-payment of premiums and thirty (30) days prior written notice to Agent for any other cancellation or alteration and shall not be subject to co-insurance. Each Loan Party appoints Agent as its attorney-in-fact to make, settle and adjust all claims under and decisions with respect to such Loan Party’s policies of insurance, and to receive payment of and execute or endorse all documents, checks or drafts in connection with insurance payments, provided that, Agent shall not act as such Loan Party’s attorney-in-fact unless an Event of Default has occurred and is continuing. The appointment of Agent as any Loan Party’s attorney in fact is a power coupled with an interest and is irrevocable until the Termination Date. Proceeds of insurance shall be applied, at the option of Agent, to repair or replace the Collateral or to reduce any of the Obligations. Notwithstanding the foregoing, if a Loan Party delivers to Agent a certificate, signed by such Loan Party’s chief financial officer, that it intends within one hundred twenty (120) days of receipt of such insurance proceeds (the “Reinvestment Period”) to use all or a portion of such proceeds to purchase assets used or useful in the ordinary course of business, then so long as no Default or Event of Default shall have occurred and be continuing on the date such Loan Party receives such insurance proceeds or at any point during such Reinvestment Period, such Loan Party may use all or such portion of such proceeds in the manner set forth in such certificate; provided that (a) the aggregate amount of such insurance proceeds so used shall not exceed $*** for any one loss and $*** in the aggregate for all Loan Parties in any fiscal year and (ii) any such proceeds not so used or committed to such use pursuant to a binding agreement within the Reinvestment Period shall, on the first Business Day immediately following such period, be applied in accordance with the immediately preceding sentence. Pending such reinvestment, such insurance proceeds shall be delivered to Agent, for distribution to the Revolving Lenders, as a prepayment of the Revolving Loans (to the extent of Revolving Loans then outstanding), but not as a permanent reduction of the Revolving Loan Commitments.
6.5    Taxes; Pension. Each Loan Party shall, and shall cause each Subsidiary to, timely file all tax reports and returns with the appropriate Governmental Authority and pay and discharge all federal, state and material local and foreign taxes, assessments, deposits and contributions owed by such Person, excluding such amounts that are the subject of a Permitted Contest. Each Loan Party shall pay all amounts necessary to fund all present pension, profit sharing, deferred compensation and other retirement plans in accordance with their terms and as may be required under ERISA or other applicable Requirements of Law.
6.6    Access Agreements. Unless otherwise agreed to by Agent in writing, each Loan Party shall obtain and maintain an Access Agreement with respect to any real property (other than real property owned by such Loan Party) (a) that is such Loan Party’s principal place of business, (b) where such Loan Party’s books or records are maintained, (c) where any other Collateral (other than any Diagnostic System located at the premises of a customer pursuant to a Reagent Rental Agreement) is stored or maintained; provided, however, that the Loan Parties shall not be required to obtain an Access Agreement (i) for the real property comprising the European Distribution Center or (ii) with respect to any other locations described in the foregoing clause (c) if the aggregate value of the Collateral at any such location is less than $*** and Borrower gives written notice to Agent of the existence of each such location. With respect to the European Distribution Center and any other real property that Agent agrees in writing that the Loan Parties are not required to obtain an Access Agreement notwithstanding the immediately preceding sentence, then with each Compliance Certificate delivered under this Agreement, Borrower shall deliver to Agent (i) evidence in form reasonably satisfactory to Agent that all rental payments with respect to such real property for the period covered by such Compliance Certificate have been timely made and (ii) a certification that no default or event of default exists under any such lease.
6.7    Protection of Intellectual Property. Each Loan Party shall (a) protect, defend and maintain the validity and enforceability of any Intellectual Property material to the conduct of its business, (b) promptly advise Agent in writing of material infringements of any Intellectual Property material to such Loan Party’s business, (c) not allow any Intellectual Property material to such Loan Party’s business to be abandoned, forfeited or dedicated to the public without Agent’s written consent, and (d) notify Agent promptly, but in any event within three (3) days, if it knows or has reason to know that any application or registration relating to any patent, trademark or copyright (now or hereafter existing) material to its business may become abandoned or dedicated, or if any adverse determination or development occurs (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court) regarding such Loan Party’s ownership of any Intellectual Property material to its business, or its right to register the same or to keep and maintain the same. Each Loan Party shall at all times conduct its business without knowingly infringing, misappropriating, diluting, violating, or otherwise impairing the Intellectual Property of any other Person where such infringement impairs the ability of any Loan Party to conduct its business in the ordinary course. Each Loan Party shall remain liable under each of its Intellectual Property licenses pursuant to which it is a licensee that are material to such Loan Party’s business, and shall observe and perform all of the conditions and obligations to be observed and performed by it thereunder. None of Agent or any Lender shall have any obligation or liability under any such license by reason of or arising out of any Loan Document, the granting of a Lien, if any, in such license or the receipt by Agent (on behalf of itself and Lenders) of any payment relating to any such license.
6.8    Collateral.
(a)    Each Loan Party shall maintain all of the Collateral in the continental United States other than (i) any Diagnostic System located at the premises of a customer pursuant to a Reagent Rental Agreement, (ii) Collateral maintained at the European Distribution Center in the ordinary course of business and (iii) other Collateral with an aggregate value not in excess of $*** at any time.
(b)    Each Loan Party shall maintain and preserve in good working order and condition all of its Property necessary in the conduct of its business, ordinary wear and tear excepted.
(c)    Each Loan Party shall maintain proper books of record and account, in which full, true and correct entries shall be made in accordance with GAAP and all other applicable Requirements of Law of all financial transactions and matters involving the assets and business of such Loan Party.
(d)    Each Loan Party shall, during normal business hours and upon reasonable prior notice (unless a Default or Event of Default has occurred and is continuing in which event no notice shall be required and Agent and Lenders shall have access at all times during the continuance thereof), permit Agent (who may be accompanied by representatives of any Lender) and any of its Related Persons, (i) no more frequently than *** per twelve (12) months (unless a Default or Event of Default has occurred and is continuing in which event as frequently as Agent determines to be appropriate), to have access to the properties, facilities, and employees (including officers) of each Loan Party and to the Collateral and to conduct field examinations and (ii) no more frequently than *** per twelve (12) months (unless a Default or Event of Default has occurred and is continuing in which event as frequently as Agent determines to be appropriate), (A) to inspect, audit, appraise, review, evaluate or make test verifications and counts of the Accounts and any other Collateral, (B) to inspect, audit and make extracts and copies of any Loan Party’s books and records, and (C) at the request of Agent, deliver true and correct copies of the books and records of each Loan Party to Agent. The Loan Parties shall reimburse Agent and any applicable Lender for the expenses of such field examinations, inspections and audits. Upon Agent’s request, each Loan Party will promptly notify Agent in writing of the location of any Collateral.
6.9    Compliance with Law. Each Loan Party shall comply with all applicable Requirements of Law except where the failure to comply could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. Without limiting the generality of the foregoing, each Loan Party shall comply in all material respects with all Public Health Laws and their implementation by any applicable Governmental Authority and all lawful requests of any Governmental Authority applicable to its products. Each Loan Party shall continue to operate all facilities, locations, and processes in compliance in all material respects with all Registrations and Public Health Laws. All products designed, developed, investigated, manufactured, prepared, assembled, packaged, tested, labeled, distributed, promoted, sold or marketed by or on behalf of any Loan Party that are subject to the jurisdiction of any Regulatory Authority shall be designed, developed, investigated, manufactured, prepared, assembled, packaged, tested, labeled, distributed, promoted, sold and marketed in compliance in all material respects with the Public Health Laws.
6.10    Deposit Accounts and Securities Accounts; Cash Management Procedures.
(a)    Subject to Section 6.12, each Loan Party shall hold all of its cash and Cash Equivalents in a Deposit Account or Securities Account, and each Loan Party shall enter into, and cause each depository or securities intermediary to enter into, a deposit account control agreement or securities account control agreement, as the case may be, in form and substance satisfactory to Agent (an “Account Control Agreement”) with respect to each Deposit Account and Securities Account maintained by such Person, prior to or concurrently with the establishment of such Deposit Account or Securities Account (or in the case of any such Deposit Account or Securities Account maintained as of the Closing Date, on or before the Closing Date). Such Account Control Agreement shall provide for (i) “springing” cash dominion with respect to each disbursement account (each, a “Disbursement Account”) and each Securities Account and (ii) “full” cash dominion with respect to each other account. With respect to each Account Control Agreement providing for “springing” cash dominion, Agent will not deliver to the relevant depository institution a notice or other instruction which provides for exclusive control over such Disbursement Account by Agent until an Event of Default has occurred and is continuing. The Loan Parties shall not maintain cash on deposit in Disbursement Accounts in excess of outstanding checks and wire transfers payable from such Disbursement Accounts and amounts necessary to meet minimum balance requirements. The Loan Parties shall create or designate a dedicated deposit account or accounts to be used exclusively for payroll or withholding tax purposes. Notwithstanding the foregoing, no Excluded Account shall be subject to an Account Control Agreement.
(b)    To the extent that any Loan Party receives any payments with respect to Accounts by any payment method other than electronic payment, on or before the Revolving Credit Facility Activation Date and continuing until the Termination Date, each Loan Party shall establish and maintain a lockbox (each, a “Lockbox”) with a depository institution acceptable to Agent (the “Lockbox Bank”), and establish and maintain a Deposit Account (each, a “Lockbox Account”) maintained at the Lockbox Bank that corresponds to the Lockbox and into which all collections of Accounts are paid directly, and execute a lockbox agreement in form and substance satisfactory to Agent; provided that Agent and each Lender acknowledges and agrees that the Lockbox, Lockbox Bank and Lockbox Account in effect as of the Closing Date are acceptable. To the extent that any Loan Party receives any payments with respect to Accounts by electronic payment, on or before the Revolving Credit Facility Activation Date and continuing until the Termination Date, each Loan Party shall establish and maintain a Deposit Account (the “Sweep Account”) with a depository institution acceptable to Agent (the “Sweep Bank”) into which all collections of Accounts that are paid electronically are paid directly; provided that Agent and each Lender acknowledges and agrees that the Sweep Account and the Sweep Bank in effect as of the Closing Date are acceptable. Each Loan Party shall ensure that substantially all collections of Accounts are paid directly from Account Debtors into such Loan Party’s Lockbox for deposit into the corresponding Lockbox Account (in the case of payments not made electronically) and into the Sweep Account (in the case of payments made electronically). On or before the Revolving Credit Facility Activation Date (or on the date that any additional Lockbox and Lockbox Account or Sweep Account are established after the Revolving Credit Facility Activation Date) and continuing until the Termination Date, Agent, the Loan Parties and the Lockbox Bank or the Sweep Bank, as applicable, shall enter into an Account Control Agreement which shall provide for “full” cash dominion and, among other things, that (i) the Lockbox Bank or Sweep Bank shall comply exclusively with all instructions of Agent without further consent of such Loan Party, and (ii) the Lockbox Bank agrees to transfer all funds on deposit in the Lockbox Account, and the Sweep Bank agrees to transfer all funds on deposit in the Sweep Account, to the Collection Account on a daily basis. Without limiting the obligations above and without being deemed to constitute consent of Agent or any Lender to any such remittances, to the extent that any collections of Accounts or other proceeds of the Accounts are not sent directly to a Lockbox, or in the case of electronic payments, to the Sweep Account, but are received by a Loan Party, such collections shall be held in trust for the benefit of Agent and immediately remitted, in the form received, to the applicable Lockbox Account or the Sweep Account, as applicable, for transfer to the Collection Account immediately upon receipt by any Loan Party.
(c)    Subject to Section 8.3, Agent shall apply, on a daily basis, all funds transferred into the Collection Account from a Lockbox Account or the Sweep Account to reduce the outstanding principal amount of the Revolving Loans. If a credit balance exists with respect to the Collection Account, such credit balance shall not accrue interest in favor of any Loan Party, but shall be available to Borrower at any time or times for so long as no Default or Event of Default exists.
6.11    Further Assurances. Each Loan Party shall, upon request of Agent, furnish to Agent such further information, execute and deliver to Agent such documents and instruments (including, without limitation, UCC financing statements) and shall do such other acts and things as Agent may at any time reasonably request relating to the perfection or protection of the security interest created by any Loan Document or for the purpose of carrying out the intent of the Loan Documents. Without limiting the generality of the foregoing and except as otherwise approved in writing by Requisite Lenders, the Loan Parties shall cause each of their Subsidiaries simultaneously with the formation or acquisition thereof, to guaranty the Guaranteed Obligations and to cause each such Subsidiary to grant to Agent, for the benefit of Agent and the Lenders, a security interest in all of such Subsidiary’s Property to secure such guaranty; provided, that such guarantee and pledge shall not be required by any Excluded Foreign Subsidiary. Furthermore and except as otherwise approved in writing by Requisite Lenders, each Loan Party shall pledge, and shall cause each of their Subsidiaries (other than Excluded Foreign Subsidiaries) to pledge, in each instance to Agent for the benefit of the Lenders, all of the Stock and Stock Equivalents of each of its Subsidiaries; provided, that with respect to Excluded Foreign Subsidiaries, such pledge shall be limited to sixty-five percent (65%) of the issued and outstanding voting Stock and Stock Equivalents and one hundred percent (100%) of outstanding non-voting Stock and Stock Equivalents of such Excluded Foreign Subsidiary directly owned by a Loan Party. Notwithstanding the foregoing, nothing in this Section 6.11 shall permit the formation of any Subsidiary not otherwise permitted hereunder. If any Loan Party acquires any real property, such Loan Party shall notify Agent in writing and simultaneously with such acquisition, execute and/or deliver to Agent a mortgage or such other agreements and documents as Agent shall require to grant to Agent a security interest over such real property as security for the Obligations, and shall satisfy such other requirements as Agent shall reasonably request (including, without limitation, appraisal, insurance, environmental and survey requirements).
6.12    Post Closing Covenants. Borrower shall deliver to Agent each of the items listed on Schedule 6.12 within the time periods set forth therein.
7.    NEGATIVE COVENANTS.
7.1    Liens. No Loan Party shall, and no Loan Party shall permit any of its Subsidiaries to, (a) create, incur, assume or permit to exist any Lien on any of its Property, other than Permitted Liens, or (b) enter into, assume or become subject to any agreement or other contractual obligation (other than this Agreement) prohibiting or otherwise restricting the existence of any Lien upon any of its Property (including, without limitation, any of its Intellectual Property), whether now owned or hereafter acquired, except in this clause (b) limitations on Liens on any Property whose acquisition, repair, improvement or construction is financed by capitalized lease obligations or purchase money Indebtedness (permitted under clause (c) of the definition of Permitted Indebtedness) set forth in the agreement governing such Indebtedness with respect thereto.
7.2    Indebtedness. No Loan Party shall, and no Loan Party shall permit any of its Subsidiaries to, directly or indirectly create, incur, assume, permit to exist, guarantee or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except for Permitted Indebtedness.
7.3    Dispositions. No Loan Party shall, and no Loan Party shall permit any of its Subsidiaries to, Transfer any of its Property, except for Permitted Dispositions.
7.4    Change in Name, Location or Executive Office; Change in Business; Change in Fiscal Year. No Loan Party shall, and no Loan Party shall permit any of its Subsidiaries to, (a) change its legal name, its jurisdiction of organization, its organizational structure or type, or any organizational identification number (if any) assigned by its jurisdiction of organization, (b) relocate its chief executive office without thirty (30) days prior written notification to Agent, (c) engage in any business other than or reasonably related or incidental to the businesses currently engaged in by such Person, (d) cease to conduct business substantially in the manner conducted by such Person as of the date of this Agreement (including, without limitation, terminating the employment of all or substantially all of its employees) or (e) change its fiscal year end. Borrower shall not engage in any business activities or own any Property other than (i) ownership of the Stock and Stock Equivalents of Clinical Micro Sensors, Inc. and Excluded Foreign Subsidiaries, (ii) activities and contractual rights incidental to maintenance of its corporate existence and (iii) performance of its obligations under the Loan Documents to which it is a party.
7.5    Mergers and Investments. No Loan Party shall, and no Loan Party shall permit any of its Subsidiaries to, directly or indirectly, (a) merge or consolidate with or into any other Person (other than mergers of a Subsidiary of Borrower into Borrower so long as Borrower is the surviving entity), or (b) acquire, own or make any Investment in or to any Person other than Permitted Investments.
7.6    Restricted Payments. No Loan Party shall, and no Loan Party shall permit any of its Subsidiaries to, (a) declare or pay any dividends or make any other distribution or payment on account of or redeem, retire, defease or purchase any Stock or Stock Equivalent (other than (i) the payment of dividends to Borrower, (ii) the payment of dividends or distributions payable solely in such Loan Party’s Stock or Stock Equivalents, (iii) the issuance of Stock upon the exercise or conversion of Stock Equivalents, and (iv) so long as no Default or Event of Default is then continuing or would result therefrom, the repurchase of Borrower’s Stock and Stock Equivalents (A) from current or former officers, employees or directors (or their permitted transferees or estates) upon their death, disability or termination of employment and (B) pursuant to the terms of employee stock purchase plans, employee restricted stock agreements, stockholder rights plans, director or consultant stock option plans, or similar plans, in an aggregate amount for all such purchases permitted pursuant to this clause (iv) not to exceed $*** in any fiscal year), (b) purchase, redeem, defease or prepay any principal of, premium, if any, interest or other amount payable in respect of any Indebtedness (other than with respect to the Obligations as described in Section 2.5) prior to its scheduled maturity, (c) purchase or make any payment on or with respect to any Subordinated Indebtedness, except as expressly permitted by the applicable Subordination Agreement, (d) pay any management, consulting or similar fees to any Affiliate or holder of Stock or Stock Equivalents of a Loan Party (other than (i) director’s fees and reimbursement of actual out of pocket expenses incurred in connection with attending board of director meetings and related committee meetings not to exceed in the aggregate, with respect to all such items, $*** per director in any fiscal year, and (ii) bona fide consulting fees on arm’s-length terms paid to such Affiliates or holders of Stock or Stock Equivalents for actual services rendered to the Loan Parties in the ordinary course of business in an aggregate amount not to exceed $*** in any fiscal year), or (e) be a party to or bound by an agreement that restricts a Loan Party or any Subsidiary of a Loan Party from paying dividends or otherwise making any payments or distributions to any Loan Party.
7.7    Transactions with Affiliates. No Loan Party shall, and no Loan Party shall permit any of its Subsidiaries to, directly or indirectly enter into or permit to exist any transaction with or for the benefit of any Affiliate of a Loan Party except for (i) transactions between Loan Parties that are otherwise permitted under this Agreement and (ii) transactions that are in the ordinary course of such Loan Party’s or such Subsidiary’s business, upon fair and reasonable terms that are no more favorable to such Affiliate than would be obtained in an arm’s length transaction.
7.8    Compliance. No Loan Party shall, and no Loan Party shall permit any of its Subsidiaries to, (a) fail to comply in all material respects with the laws and regulations described in clauses (b) or (c) of Section 5.7 (without duplication of any materiality qualifier contained therein), (b) use any portion of the Loans to purchase or carry, become engaged in the business of purchasing or selling, or extend credit for the purpose of purchasing or carrying Margin Stock or otherwise in any manner which is in contravention of any Requirement of Law or in violation of this Agreement, or (c) fail to meet the minimum funding requirements of ERISA, permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur, fail to comply in all material respects with the Federal Fair Labor Standards Act, withdraw from participation in, permit partial or complete termination of, or permit the occurrence of any other event with respect to, any present pension, profit sharing and deferred compensation plan which could reasonably be expected to result in any liability of any Loan Party, including any liability to the Pension Benefit Guaranty Corporation or its successors or any other Governmental Authority.
7.9    Amendments to Other Agreements. No Loan Party shall amend, modify or waive any provision of (a) any Material Agreement or any of such Loan Party’s organizational documents, unless the net effect of such amendment, modification or waiver is not adverse to any Loan Party, Agent or Lenders, or (b) any document relating to any Subordinated Indebtedness.
7.10    Foreign Subsidiaries.
(a)    None of GenMark Diagnostics Europe GmbH, a Swiss joint stock company, GenMark Diagnostics France, SAS, a French joint stock company, GenMark Diagnostics Germany GmbH, a German joint stock company, GenMark Diagnostics UK Limited, a United Kingdom company (the “Closing Date Foreign Subsidiaries”) or any other Excluded Foreign Subsidiary shall (i) have any material operations, (ii) maintain at any time any Property other than (A) cash and Cash Equivalents with an aggregate value not in excess of $ *** (or the US dollar equivalent thereof in foreign currency), (B) Diagnostic Systems maintained at the European Distribution Center or at the premises of a customer pursuant to a Reagent Rental Agreement and (C) other Equipment and Inventory with an aggregate value not in excess of $*** (or the US dollar equivalent thereof in other currency) or (iii) have any liabilities with an aggregate value in excess of $*** (or the US dollar equivalent thereof in other currency).
(b)    No Loan Party shall, and no Loan Party shall permit any of its Subsidiaries to, directly or indirectly enter into or permit to exist any transaction with or for the benefit of any Closing Date Foreign Subsidiary or any other Excluded Foreign Subsidiary other than (i) as permitted pursuant to clauses (h) and (i) of the definition of “Permitted Indebtedness” and clause (j) of the definition of “Permitted Investments” and (ii) the sale of Diagnostic Systems and Inventory by Loan Parties to such Excluded Foreign Subsidiaries on arms’ length terms.
(c)    Borrower and the Subsidiaries of Borrower shall not form or otherwise establish any Subsidiaries except (x) the Closing Date Foreign Subsidiaries, (y) Subsidiaries created in connection with a Permitted Acquisition and domiciled under the laws of any State of the United States or the District of Columbia and (z) Excluded Foreign Subsidiaries formed or established after the Closing Date so long as (i) the Loan Parties are in compliance with Section 6.11 and this Section 7.10 as of the date of such formation, (ii) no Default or Event of Default has occurred and is continuing or would otherwise result from such formation, (iii) Agent has received 30 days prior written notice of the formation of such Excluded Foreign Subsidiary and (iv) Agent has received such other documents, agreements, instruments or information regarding such formation as Agent shall reasonably request.
8.    DEFAULT AND REMEDIES.
8.1    Events of Default. Each of the following shall be an “Event of Default”:
(a)    any Loan Party shall fail to pay (i) any principal when due, or (ii) any interest, fees or other Obligations (other than as specified in clause (i)) within a period of three (3) Business Days after the due date thereof (other than on the Final Maturity Date);
(b)    any Loan Party breaches any of its obligations under Section 6.1 (solely as it relates to maintaining its existence), Section 6.2, Section 6.3, Section 6.4, Section 6.8(a) and (d), Section 6.10, Section 6.12 or Article 7;
(c)    any Loan Party breaches any of its other obligations under any of the Loan Documents and fails to cure such breach within thirty (30) days after the earlier of (i) the date on which an officer of such Loan Party becomes aware, or through the exercise of reasonable diligence should have become aware, of such failure and (ii) the date on which notice shall have been given to any Loan Party from Agent or the Requisite Lenders;
(d)    (i)    any representation, warranty or statement made or deemed made by or on behalf of any Loan Party in any of the Loan Documents or otherwise in connection with any of the Obligations shall be incorrect or misleading in any material respect (or in any respect if qualified by “material” or “Material Adverse Effect”) when made or deemed made, or (ii) any information contained in any Borrowing Base Certificate is untrue or incorrect in any respect (other than (A) inadvertent, immaterial errors not exceeding $25,000 in the aggregate in any Borrowing Base Certificate, and (B) errors understating the Borrowing Base);
(e)    (i) service of process is made that seeks to attach any funds of a Loan Party on deposit in any Deposit Account or Securities Account, (ii) a notice of Lien, levy, or assessment is filed against any Loan Party’s assets by any Governmental Authority, and the same under the preceding subclauses (i) and (ii) are not, within ten (10) days after the occurrence thereof, discharged or stayed (whether through the posting of a bond or otherwise), or (iii) any portion of the assets of the Loan Parties with an aggregate value in excess of $*** is attached, seized, levied on, or comes into possession of a trustee or receiver;
(f)    one or more judgments, orders, decrees or arbitration awards shall be rendered against any Loan Party or any Subsidiary of a Loan Party that exceeds by more than $*** any insurance coverage applicable thereto (to the extent the relevant insurer has been notified of such claim and has not denied coverage therefor) or one or more non-monetary judgments, orders, decrees or arbitration awards shall be rendered against any Loan Party or any Subsidiary of a Loan Party that could reasonably be expected to result in a Material Adverse Effect, and in either case (i) enforcement proceedings shall have been commenced by any creditor upon any such judgment, order, decree or arbitration award or (ii) such judgment, order, decree or arbitration award shall remain unsatisfied, unvacated and unstayed pending appeal for a period of ten (10) consecutive days after the entry thereof;
(g)    (i) any Loan Party or any Subsidiary of a Loan Party shall generally not pay its debts as such debts become due, shall admit in writing its inability to pay its debts generally, shall make a general assignment for the benefit of creditors, or shall cease doing business as a going concern, (ii) any proceeding shall be instituted by or against any Loan Party or any Subsidiary of a Loan Party seeking to adjudicate it as bankrupt or insolvent or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, composition of it or its debts or any similar order, in each case under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or seeking the entry of an order for relief or the appointment of a custodian, receiver, trustee, conservator, liquidating agent, liquidator, other similar official or other official with similar powers, in each case for it or for any substantial part of its Property and, in the case of any such proceedings instituted against (but not by or with the consent of) such Loan Party or such Subsidiary, either such proceedings shall remain undismissed or unstayed for a period of forty-five (45) days or more or any action sought in such proceedings shall occur, (iii) any Loan Party or any Subsidiary of a Loan Party shall take any corporate or similar action or any other action to authorize any action described in clauses (i) or (ii) above, or (iv) Borrower’s Stock ceases to be traded on a major United States stock exchange;
(h)    a Material Adverse Effect has occurred;
(i)    (i) any material provision of any Loan Document shall fail to be valid and binding on, or enforceable against, a Loan Party that is a party thereto, (ii) any Loan Document purporting to grant a security interest to secure any Obligation shall fail to create a valid and enforceable security interest on any Collateral purported to be covered thereby or such security interest shall fail or cease to be a perfected Lien with the priority required in the relevant Loan Document except to the extent that any such loss of perfection or priority results from the failure of Agent to file UCC financing statements or continuation statements, or (iii) any subordination provision set forth in any Subordination Agreement or any other document evidencing or relating to any Subordinated Indebtedness shall, in whole or in part, terminate or otherwise fail or cease to be valid and binding on, or enforceable against, any agent for or holder of the Subordinated Indebtedness (or such Person shall so state in writing) or any Person shall contest in any manner the validity or enforceability thereof or deny that it has any further liability or obligation under any Subordination Agreement, or the Obligations, for any reason shall not have the priority contemplated by this Agreement or such subordination provisions, or any Loan Party shall state in writing that any of the events described in clauses (i), (ii) or (iii) above shall have occurred;
(j)    (i) any Loan Party or any Subsidiary of a Loan Party defaults under any Material Agreement (after any applicable grace period contained therein), and as a result of such default the other party thereto has the right to terminate such Material Agreement, (ii) (A) any Loan Party or any Subsidiary of a Loan Party fails to make (after any applicable grace period) any payment when due (whether due because of scheduled maturity, required prepayment, acceleration, demand or otherwise) on any Material Indebtedness, (B) any other event shall occur or condition shall exist under any contractual obligation relating to any Material Indebtedness, if the effect of such event or condition is to accelerate, or to permit the acceleration of (without regard to any subordination terms with respect thereto), the maturity of such Material Indebtedness or (C) any Material Indebtedness shall become or be declared to be due and payable, or be required to be prepaid, redeemed, defeased or repurchased (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof, or (iii) any Loan Party defaults (beyond any applicable grace period) under any obligation for payments due or otherwise under any lease agreement that meets the criteria for the requirement of an Access Agreement under Section 6.6 and, as a result thereof, the landlord thereunder terminates such lease agreement;
(k)    (i) any of the chief executive officer, the chief financial officer or the president of Borrower shall cease to be involved in the day to day operations (including research development) or management of the business of Borrower, unless a successor of such officer is appointed by the Board of Directors of Borrower and employed within one hundred twenty (120) days of such cessation of involvement, and such successor is in compliance with OFAC, money-laundering, anti-terrorism, SEC, drug/device laws and regulations, and other similar regulations (in each case, to the extent applicable to a natural Person), (ii) during any period of twelve consecutive calendar months, individuals who at the beginning of such period constituted the Board of Directors of Borrower (together with any new directors whose election by the Board of Directors of Borrower, or whose nomination for election by the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved was approved by a vote of at least two-thirds of the stockholders of Borrower) cease for any reason other than death or disability to constitute a majority of the directors then in office; (iii) the acquisition, directly or indirectly, by any Person or group (as such term is used in Section 13(d)(3) of the Securities Exchange Act of 1934 of more than *** of the voting Stock of Borrower, or (iv) the occurrence of any “change of control” or any term of similar effect under any Subordinated Indebtedness document;
(l)    (i) a Regulatory Authority initiates a Regulatory Action or any other enforcement action against any Loan Party or any supplier of a Loan Party that causes any Loan Party to recall, withdraw, remove or discontinue marketing or conducting clinical research on any of its products which could reasonably be expected to result in liability and expense to the Loan Parties of $*** or more; (ii) a Regulatory Authority issues or undertakes a Regulatory Action with respect to any Loan Party or any of its activities or products which could reasonably be expected to have a Material Adverse Effect; (iii) any Loan Party conducts a mandatory or voluntary recall of any of its products (excluding returns of products from customers in the ordinary course of business) which could reasonably be expected to result in liability and expense to the Loan Parties of $*** or more, (iv) any Loan Party enters into a settlement agreement with a Regulatory Authority that results in aggregate liability as to any single or related series of transactions, incidents or conditions, of $*** or more, or that could reasonably be expected to have a Material Adverse Effect; or (v) a Regulatory Authority revokes any authorization or permission granted under any Registration, or any Loan Party withdraws any Registration, that could reasonably be expected to have a Material Adverse Effect; or
(m)    there shall occur, with respect to any Loan Party, any revocation, suspension, exclusion, debarment, rescission or forfeiture or any similar final administrative action with respect to Medicare, Medicaid, any state health plan adopted pursuant to Title XIX of the Social Security Act or any Governmental Payors.
8.2    Lender Remedies. Upon the occurrence and during the continuance of any Event of Default, upon the written request of the Requisite Lenders, Agent shall terminate or suspend any Commitment (if outstanding) and/or declare any or all of the Obligations to be immediately due and payable, without demand or notice to any Loan Party, and the accelerated Obligations shall bear interest at the Default Rate, provided that, upon the occurrence of any Event of Default specified in Section 8.1(g), the Obligations shall be automatically accelerated. After the occurrence and during the continuance of an Event of Default, Agent shall have (on behalf of itself and Lenders) all of the rights and remedies of a secured party under the UCC and under any other applicable Requirement of Law. Without limiting the foregoing, upon the occurrence and during the continuance of an Event of Default, (a) at the written request of the Requisite Lenders, Agent shall, or (b) upon the termination of the Commitments or the acceleration of the Obligations pursuant to this Section 8.2, or upon receipt of written request of the Requisite Lenders to exercise remedies generally, Agent may, (w) notify any Account Debtor or any obligor on any instrument which constitutes part of the Collateral to make payments to Agent (for the benefit of itself and Lenders), (x) with or without legal process, enter any premises where the Collateral may be and take possession of and remove the Collateral from the premises or store it on the premises, (y) sell the Collateral at public or private sale, in whole or in part, and have the right to bid and purchase at such sale, or (z) lease or otherwise dispose of all or part of the Collateral, applying proceeds from such disposition to the Obligations in accordance with Section 8.3. If requested by Agent, Loan Parties shall promptly assemble the Collateral and make it available to Agent at a place to be designated by Agent. Agent may also render any or all of the Collateral unusable at a Loan Party’s premises and may dispose of such Collateral on such premises without liability for rent or costs. Any notice that Agent is required to give to a Loan Party under the UCC of the time and place of any public sale or the time after which any private sale or other intended disposition of the Collateral is to be made shall be deemed to constitute reasonable notice if such notice is given in accordance with this Agreement at least ten (10) days prior to such action. Effective only upon the occurrence and during the continuance of an Event of Default, each Loan Party hereby irrevocably appoints Agent (and any of Agent’s Related Persons) as such Loan Party’s true and lawful attorney to: (i) take any of the actions specified above in this paragraph; (ii) endorse such Loan Party’s name on any checks or other forms of payment or security that may come into Agent’s possession; (iii) settle and adjust disputes and claims respecting the Accounts directly with Account Debtors, for amounts and upon terms which Agent determines to be reasonable; and (iv) do such other and further acts and deeds in the name of such Loan Party that Agent may deem necessary or desirable to enforce its rights in or to any of the Collateral or to perfect or better perfect Agent’s security interest (on behalf of itself and Lenders) in any of the Collateral. For the purpose of enabling Agent to exercise rights and remedies under this Section 8.2 at such time as Agent shall be lawfully entitled to exercise such rights and remedies, each Loan Party hereby grants to Agent (on behalf of itself and Lenders), (A) an irrevocable, nonexclusive, worldwide license (exercisable without payment of royalty or other compensation to such Loan Party), to use or sublicense any Intellectual Property now owned or hereafter acquired by such Loan Party and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof and (B) an irrevocable license (without payment of rent or other compensation to such Loan Party) to use, operate and occupy all real property owned, operated, leased, subleased or otherwise occupied by such Loan Party. The appointment of Agent as each Loan Party’s attorney in fact is a power coupled with an interest and is irrevocable until the Termination Date. Notwithstanding anything to the contrary contained in this Section 8.2, Agent shall not be required to obtain the consent of any Lender to take any action to protect, preserve or take possession of any Collateral that is subject to an Exigent Circumstance.
8.3    Application of Proceeds. Notwithstanding anything herein to the contrary, Proceeds from any Transfer of the Collateral or the Intellectual Property (other than Permitted Dispositions) and all payments made to or Proceeds of Collateral or Intellectual Property received by Agent during the continuance of an Event of Default shall be applied as follows: (a) first, to pay all fees, costs, indemnities, reimbursements and expenses then due to Agent under the Loan Documents in its capacity as Agent under the Loan Documents, until paid in full in cash, (b) second, to pay all fees, costs, indemnities, reimbursements and expenses then due to Lenders under the Loan Documents in accordance with their respective Pro Rata Shares, until paid in full in cash, (c) third, to pay all interest on the Loans then due to Lenders in accordance with their respective Pro Rata Shares (other than interest, fees, expenses and other amounts accrued after the commencement of any proceeding referred to in Section 8.1(g) if a claim for such amounts is not allowable in such proceeding), until paid in full in cash, (d) fourth, to pay all principal on the Loans then due to Lenders in accordance with their respective Pro Rata Shares, until paid in full in cash, (e) fifth, to pay all other Obligations (including, without limitation, all interest, fees, expenses and other amounts accrued after the commencement of any proceeding referred to in Section 8.1(g) whether or not a claim for such amounts is allowable in such proceeding), until paid in full in cash, and (f) sixth, to Borrower or as otherwise required by any Requirement of Law. Borrower shall remain fully liable for any deficiency. Each Loan Party irrevocably waives the right to direct the application during the continuance of an Event of Default of any and all payments in respect of any Obligation and any proceeds of Collateral or the Intellectual Property.
9.    THE AGENT.
9.1    Appointment of Agent.
(a)    Each Lender hereby appoints GECC (together with any successor Agent pursuant to Section 9.7) as Agent under the Loan Documents and authorizes Agent to (i) execute and deliver the Loan Documents and accept delivery thereof on its behalf from any Loan Party, (ii) take such action on its behalf and to exercise all rights, powers and remedies and perform the duties as are expressly delegated to Agent under such Loan Documents and (iii) exercise such powers as are reasonably incidental thereto.
(b)    Without limiting the generality of clause (a) above, Agent shall have the sole and exclusive right and authority (to the exclusion of the Lenders), and is hereby authorized, to (i) act as the disbursing and collecting agent for the Lenders with respect to all payments and collections arising in connection with the Loan Documents (including in any other bankruptcy, insolvency or similar proceeding), and each Person making any payment in connection with any Loan Document to any Lender is hereby authorized to make such payment to Agent, (ii) file and prove claims and file other documents necessary or desirable to allow the claims of Agent and Lenders with respect to any Obligation in any bankruptcy, insolvency or similar proceeding (but not to vote, consent or otherwise act on behalf of such Lender), (iii) act as collateral agent for Agent and each Lender for purposes of the perfection of all Liens created by the Loan Documents and all other purposes stated therein, (iv) manage, supervise and otherwise deal with the Collateral, (v) take such other action as is necessary or desirable to maintain the perfection and priority of the Liens created or purported to be created by the Loan Documents, (vi) except as may be otherwise specified in any Loan Document, exercise all remedies given to Agent and the other Lenders with respect to the Loan Parties and/or the Collateral, whether under the Loan Documents, applicable Requirements of Law or otherwise and (vii) execute any amendment, consent or waiver under the Loan Documents on behalf of any Lender that has consented in writing to such amendment, consent or waiver; provided, however, that Agent hereby appoints, authorizes and directs each Lender to act as collateral sub-agent for Agent and the Lenders for purposes of the perfection of all Liens with respect to the Collateral, including any Deposit Account maintained by a Loan Party with, and cash and Cash Equivalents held by, such Lender, and may further authorize and direct the Lenders to take further actions as collateral sub-agents for purposes of enforcing such Liens or otherwise to transfer the Collateral subject thereto to Agent, and each Lender hereby agrees to take such further actions to the extent, and only to the extent, so authorized and directed. Agent may, upon any term or condition it specifies, delegate or exercise any of its rights, powers and remedies under, and delegate or perform any of its duties or any other action with respect to, any Loan Document by or through any trustee, co-agent, employee, attorney-in-fact and any other Person (including any Lender). Any such Person shall benefit from this Article 9 to the extent provided by Agent.
(c)    Under the Loan Documents, Agent (i) is acting solely on behalf of the Lenders, with duties that are entirely administrative in nature, notwithstanding the use of the defined term “Agent”, the terms “agent”, “Agent” and “collateral agent” and similar terms in any Loan Document to refer to Agent, which terms are used for title purposes only, (ii) is not assuming any obligation under any Loan Document other than as expressly set forth therein or any role as agent, fiduciary or trustee of or for any Lender or any other Person and (iii) shall have no implied functions, responsibilities, duties, obligations or other liabilities under any Loan Document, and each Lender, by accepting the benefits of the Loan Documents, hereby waives and agrees not to assert any claim against Agent based on the roles, duties and legal relationships expressly disclaimed in clauses (i) through (iii) above. Except as expressly set forth in the Loan Documents, Agent shall not have any duty to disclose, and shall not be liable for failure to disclose, any information relating to any Loan Party or any of its Subsidiaries that is communicated to or obtained by GECC or any of its Affiliates in any capacity.
9.2    Binding Effect; Use of Discretion; E-Systems. (%3) Each Lender, by accepting the benefits of the Loan Documents, agrees that (i) any action taken by Agent or Requisite Lenders (or, if expressly required in any Loan Document, a greater proportion of the Lenders) in accordance with the provisions of the Loan Documents, (ii) any action taken by Agent in reliance upon the instructions of Requisite Lenders (or, where so required, such greater proportion) and (iii) the exercise by Agent or Requisite Lenders (or, where so required, such greater proportion) of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of Lenders.
(a)    If Agent shall request instructions from Requisite Lenders or all affected Lenders with respect to any act or action (including failure to act) in connection with any Loan Document, then Agent shall be entitled to refrain from such act or taking such action unless and until Agent shall have received instructions from Requisite Lenders or all affected Lenders, as the case may be, and Agent shall not incur liability to any Person by reason of so refraining. Agent shall be fully justified in failing or refusing to take any action under any Loan Document (i) if such action would, in the opinion of Agent, be contrary to any Requirement of Law or any Loan Document, (ii) if such action would, in the opinion of Agent, expose Agent to any potential liability under any Requirement of Law or (iii) if Agent shall not first be indemnified to its satisfaction against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Without limiting the foregoing, no Lender shall have any right of action whatsoever against Agent as a result of Agent acting or refraining from acting under any Loan Document in accordance with the instructions of Requisite Lenders or all affected Lenders, as applicable.
(b)    Agent is hereby authorized by each Loan Party and each Lender to establish procedures (and to amend such procedures from time to time) to facilitate administration and servicing of the Loans and other matters incidental thereto. Without limiting the generality of the foregoing, Agent is hereby authorized to establish procedures to make available or deliver, or to accept, notices, documents (including, without limitation, Borrowing Base Certificates) and similar items on, by posting to or submitting and/or completion, on E-Systems. Each Loan Party and each Lender acknowledges and agrees that the use of transmissions via an E-System or electronic mail is not necessarily secure and that there are risks associated with such use, including risks of interception, disclosure and abuse, and each Loan Party and each Lender assumes and accepts such risks by hereby authorizing the transmission via E-Systems or electronic mail. Each “e‑signature” on any such posting shall be deemed sufficient to satisfy any requirement for a “signature”, and each such posting shall be deemed sufficient to satisfy any requirement for a “writing”, in each case including pursuant to any Loan Document, any applicable provision of any UCC, the federal Uniform Electronic Transactions Act, the Electronic Signatures in Global and National Commerce Act and any substantive or procedural Requirement of Law governing such subject matter. Each party hereto agrees not to contest the validity or enforceability of any posting on any E-System or electronic signature on any such posting under the provisions of any applicable Requirement of Law requiring certain documents to be in writing or signed; provided, however, that nothing herein shall limit such party’s or beneficiary’s right to contest whether any posting to any E-System or electronic signature has been altered after transmission. All uses of an E-System shall be governed by and subject to, in addition to this Section, the separate terms, conditions and privacy policy posted or referenced in such E-System (or such terms, conditions and privacy policy as may be updated from time to time, including on such E-System) and related contractual obligations executed by Agent, Loan Parties and/or Lenders in connection with the use of such E-System. ALL E-SYSTEMS AND ELECTRONIC TRANSMISSIONS SHALL BE PROVIDED “AS IS” AND “AS AVAILABLE”. NONE OF AGENT, ANY LENDER OR ANY OF THEIR RELATED PERSONS WARRANTS THE ACCURACY, ADEQUACY OR COMPLETENESS OF ANY E-SYSTEMS OR ELECTRONIC TRANSMISSION AND DISCLAIMS ALL LIABILITY FOR ERRORS OR OMISSIONS THEREIN. NO WARRANTY OF ANY KIND IS MADE BY AGENT, ANY LENDER OR ANY OF THEIR RELATED PERSONS IN CONNECTION WITH ANY E‑SYSTEMS OR ELECTRONIC COMMUNICATION, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD-PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS. Each Loan Party and each Lender agrees that Agent has no responsibility for maintaining or providing any equipment, software, services or any testing required in connection with any electronic transmission or otherwise required for any E-System. The Loan Parties acknowledge and agree that the Loan Documents and all reports, notices, communications and other information or materials provided or delivered by, or on behalf of, the Loan Parties hereunder (collectively, the “Borrower Materials”) may be disseminated by, or on behalf of, Agent, and made available, to the Lenders by posting such Borrower Materials on an E-System. The Loan Parties authorize Agent to download copies of their logos from their website and post copies thereof on an E-System.
9.3    Agent’s Reliance, Etc. Agent may, without incurring any liability hereunder, (a) treat the payee of any Note as its holder until such Note has been assigned in accordance with Section 10.1, (b) consult with any of its Related Persons and, whether or not selected by it, any other advisors, accountants and other experts (including advisors to, and accountants and experts engaged by, any Loan Party) and (c) rely and act upon any document and information (including those transmitted by electronic transmission) and any telephone message or conversation, in each case believed by it to be genuine and transmitted, signed or otherwise authenticated by the appropriate parties. None of Agent and its Related Persons shall be liable for any action taken or omitted to be taken by any of them under or in connection with any Loan Document, and each Lender and each Loan Party hereby waives and shall not assert (and each Loan Party shall cause its Subsidiaries to waive and agree not to assert) any right, claim or cause of action based thereon, except to the extent of liabilities resulting from the gross negligence or willful misconduct of Agent or, as the case may be, such Related Person (each as determined in a final, non-appealable judgment of a court of competent jurisdiction) in connection with the duties of Agent expressly set forth herein. Without limiting the foregoing, Agent: (i) shall not be responsible or otherwise incur liability for any action or omission taken in reliance upon the instructions of the Requisite Lenders or for the actions or omissions of any of its Related Persons, except to the extent that a court of competent jurisdiction determines in a final non-appealable judgment that Agent acted with gross negligence or willful misconduct in the selection of such Related Person; (ii) shall not be responsible to any Lender or other Person for the due execution, legality, validity, enforceability, effectiveness, genuineness, sufficiency or value of, or the attachment, perfection or priority of any Lien created or purported to be created under or in connection with, any Loan Document; (iii) makes no warranty or representation, and shall not be responsible, to any Lender or other Person for any statement, document, information, representation or warranty made or furnished by or on behalf of any Loan Party or any Related Person of any Loan Party in connection with any Loan Document or any transaction contemplated therein or any other document or information with respect to any Loan Party, whether or not transmitted or (except for documents expressly required under any Loan Document to be transmitted to the Lenders) omitted to be transmitted by Agent, including as to completeness, accuracy, scope or adequacy thereof, or for the scope, nature or results of any due diligence performed by Agent in connection with the Loan Documents; and (iv) shall not have any duty to ascertain or to inquire as to the performance or observance of any provision of any Loan Document, whether any condition set forth in any Loan Document is satisfied or waived, as to the financial condition of any Loan Party or as to the existence or continuation or possible occurrence or continuation of any Default or Event of Default, and shall not be deemed to have notice or knowledge of such occurrence or continuation unless it has received a notice from Borrower or any Lender describing such Default or Event of Default that is clearly labeled “notice of default” (in which case Agent shall promptly give notice of such receipt to all Lenders, provided that Agent shall not be liable to any Lender for any failure to do so, except to the extent that such failure is attributable to Agent’s gross negligence or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction); and, for each of the items set forth in clauses (i) through (iv) above, each Lender and each Loan Party hereby waives and agrees not to assert (and each Loan Party shall cause its Subsidiaries to waive and agree not to assert) any right, claim or cause of action it might have against Agent based thereon.
9.4    Agent Individually. Agent and its Affiliates may make loans and other extensions of credit to, acquire Stock and Stock Equivalents of, engage in any kind of business with, any Loan Party or Affiliate thereof as though it were not acting as Agent and may receive separate fees and other payments therefor. To the extent Agent or any of its Affiliates makes any Loans or otherwise becomes a Lender hereunder, it shall have and may exercise the same rights and powers hereunder and shall be subject to the same obligations and liabilities as any other Lender and the terms “Lender”, “Requisite Lender” and any similar terms shall, except where otherwise expressly provided in any Loan Document, include, without limitation, Agent or such Affiliate, as the case may be, in its individual capacity as Lender, or as one of the Requisite Lenders.
9.5    Lender Credit Decision; Agent Report. Each Lender acknowledges that it shall, independently and without reliance upon Agent, any Lender or any of their Related Persons or upon any document solely or in part because such document was transmitted by Agent or any of its Related Persons, conduct its own independent investigation of the financial condition and affairs of each Loan Party and make and continue to make its own credit decisions in connection with entering into, and taking or not taking any action under, any Loan Document or with respect to any transaction contemplated in any Loan Document, in each case based on such documents and information as it shall deem appropriate. Except for documents expressly required by any Loan Document to be transmitted by Agent to the Lenders, Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, Property, financial and other condition or creditworthiness of any Loan Party or any Affiliate of any Loan Party that may come in to the possession of Agent or any of its Related Persons. Each Lender agrees that it shall not rely on any field examination, audit or other report provided by Agent or its Related Persons (an “Agent Report”). Each Lender further acknowledges that any Agent Report (a) is provided to the Lenders solely as a courtesy, without consideration, and based upon the understanding that such Lender will not rely on such Agent Report, (b) was prepared by Agent or its Related Persons based upon information provided by the Loan Parties solely for Agent’s own internal use, and (c) may not be complete and may not reflect all information and findings obtained by Agent or its Related Persons regarding the operations and condition of the Loan Parties. Neither Agent nor any of its Related Persons makes any representations or warranties of any kind with respect to (i) any existing or proposed financing, (ii) the accuracy or completeness of the information contained in any Agent Report or in any related documentation, (iii) the scope or adequacy of Agent’s and its Related Persons’ due diligence, or the presence or absence of any errors or omissions contained in any Agent Report or in any related documentation, and (iv) any work performed by Agent or Agent’s Related Persons in connection with or using any Agent Report or any related documentation. Neither Agent nor any of its Related Persons shall have any duties or obligations in connection with or as a result of any Lender receiving a copy of any Agent Report. Without limiting the generality of the forgoing, neither Agent nor any of its Related Persons shall have any responsibility for the accuracy or completeness of any Agent Report, or the appropriateness of any Agent Report for any Lender’s purposes, and shall have no duty or responsibility to correct or update any Agent Report or disclose to any Lender any other information not embodied in any Agent Report, including any supplemental information obtained after the date of any Agent Report. Each Lender releases, and agrees that it will not assert, any claim against Agent or its Related Persons that in any way relates to any Agent Report or arises out of any Lender having access to any Agent Report or any discussion of its contents, and agrees to indemnify and hold harmless Agent and its Related Persons from all claims, liabilities and expenses relating to a breach by any Lender arising out of such Lender’s access to any Agent Report or any discussion of its contents.
9.6    Indemnification. Each Lender agrees to reimburse Agent and each of its Related Persons (to the extent not reimbursed by any Loan Party) promptly upon demand for its Pro Rata Share of any out-of-pocket costs and expenses (including, without limitation, fees, charges and disbursements of financial, legal and other advisors and any taxes or insurance paid in the name of, or on behalf of, any Loan Party) incurred by Agent or any of its Related Persons in connection with the preparation, syndication, execution, delivery, administration, modification, amendment, consent, waiver or enforcement of, or the taking of any other action (whether through negotiations, through any work-out, bankruptcy, restructuring or other legal or other proceeding (including, without limitation, preparation for and/or response to any subpoena or request for document production relating thereto) or otherwise) in respect of, or legal advice with respect to, its rights or responsibilities under, any Loan Document. Each Lender further agrees to indemnify Agent and each of its Related Persons (to the extent not reimbursed by any Loan Party), ratably according to its Pro Rata Share, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including, to the extent not indemnified by the applicable Lender, taxes, interests and penalties imposed for not properly withholding or backup withholding on payments made to or for the account of any Lender) that may be imposed on, incurred by, or asserted against Agent or any of its Related Persons in any matter relating to or arising out of, in connection with or as a result of any Loan Document or any other act, event or transaction related, contemplated in or attendant to any such document, or, in each case, any action taken or omitted to be taken by Agent or any of its Related Persons under or with respect to the foregoing; provided that no Lender shall be liable to Agent or any of its Related Persons under this Section 9.6 to the extent such liability has resulted from the gross negligence or willful misconduct of Agent or, as the case may be, such Related Person, as determined by a final non-appealable judgment of a court of competent jurisdiction. To the extent required by any applicable Requirement of Law, Agent may withhold from any payment to any Lender under a Loan Document an amount equal to any applicable withholding tax (including, without limitation, withholding taxes imposed under Chapters 3 and 4 of Subtitle A of the Code). If the Internal Revenue Service or any other Governmental Authority asserts a claim that Agent did not properly withhold tax from amounts paid to or for the account of any Lender for any reason, or if Agent reasonably determines that it was required to withhold taxes from a prior payment to or for the account of any Lender but failed to do so, such Lender shall promptly indemnify Agent fully for all amounts paid, directly or indirectly, by Agent as tax or otherwise, including penalties and interest, and together with all expenses incurred by Agent. Agent may offset against any payment to any Lender under a Loan Document, any applicable withholding tax that was required to be withheld from any prior payment to such Lender but which was not so withheld, as well as any other amounts for which Agent is entitled to indemnification from such Lender under the immediately preceding sentence of this Section 9.6.
9.7    Successor Agent. Agent may resign at any time by delivering notice of such resignation to the Lenders and Borrower, effective on the date set forth in such notice or, if no such date is set forth therein, upon the date such notice shall be effective, in accordance with the terms of this Section 9.7. If Agent delivers any such notice, the Requisite Lenders shall have the right to appoint a successor Agent. If, after 30 days after the date of the retiring Agent’s notice of resignation, no successor Agent has been appointed by the Requisite Lenders that has accepted such appointment, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent from among the Lenders. Effective immediately upon its resignation, (a) the retiring Agent shall be discharged from its duties and obligations under the Loan Documents, (b) the Lenders shall assume and perform all of the duties of Agent until a successor Agent shall have accepted a valid appointment hereunder, (c) the retiring Agent and its Related Persons shall no longer have the benefit of any provision of any Loan Document other than with respect to any actions taken or omitted to be taken while such retiring Agent was, or because such Agent had been, validly acting as Agent under the Loan Documents, and (iv) subject to its rights under Section 9.2(b), the retiring Agent shall take such action as may be reasonably necessary to assign to the successor Agent its rights as Agent under the Loan Documents. Effective immediately upon its acceptance of a valid appointment as Agent, a successor Agent shall succeed to, and become vested with, all the rights, powers, privileges and duties of the retiring Agent under the Loan Documents.
9.8    Release of Collateral. Each Lender hereby consents to the release and hereby directs Agent to release (or in the case of clause (b)(ii) below, release or subordinate) the following:
(d)    any Guarantor if all of the Stock of such Subsidiary owned by any Loan Party is sold or transferred in a transaction permitted under the Loan Documents (including pursuant to a valid waiver or consent), to the extent that, after giving effect to such transaction, such Subsidiary would not be required to guarantee any Obligations pursuant to any Loan Document; and
(e)    any Lien held by Agent for the benefit of itself and the Lenders against (i) any Collateral that is sold or otherwise disposed of by a Loan Party in a transaction permitted by the Loan Documents (including pursuant to a valid waiver or consent), (ii) any Collateral subject to a Lien that is expressly permitted under clause (d) of the definition of the term “Permitted Lien” and (iii) all of the Collateral and all Loan Parties, upon (A) termination of all of the Commitments, (B) payment in full in cash of all of the Obligations (other than contingent indemnity obligations that survive termination of this Agreement and for which no claim has been asserted) that Agent has theretofore been notified in writing by the holder of such Obligation are then due and payable, and (C) to the extent requested by Agent, receipt by Agent and Lenders of liability releases from the Loan Parties in form and substance acceptable to Agent (the satisfaction of the conditions in this clause (iii), the “Termination Date”).
9.9    Setoff and Sharing of Payments. In addition to any rights now or hereafter granted under any applicable Requirement of Law and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Event of Default and subject to Section 9.10(d), each Lender is hereby authorized at any time or from time to time upon the direction of Agent, without notice to any Loan Party or any other Person, any such notice being hereby expressly waived, to setoff and to appropriate and to apply any and all balances held by it at any of its offices for the account of the Loan Parties (regardless of whether such balances are then due to the Loan Parties) and any other properties or assets at any time held or owing by that Lender or that holder to or for the credit or for the account of any Loan Party against and on account of any of the Obligations that are not paid when due. Any Lender exercising a right of setoff or otherwise receiving any payment on account of the Obligations in excess of its Pro Rata Share thereof shall purchase for cash (and the other Lenders or holders shall sell) such participations in each such other Lender’s or holder’s Pro Rata Share of the Obligations as would be necessary to cause such Lender to share the amount so offset or otherwise received with each other Lender or holder in accordance with their respective Pro Rata Shares of the Obligations. Each Loan Party agrees, to the fullest extent permitted by law, that (a) any Lender may exercise its right to offset with respect to amounts in excess of its Pro Rata Share of the Obligations and may purchase participations in accordance with the preceding sentence and (b) any Lender so purchasing a participation in the Loans made or other Obligations held by other Lenders or holders may exercise all rights of offset, bankers’ lien, counterclaim or similar rights with respect to such participation as fully as if such Lender or holder were a direct holder of the Loans and the other Obligations in the amount of such participation. Notwithstanding the foregoing, if all or any portion of the offset amount or payment otherwise received is thereafter recovered from the Lender that has exercised the right of offset, the purchase of participations by that Lender shall be rescinded and the purchase price restored without interest.
9.10    Advances; Payments; Non-Funding Lenders; Actions in Concert.
(a)    Advances; Payments.
(i)    Term Loans. If Agent receives any payment with respect to a Term Loan for the account of Lenders on or prior to 2:00 p.m. (New York time) on any Business Day, Agent shall pay to each applicable Lender such Lender’s Pro Rata Share of such payment on such Business Day. If Agent receives any payment with respect to a Term Loan for the account of Lenders after 2:00 p.m. (New York time) on any Business Day, Agent shall pay to each applicable Lender such Lender’s Pro Rata Share of such payment on the next Business Day.
(ii)    Revolving Loans. At least once during each calendar week or more frequently at Agent’s election (each, a “Settlement Date”), Agent shall advise each Revolving Lender by telephone or facsimile of the amount of such Lender’s Pro Rata Share of principal, interest and fees paid for the benefit of Revolving Lenders with respect to each applicable Revolving Loan. Agent shall pay to each Revolving Lender (other than a Non-Funding Lender) such Revolving Lender’s Pro Rata Share of principal, interest and fees paid by Borrower since the previous Settlement Date for the benefit of such Revolving Lender on the Revolving Loans held by it. Such payments shall be made by wire transfer to such Revolving Lender on the next Business Day following each Settlement Date.
(b)    Return of Payments.
(iii)    If Agent pays an amount to a Lender under this Agreement in the belief or expectation that a related payment has been or will be received by Agent from a Loan Party and such related payment is not received by Agent, then Agent will be entitled to recover such amount (including interest accruing on such amount at the rate otherwise applicable to such Obligation) from such Lender on demand without setoff, counterclaim or deduction of any kind.
(iv)    If Agent determines at any time that any amount received by Agent under any Loan Document must be returned to a Loan Party or paid to any other Person pursuant to any insolvency law or otherwise, then, notwithstanding any other term or condition of any Loan Document, Agent will not be required to distribute any portion thereof to any Lender. In addition, each Lender will repay to Agent on demand any portion of such amount that Agent has distributed to such Lender, together with interest at such rate, if any, as Agent is required to pay to a Loan Party or such other Person, without setoff, counterclaim or deduction of any kind and Agent will be entitled to setoff against future distributions to such Lender any such amounts (with interest) that are not repaid on demand.
(c)    Non-Funding Lenders.
(i)    Unless Agent shall have received notice from a Lender prior to the date of any Loan that such Lender will not make available to Agent such Lender’s Pro Rata Share of such Loan, Agent may assume that such Lender will make such amount available to it on the date of such Loan in accordance with Section 2.2(b), and Agent may (but shall not be obligated to), in reliance upon such assumption, make available a corresponding amount for the account of Borrower on such date. If and to the extent that such Lender shall not have made such amount available to Agent, such Lender and Borrower severally agree to repay to Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the day such amount is made available to Borrower until the day such amount is repaid to Agent, at a rate per annum equal to the interest rate applicable to the Obligation that would have been created when Agent made available such amount to Borrower had such Lender made a corresponding payment available. If such Lender shall repay such corresponding amount to Agent, the amount so repaid shall constitute such Lender’s portion of such Loan for purposes of this Agreement.
(ii)    To the extent that any Lender has failed to fund any Loan or any other payments required to be made by it under the Loan Documents after any such Loan is required to be made or such payment is due (a “Non-Funding Lender”), Agent shall be entitled to set off the funding short-fall against that Non-Funding Lender’s Pro Rata Share of all payments received from the Loan Parties. The failure of any Non‑Funding Lender to make any Loan or any payment required by it hereunder shall not relieve any other Lender (each such other Lender, an “Other Lender”) of its obligations to make such Loan, but neither any Other Lender nor Agent shall be responsible for the failure of any Non-Funding Lender to make such Loan or make any other payment required hereunder. Notwithstanding anything set forth herein to the contrary, a Non-Funding Lender shall not have any voting or consent rights under or with respect to any Loan Document or constitute a “Lender” (or be included in the calculation of “Requisite Lender” hereunder) for any voting or consent rights under or with respect to any Loan Document. A Non-Funding Lender shall not earn, and Borrower shall not be required to pay, such Lender’s portion of the Unused Revolving Commitment Fee described in Section 2.6(c) during the time such Lender is a Non-Funding Lender. At Borrower’s request, Agent or a Person reasonably acceptable to Agent shall have the right with Agent’s consent and in Agent’s sole discretion (but Agent or any such Person shall have no obligation) to purchase from any Non-Funding Lender, and each Lender agrees that if it becomes a Non-Funding Lender it shall, at Agent’s request, sell and assign to Agent or such Person, all of the Term Loan Commitments (if any), and all of the outstanding Term Loans, and/or all of the Revolving Loan Commitment (if any) and the outstanding Revolving Loans of that Non-Funding Lender for an amount equal to the aggregate outstanding principal balance of the Term Loans and/or the Revolving Loans, as applicable, held by such Non-Funding Lender and all accrued interest with respect thereto through the date of sale, such purchase and sale to be consummated pursuant to an executed Assignment Agreement.
(d)    Actions in Concert. Anything in this Agreement to the contrary notwithstanding, each Lender hereby agrees with each other Lender that no Lender shall take any action to protect or enforce its rights arising out of any Loan Document (including exercising any rights of setoff) without first obtaining the prior written consent of Agent or Requisite Lenders, it being the intent of Lenders that any such action to protect or enforce rights under any Loan Document shall be taken in concert and at the direction or with the consent of Agent or Requisite Lenders.
10.    MISCELLANEOUS.
10.1    Assignment.
(c)    Each Lender may sell, transfer or assign, at any time or times, all or a portion of its rights and obligations hereunder and under the other Loan Documents (including, without limitation, all or a portion of its Commitments and its rights and obligations with respect to its Loans) to any Qualified Assignee; provided, however, that any such sale, transfer or assignment shall (i) require the execution of an assignment agreement in form and substance reasonably satisfactory to, and acknowledged by, Agent (an “Assignment Agreement”), (ii) be in an amount of not less than $1,000,000, unless such assignment is made to an existing Lender or an Affiliate of an existing Lender or is of the assignor’s (together with its Affiliates’) entire interest in such facility or is made with the prior written consent of Agent, (iii) unless otherwise agreed to by Agent, be in an equal proportion of such Lender’s Revolving Loans and Terms Loans and its Revolving Loan Commitment and Term Loan Commitment, and (iv) include a payment to Agent of an assignment fee of $3,500 (unless otherwise agreed by Agent). In the case of an assignment by a Lender under this Section 10.1(a), the assignee shall have, to the extent of such assignment, the same rights, benefits and obligations as all other Lenders hereunder. The assigning Lender shall be relieved of its obligations hereunder with respect to the assigned portion of its Commitments and Loans from and after the date of such assignment. Borrower hereby acknowledges and agrees that any assignment shall give rise to a direct obligation of Borrower to the assignee and that the assignee shall be considered to be a “Lender”. In the event any Lender assigns or otherwise transfers all or any part of the Commitments or Loans, Borrower shall, upon the assignee’s or the assignor’s request, execute new Notes in exchange for the Notes, if any, being assigned. Agent may amend Schedule A to this Agreement to reflect assignments made in accordance with this Section 10.1
(d)    In addition to the other rights provided in this Section 10.1, each Lender may, without notice to or consent from any other Person, sell participations to one or more Persons in or to all or a portion of its rights and obligations under the Loan Documents (including all of its rights and obligations with respect to the Loans); provided, however, that, whether as a result of any term of any Loan Document or of such participation, (i) no such participant shall have a commitment, or be deemed to have made an offer to commit, to make any Loan hereunder, and, no such participant shall be liable for any obligation of such Lender hereunder, (ii) such Lender’s rights and obligations, and the rights and obligations of the Loan Parties and Agent and other Lenders towards such Lender, under any Loan Document shall remain unchanged and each other party hereto shall continue to deal solely with such Lender, which shall remain the holder of the Obligations, and in no case shall a participant have the right to enforce any of the terms of any Loan Document, and (iii) the consent of such participant shall not be required (either directly, as a restraint on such Lender’s ability to consent hereunder or otherwise) for any amendments, waivers or consents with respect to any Loan Document or to exercise or refrain from exercising any powers or rights such Lender may have under or in respect of the Loan Documents (including the right to enforce or direct enforcement of the Obligations), except for those described in clauses (ii), (iii) and (iv) of Section 10.6(a). Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of Borrower, maintain a register on which it enters the name and address of each participant and the principal amounts (and stated interest) of each participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (other than Agent), except to the extent that such disclosure is necessary to establish that such Loans and any such other obligations are in registered form under Section 5f.103-1(c) of the United States Treasury Regulations.
(e)    In addition to the other rights provided in this Section 10.1, each Lender may grant a security interest in, or otherwise assign as collateral, all or a portion of its rights hereunder and under the other Loan Documents, its Loans or any portion thereof or interest therein, whether now owned or hereafter acquired (including rights to payments of principal or interest on the Loans), to (i) any federal reserve bank (pursuant to Regulation A of the Federal Reserve Board), without notice to Agent or (ii) any holder of, or agent or trustee for the benefit of the holders of, such Lender’s debt obligations or equity securities by written notice to Agent; provided, however, that no such holder, agent or trustee, whether because of such grant or assignment or any foreclosure thereon (unless such foreclosure is made through an assignment in accordance with clause (a) above), shall be entitled to any rights of such Lender hereunder and no such Lender shall be relieved of any of its obligations hereunder.
10.2    Notices. All notices or other communications given in connection with the Loan Documents shall be in writing, shall be addressed to the parties at their respective addresses set forth on the signature pages hereto below such parties’ name or in the most recent Assignment Agreement executed by any Lender (unless and until a different address may be specified in a written notice to the other party delivered in accordance with this Section 10.2), and shall be deemed given (a) on the date of receipt if delivered by hand, (b) on the date of sender’s receipt of confirmation of proper transmission if sent by facsimile transmission, (c) on the next Business Day after being sent by a nationally-recognized overnight courier, (d) on the fourth Business Day after being sent by registered or certified mail, postage prepaid, (e) on the date of proper transmission if sent by electronic mail, provided that transmissions may be made by electronic mail only for notices or other communications if such transmission is specifically authorized in a Loan Document and such transmission is delivered in compliance with procedures of Agent applicable at the time and previously communicated to Borrower, or (f) on the later of the Business Day of such posting and the Business Day access to such posting is given to the recipient thereof in accordance with the standard procedures applicable to such E-System, if posted to any E-System approved by or set-up by or at the direction of Agent.
10.3    Payment of Fees and Expenses. Loan Parties agree, jointly and severally, to pay or reimburse upon demand for all reasonable fees, costs and expenses incurred by Agent and Lenders in connection with (a) the investigation, preparation, negotiation, execution, administration of, or any amendment, modification, waiver or termination of, any Loan Document, (b) any legal advice relating to Agent’s rights or responsibilities under any Loan Document, (c) the administration of the Loans and the facilities hereunder and any other transaction contemplated under any Loan Document and (d) the enforcement, assertion, defense or preservation of Agent’s and Lenders’ rights and remedies under the Loan Documents, including, without limitation, preparation for and/or response to any subpoena or request for document production relating thereto, in each case of clauses (a) through (d), including, without limitation, reasonable attorneys’ fees and expenses, reasonable fees and expenses of consultants, auditors (including internal auditors) and appraisers, internal audit reviews and field examinations and UCC and other corporate search and filing fees and wire transfer fees. Each Loan Party further agrees that such fees, costs and expenses shall constitute Obligations.
10.4    Indemnity. Each Loan Party agrees, jointly and severally, to indemnify, hold harmless and defend Agent, each Lender, and each of their respective Related Persons (each an “Indemnitee”) from and against all liabilities, losses, damages, expenses, penalties, claims, actions and suits (including, without limitation, related reasonable attorneys’ fees and expenses) of any kind whatsoever arising, directly or indirectly, that may be imposed on, incurred by or asserted against such Indemnitee (whether brought by a Loan Party, an Affiliate of a Loan Party or any other Person) as a result of or in connection with any Loan Documents, any E-System, or any of the transactions contemplated hereby or thereby, including, without limitation, any actual or prospective investigation, litigation or other proceeding, whether or not brought by any such Indemnitee or any of its Related Persons or whether or not any such Person is a party thereto (the “Indemnified Liabilities”); provided that, no Loan Party shall have any obligation to any Indemnitee with respect to any Indemnified Liabilities to the extent such Indemnified Liabilities arise from the gross negligence or willful misconduct of such Indemnitee as determined by a final non-appealable judgment of a court of competent jurisdiction. In no event shall any Indemnitee be liable on any theory of liability for any special, indirect, consequential or punitive damages (including, without limitation, any loss of profits, business or anticipated savings). Each Loan Party waives, releases and agrees (and shall cause each other Loan Party to waive, release and agree) not to sue upon any such claim for any special, indirect, consequential or punitive damages, whether or not accrued and whether or not known or suspected to exist in its favor.
10.5    Rights Cumulative. Agent’s and Lenders’ rights and remedies under the Loan Documents or otherwise arising are cumulative and may be exercised singularly or concurrently. Neither the failure nor any delay on the part of Agent or any Lender to exercise any right, power or privilege under any Loan Document shall operate as a waiver, nor shall any single or partial exercise of any right, power or privilege preclude any other or further exercise of that or any other right, power or privilege. NEITHER AGENT NOR ANY LENDER SHALL BE DEEMED TO HAVE WAIVED ANY OF ITS RESPECTIVE RIGHTS UNDER ANY LOAN DOCUMENT OR UNDER ANY OTHER AGREEMENT, INSTRUMENT OR PAPER SIGNED BY A LOAN PARTY UNLESS SUCH WAIVER IS EXPRESSED IN WRITING AND SIGNED BY AGENT, REQUISITE LENDERS OR ALL LENDERS, AS APPLICABLE. A waiver on any one occasion shall not be construed as a bar to or waiver of any right or remedy on any future occasion.
10.6    Amendments, Waivers.
(d)    No amendment or waiver of any provision of any Loan Document, and no consent with respect to any departure by any Loan Party therefrom, shall be effective unless the same shall be in writing and signed by Agent, Requisite Lenders (or by Agent with the consent of Requisite Lenders) and Borrower; provided that no such amendment, waiver or consent shall, unless in writing and signed by all Lenders directly affected thereby (or by Agent with the consent of all Lenders directly affected thereby), in addition to Agent, Requisite Lenders (or by Agent with the consent of Requisite Lenders) and Borrower, do any of the following: (i) increase or decrease the amount of, or extend the term of, any Commitment (which shall be deemed to affect all Lenders), (ii) reduce the principal of or rate of interest on (other than waiving the imposition of the Default Rate) any Loan or reduce the amount of any fees payable under any Loan Document, (iii) postpone the date fixed for or reduce or waive any scheduled installment of principal or any payment of interest or fees due to any Lender under the Loan Documents, (iv) release or subordinate the Lien on all or substantially all of the Collateral, or consent to a transfer of all or substantially all of the Intellectual Property, in each case, except as otherwise may be provided in any Loan Document (which shall be deemed to affect all Lenders), (v) release a Loan Party from, or consent to a Loan Party’s assignment or delegation of, such Loan Party’s obligations under the Loan Documents (which shall be deemed to affect all Lenders), except as otherwise may be provided in any Loan Document, (vi) amend, modify, terminate or waive Sections 8.3, 9.9, or 10.6(a), or (vii) amend or modify the definition of “Requisite Lenders” or any provision providing for the consent or other action by all Lenders.
(e)    Notwithstanding any provision in this Section 10.6 to the contrary, (i) no amendment, modification, termination or waiver affecting or modifying the rights or obligations of Agent under any Loan Document shall be effective unless signed by Borrower, Agent and Requisite Lenders, (ii) Agent may amend Schedule A to reflect assignments permitted hereunder, and (iii) Agent and Borrower may amend or modify any Loan Document to grant a new Lien, extend an existing Lien over additional Property or join additional Persons as Loan Parties, in each case for the benefit of Agent and Lenders.
10.7    Performance. Time is of the essence of the Loan Documents.
10.8    Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that any assignment by any Lender shall be subject to the provisions of Section 10.1, and provided further that no Loan Party may assign or transfer any of its rights or obligations under this Agreement without the prior written consent of Agent and each Lender. No other Person shall be deemed a third party beneficiary of this Agreement. This Agreement shall continue in full force and effect until the Termination Date; provided, however, that the provisions of this Section 10.8 and Sections 2.4(e), 9.6, 10.3, 10.4, 10.11 and 10.12 and the other indemnities contained in the Loan Documents shall survive the Termination Date. The surrender, upon payment or otherwise, of any Note or any other Loan Document evidencing any of the Obligations shall not affect the right of Agent to retain the Collateral for such other Obligations as may then exist or as it may be reasonably contemplated will exist in the future. To the extent Agent or any Lender receives any payment in respect of the Obligations and such payment is subsequently, in whole or in part, invalidated, declared to be fraudulent or preferential, set aside or otherwise required to be paid to any other Person, then to the extent of such recovery, the Obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor, shall be revived and continued in full force and effect as if such payment had not occurred.
10.9    Creditor-Debtor Relationship. The relationship between Agent and each Lender, on the one hand, and the Loan Parties, on the other hand, is solely that of creditor and debtor. Neither Agent nor any Lender has any fiduciary relationship or duty to any Loan Party arising out of or in connection with, and there is no agency, tenancy or joint venture relationship between Agent or Lenders and Loan Parties by virtue of, any Loan Document or any transaction contemplated herein or therein.
10.10    Tombstones and Related Matters. Each Loan Party consents to the publication by Agent or any Lender of any press releases, tombstone, advertising or other promotional materials (including, without limitation, via any electronic transmission) relating to the financing transaction contemplated by this Agreement using such Loan Party’s name, product, photographs, logo or trademark. No Loan Party shall, and no Loan Party shall permit any of its Affiliates to, issue any press release or other public disclosure (other than any document filed with any Governmental Authority relating to a public offering of the securities of any Loan Party) using the name, logo or otherwise referring to General Electric Capital Corporation, GE Healthcare Financial Services, Inc. or of any of their Affiliates, the Loan Documents or any transaction contemplated herein or therein to which any of them is a party without the prior written consent of Agent except to the extent required to do so under any applicable Requirement of Law and then, only after consulting with Agent with respect to any such disclosure other than ordinary course filings with the SEC.
10.11    Waiver of Jury Trial. EACH OF THE LOAN PARTIES, AGENT AND LENDERS UNCONDITIONALLY WAIVES ANY AND ALL RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, ANY OF THE OTHER LOAN DOCUMENTS, ANY OF THE INDEBTEDNESS SECURED HEREBY, ANY DEALINGS AMONG LOAN PARTIES, AGENT AND/OR LENDERS RELATING TO THE SUBJECT MATTER OF THIS TRANSACTION OR ANY RELATED TRANSACTIONS, AND/OR THE RELATIONSHIP THAT IS BEING ESTABLISHED AMONG LOAN PARTIES, AGENT AND/OR LENDERS. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT. THIS WAIVER IS IRREVOCABLE. THIS WAIVER MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING. THE WAIVER ALSO SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENTS, OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THIS TRANSACTION OR ANY RELATED TRANSACTION. THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.
10.12    Governing Law and Jurisdiction.
(a)    GOVERNING LAW. THIS AGREEMENT, THE OTHER LOAN DOCUMENTS (EXCLUDING THOSE LOAN DOCUMENTS THAT BY THEIR OWN TERMS ARE EXPRESSLY GOVERNED BY THE LAWS OF ANOTHER JURISDICTION) AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL IN ALL RESPECTS BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, REGARDLESS OF THE LOCATION OF THE COLLATERAL, PROVIDED, HOWEVER, THAT IF THE LAWS OF ANY JURISDICTION OTHER THAN NEW YORK SHALL GOVERN IN REGARD TO THE VALIDITY, PERFECTION OR EFFECT OF PERFECTION OF ANY LIEN OR IN REGARD TO PROCEDURAL MATTERS AFFECTING ENFORCEMENT OF ANY LIENS IN COLLATERAL, SUCH LAWS OF SUCH OTHER JURISDICTIONS SHALL CONTINUE TO APPLY TO THAT EXTENT.
(b)    Submission to Jurisdiction. Any legal action or proceeding with respect to the Loan Documents shall be brought exclusively in the courts of the State of New York located in the City of New York, Borough of Manhattan, or of the United States of America for the Southern District of New York and, by execution and delivery of this Agreement, each Loan Party hereby accepts for itself and in respect of its Property, generally and unconditionally, the jurisdiction of the aforesaid courts. Notwithstanding the foregoing, Agent and Lenders shall have the right to bring any action or proceeding against any Loan Party (or any Property of such Loan Party) in the court of any other jurisdiction Agent or Lenders deem necessary or appropriate in order to realize on the Collateral or other security for the Obligations. The parties hereto hereby irrevocably waive any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens, that any of them may now or hereafter have to the bringing of any such action or proceeding in such jurisdictions.
(c)    Service of Process. Each Loan Party hereby irrevocably waives personal service of any and all legal process, summons, notices and other documents and other service of process of any kind and consents to such service in any suit, action or proceeding brought in the United States of America with respect to or otherwise arising out of or in connection with any Loan Document by any means permitted by applicable Requirements of Law, including by the mailing thereof (by registered or certified mail, postage prepaid) to the address of Borrower specified herein (and shall be effective when such mailing shall be effective, as provided therein). Each Loan Party agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.
(d)    Non-exclusive Jurisdiction. Nothing contained in this Section 10.12 shall affect the right of Agent or Lenders to serve process in any other manner permitted by applicable Requirements of Law or commence legal proceedings or otherwise proceed against any Loan Party in any other jurisdiction.
10.13    Confidentiality. Each Lender and Agent agrees to use all reasonable efforts to maintain, in accordance with its customary practices, the confidentiality of information obtained by it pursuant to any Loan Document and designated in writing by any Loan Party as confidential, except that such information may be disclosed (a) with Borrower’s consent, (b) to such Lender’s or Agent’s Related Persons, as the case may be, that are advised of the confidential nature of such information and are instructed to keep such information confidential in accordance with the terms hereof, (c) to the extent such information presently is or hereafter becomes (i) publicly available other than as a result of a breach of this Section 10.13 or (ii) available to such Lender or Agent or any of their Related Persons, as the case may be, from a source (other than any Loan Party) not known by them to be subject to disclosure restrictions, (d) to the extent disclosure is required by any applicable Requirements of Law, or other legal, administrative, governmental or regulatory request, order or proceeding or otherwise requested or demanded by any Governmental Authority, (e) to the extent necessary or customary for inclusion in league table measurements, (f) (i) to the National Association of Insurance Commissioners or any similar organization, any examiner or any nationally recognized rating agency or (ii) otherwise to the extent consisting of general portfolio information that does not identify Loan Parties, (g) to current or prospective assignees or participants and to their respective Related Persons, in each case to the extent such assignees, participants or Related Persons agree to be bound by provisions substantially similar to the provisions of this Section 10.13 (and such Persons may disclose information to their respective Related Persons in accordance with clause (b) above), (h) to any other party hereto, and (i) in connection with the exercise or enforcement of any right or remedy under any Loan Document, in connection with any litigation or other proceeding to which such Lender or Agent or any of their Related Persons is a party or bound, or to the extent necessary to respond to public statements or disclosures by Loan Parties or their Related Persons referring to a Lender or Agent or any of their Related Persons. In addition, the Agent and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to the Agent and the Lenders in connection with the administration of this Agreement and the other Loan Documents. In the event of any conflict between the terms of this Section 10.13 and those of any other contractual obligation entered into with any Loan Party (whether or not a Loan Document), the terms of this Section 10.13 shall govern.
10.14    USA Patriot Act. Each Lender that is subject to the Patriot Act hereby notifies Loan Parties that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow such Lender to identify each Loan Party in accordance with the Patriot Act.
10.15    Severability. Any provision of any Loan Document being held illegal, invalid or unenforceable in any jurisdiction shall not affect any part of such provision not held illegal, invalid or unenforceable, any other provision of any Loan Document or any part of such provision in any other jurisdiction.
10.16    Entire Agreement; Counterparts. The Loan Documents constitute the entire agreement of the parties and supersede all prior agreements and understandings (whether written, verbal or implied) with respect to the subject matter thereof (including, without limitation, any proposal letter or confidentiality agreement between the parties hereto or any of their respective Affiliates relating to a financing of substantially similar form, purpose or effect). Section headings contained in this Agreement have been included for convenience only, and shall not affect the construction or interpretation of this Agreement. This Agreement may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Delivery of an executed signature page of this Agreement by facsimile transmission or electronic transmission shall be as effective as delivery of a manually executed counterpart hereof.
10.17    Duty of Agent With Respect to Collateral; Marshaling. Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession shall be to deal with it in the same manner as Agent deals with similar property for its own account. The powers conferred on Agent hereunder are solely to protect Agent’s interest in the Collateral and shall not impose any duty upon Agent to exercise any such powers. Agent shall be accountable only for amounts that it receives as a result of the exercise of such powers, and neither Agent nor any Indemnitee shall be responsible to any Loan Party for any act or failure to act hereunder, except for their own gross negligence or willful misconduct as finally determined by a non-appealable judgment of a court of competent jurisdiction. In addition, Agent shall not be liable or responsible for any loss or damage to any Collateral, or for any diminution in the value thereof, by reason of the act or omission of any warehousemen, carrier, forwarding agency, consignee or other bailee if such Person has been selected by Agent in good faith. Agent may (but shall not be obligated to) pay taxes on behalf of any Loan Party, satisfy any Liens against the Collateral or any Loan Party’s Intellectual Property (other than Permitted Liens), purchase insurance to protect Agent’s and Lenders’ interest if Loan Parties fail to maintain the insurance required hereunder and may pay for the maintenance, insurance, protection and preservation of the Collateral and any Loan Party’s Intellectual Property and effect compliance with the terms of any Loan Document. Each Loan Party agrees to reimburse Agent, on demand, for all costs and expenses incurred by Agent in connection with such payment or performance and agrees that such amounts shall constitute Obligations and authorizes Agent and each Revolving Lender to make a Revolving Loan to pay all such amounts, even if the result thereof would cause the outstanding principal balance of the Revolving Loans to exceed the Maximum Revolving Loan Balance at such time. Each Loan Party hereby (a) waives any right under the UCC or any other applicable Requirement of Law to receive notice and/or copies of any filed or recorded financing statements, amendments thereto, continuations thereof or termination statements and (b) releases and excuses Agent and each Lender from any obligation under the UCC or any other applicable law to provide notice or a copy of any such filed or recorded documents. Neither Agent nor any Lender shall be under any obligation to marshal any property in favor of any Loan Party or any other Person or against or in payment of any Obligation.
10.18    Joint and Several; Waiver of Defense. The obligations of the Loan Parties under the Loan Documents are joint and several. Each Loan Party waives (a) any suretyship defenses available to it under the UCC or any other applicable Requirement of Law, and (b) any right to require Agent and Lenders to proceed against any other Loan Party or any other Person, proceed against or exhaust any security, or pursue any other remedy.  Agent and Lenders may exercise or not exercise any right or remedy they have against any Loan Party, any Collateral or any other security (including the right to foreclose by judicial or non-judicial sale) without affecting any other Loan Party’s liability.  Notwithstanding any other provision of any Loan Document, each Loan Party irrevocably waives all rights that it may have under any Requirement of Law or in equity (including, without limitation, any Requirement of Law subrogating any Loan Party to the rights of Agent and Lenders under any Loan Document) to seek contribution, indemnification or any other form of reimbursement from any other Loan Party, or any other Person now or hereafter primarily or secondarily liable for any of the Obligations, for any payment made by any Loan Party with respect to the Obligations in connection with any Loan Document or otherwise and all rights that it might have to benefit from, or to participate in, any security for the Obligations as a result of any payment made by any Loan Party with respect to the Obligations in connection with any Loan Document or otherwise.  Any agreement providing for indemnification, reimbursement or any other arrangement prohibited under this Section shall be null and void.  If any payment is made to a Loan Party in contravention of this Section, such Loan Party shall hold such payment in trust for Agent and Lenders and such payment shall be promptly delivered to Agent for application to the Obligations, whether matured or unmatured.

11.    Defined Terms. The following terms are defined in the Sections or subsections referenced opposite such terms:

“Account Control Agreement”	Section 6.10
“Agent”	Preamble
“Agreement”	Preamble
“Assignment Agreement”	Section 10.1(a)
“Borrower”	Preamble
“Borrower Materials”	Section 9.2(c)
“Closing Date”	Section 4.1
“Closing Date Foreign Subsidiaries”	Section 7.10(a)
“Compliance Certificate”	Section 6.3(b)
“Disbursement Account”	Section 6.10
“Eligible Account”	Section 2.8
“Event of Default”	Section 8.1
“Final Payment Fee”	Section 2.6(b)
“GECC”	Preamble
“Guarantor” and “Guarantors”	Preamble
“Indemnitee”	Section 10.4
“Indemnified Liabilities”	Section 10.4
“Intercompany Note”	Definition of “Permitted Indebtedness”
“Lender” and “Lenders”	Preamble
“Loan Party” and “Loan Parties”	Preamble
“Lockbox”	Section 6.10
“Lockbox Account”	Section 6.10
“Lockbox Bank”	Section 6.10
“Maximum Lawful Rate”	Section 2.3(c)
“Maximum Revolving Loan Balance”	Section 2.1(b)
“Non-Funding Lender”	Section 9.10(c)
“Other Lender”	Section 9.10(c)
“Participant Register”	Section 10.1(b)
“Patriot Act”	Section 5.7(c)
“Register”	Section 2.4(g)
“Reinvestment Period”	Section 6.4
“Revolving Loan” and “Revolving Loans”	Section 2.1(b)
“SDN List”	Section 5.7(b)
“Settlement Date”	Section 9.10(a)(ii)
“Sweep Account”	Section 6.10
“Sweep Bank”	Section 6.10
“Term Loan” and “Term Loans”	Section 2.1(a)
“Term Loan A”	Section 2.1(a)
“Term Loan B”	Section 2.1(a)
“Term Loan C”	Section 2.1(a)
“Termination Date”	Section 9.8(b)

In addition to the terms defined elsewhere in this Agreement, the following terms have the following meanings:
“Access Agreement” means a landlord consent and/or bailee letter, substantially in the forms of Exhibit C-1 and C-2 respectively, in favor of Agent executed by the applicable landlord or bailee and the applicable Loan Party.
“Account” means, as at any date of determination, all “accounts” (as such term is defined in the UCC) of the Loan Parties, including, without limitation, the unpaid portion of the obligation of a customer of a Loan Party in respect of Inventory purchased by and shipped to such customer and/or the rendition of services by a Loan Party, as stated on the respective invoice of a Loan Party, net of any credits, rebates or offsets owed to such customer.
“Account Debtor” means the customer of a Loan Party who is obligated on or under an Account.
“Affiliate” means, with respect to any Person, (a) each officer, director, partner or joint-venturer of such Person (and in the case of any Person that is a limited liability company, each manager and member of such Person), and (b) any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person; provided, however, that neither Agent nor any Lender shall be an Affiliate of any Loan Party or of any Subsidiary of any Loan Party solely by reason of the provisions of the Loan Documents. For purposes of this definition, “control” means the possession of either (i) the power to vote, or the beneficial ownership of, 10% or more of the voting Stock of such Person (either directly or through the ownership of Stock Equivalents) or (ii) the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.
“Applicable Margin” means:
(a)    for the period commencing on the Closing Date through the last day of the calendar month during which financial statements for the fiscal quarter ending March 31, 2016 are delivered:
(i)    with respect to Revolving Loans, three and ninety-five hundredths percent (3.95%) per annum; and
(ii)    with respect to Term Loans, five and nine-tenths percent (5.90%) per annum; and
(b)    thereafter, the Applicable Margin shall equal the margin in effect from time to time determined as set forth below based upon EBITDA for the most recently completed twelve-month period pursuant to the appropriate column under the table below:

Trailing Twelve Month EBITDA	Applicable Margin for Term Loans	Applicable Margin for Revolving Loans
Less than $***	5.90%	3.95%
Greater than or equal to $*** but less than $***	5.45%	3.70%
Greater than $***	4.95%	2.95%

The Applicable Margin shall be adjusted from time to time upon delivery to Agent of the monthly financial statements for the last fiscal month of each fiscal quarter required to be delivered pursuant to Section 6.3(a) and 6.3(b) hereof (commencing on the last fiscal month of the fiscal quarter ending March 31, 2016) accompanied by a Compliance Certificate calculating EBITDA for the twelve month period ending on the last day of such fiscal month, certified on behalf of Borrower by the chief financial officer of Borrower as of the end of the fiscal month for which such financial statements and Compliance Certificates are delivered. If such calculation indicates that the Applicable Margin shall increase or decrease, then on the first day of the calendar month following the date of delivery of such financial statements, Compliance Certificate and written calculation, the Applicable Margin shall be adjusted in accordance therewith; provided, however, that no reduction in the Applicable Margin shall become effective on such date if a Default or Event of Default has occurred and is continuing; provided, further, that upon any failure by Borrower to deliver the financial statements and Compliance Certificate for the last month in any fiscal quarter within te time periods set forth in Section 6.3(a) and 6.3(b), Agent may, at its election, effective as of the date on which such financial statements and Compliance Certificate are required to be delivered and ending on the date of actual delivery of such financial statements and Compliance Certificate, if any, the Applicable Margin shall equal the highest Applicable Margin specified in the pricing table set forth above.
In the event that any financial statement or Compliance Certificate delivered pursuant to Section 6.3(a) or 6.3(b) is inaccurate, and such inaccuracy, if corrected, would have led to the imposition of a higher Applicable Margin for any period than the Applicable Margin applied for that period, then (i) Borrower shall immediately deliver to Agent a corrected financial statement and a corrected Compliance Certificate for that period, (ii) the Applicable Margin shall be determined based on the corrected Compliance Certificate for that period, and (iii) Borrower shall immediately pay to Agent (for the account of the Lenders that hold the Commitments and Loans at the time such payment is received, regardless of whether those Lenders held the Commitments and Loans during the relevant period) the accrued additional interest owing as a result of such increased Applicable Margin for that period. This paragraph shall not limit the rights of Agent or the Lenders with respect to Section 2.3(d) and Article VIII hereof, and shall survive the termination of this Agreement until the payment in full in cash of the aggregate outstanding principal balance of the Loans.
“Automatic Payment Authorization Agreement” means an automatic payment authorization agreement, substantially in the form of Exhibit D, executed by Borrower.
“Borrowing Base” means, as of any date of determination by Agent, an amount equal to ***% of the book value of Eligible Accounts at such time.
“Borrowing Base Certificate” means a certificate of Borrower, on behalf of each Loan Party, in substantially the form of Exhibit E hereto.
“Business Day” means and includes any day other than Saturdays, Sundays, or other days on which commercial banks in New York, New York are required or authorized to be closed.
“Carlsbad Lease” means that certain Lease – The Campus, dated as of February 8, 2010 (as amended by the Settlement and Release and First Amendment, dated as of July 1, 2012, the Settlement and Release Agreement and Second Amendment dated as of January 19, 2012 and the Third Amendment to Lease, dated as of August 28, 2012) between The Campus Carlsbad, LLC and Clinical Micro Sensors, Inc.
“Cash Equivalents” means (a) any readily-marketable securities (i) issued by, or directly, unconditionally and fully guaranteed or insured by the United States federal government or (ii) issued by any agency of the United States federal government the obligations of which are fully backed by the full faith and credit of the United States federal government, (b) any readily-marketable direct obligations issued by any other agency of the United States federal government, any state of the United States or any political subdivision of any such state or any public instrumentality thereof, in each case having a rating of at least “A-1” from S&P or at least “P-1” from Moody’s, (c) any commercial paper rated at least “A-1” by S&P or “P-1” by Moody’s and issued by any Person organized under the laws of any state of the United States, (d) any Dollar-denominated time deposit, insured certificate of deposit, overnight bank deposit or bankers’ acceptance issued or accepted by (i) Agent or (ii) any commercial bank that is (A) organized under the laws of the United States, any state thereof or the District of Columbia, (B) “adequately capitalized” (as defined in the regulations of its primary federal banking regulators) and (C) has Tier 1 capital (as defined in such regulations) in excess of $250,000,000 or (e) shares of any United States money market fund that (i) has substantially all of its assets invested continuously in the types of investments referred to in clause (a), (b), (c) or (d) above with maturities as set forth in the proviso below, (ii) has net assets in excess of $500,000,000 and (iii) has obtained from either S&P or Moody’s the highest rating obtainable for money market funds in the United States; provided, however, that the maturities of all obligations specified in any of clauses (a), (b), (c) and (d) above shall not exceed 365 days. For the avoidance of doubt, “Cash Equivalents” does not include (and each Loan Party is prohibited from purchasing or purchasing participations in) any auction rate securities or other corporate or municipal bonds with a long-term nominal maturity for which the interest rate is reset through a Dutch auction.
“Code” means the Internal Revenue Code of 1986, as amended.
“Collateral” means all Property and interests in Property and proceeds thereof now owned or hereafter acquired by any Loan Party in or upon which a Lien is granted or purported to be granted in favor of Agent for the benefit of Agent and Lenders pursuant to any Loan Document.
“Collection Account” means the following account of Agent (or such other account as Agent shall identify in writing to Borrower or Lenders, as applicable):
Bank Name: Deutsche Bank
Bank Address: New York, NY
ABA Number: 021 001 033
Account Number: ***
Account Name: GECC HH Cash Flow Collections
Ref: GenMark Diagnostics/HFS6683
“Commitments” means the Term Loan A Commitments, the Term Loan B Commitments, the Term Loan C Commitments and the Revolving Loan Commitments.
“Default” means any event, which with the giving of notice or the passage of time, or both, would constitute an Event of Default.
“Default Rate” means a rate of interest equal to ***% per annum above the rate of interest otherwise in effect for the applicable Obligation.
“Diagnostic System” means an ePlex System or an eSensor System.
“Disbursement Letter” means a disbursement instruction letter, in form and substance satisfactory to Agent, among each Loan Party, Agent and each Lender.
“Dollars” and “$” each mean lawful money of the United States of America.
“EBITDA” means, with respect to Borrower and its consolidated Subsidiaries for any period, the total of the following, all of which shall be determined in accordance with GAAP: (a) the consolidated net income (loss) of Borrower and its consolidated Subsidiaries for such period, plus (b) without duplication, to the extent included in the calculation of consolidated net income of Borrower and its consolidated Subsidiaries for such period, the sum of the following amounts of Borrower and its consolidated Subsidiaries for such period, (i) income taxes paid or accrued (excluding any amounts Borrower or any of its consolidated Subsidiaries includes in its sales, general and administrative expenses), (ii) interest expense (net of interest income), paid or accrued, (iii) amortization and depreciation expense, (iv) compensation paid in Stock, and (v) other non-cash charges as approved by Agent in its sole discretion. EBITDA shall be measured on an accrual accounting basis.
“ePlex System” means the ePlex™ sample-to-answer instrument system developed, marketed and sold by the Loan Parties.
“eSensor System” means the eSensor™ XT-8 instrument system developed, marketed and sold by the Loan Parties.
“ERISA” means the United States Employee Retirement Income Security Act of 1974, as amended.
“E-System” means any electronic system approved by Agent, including Syndtrak®, Intralinks® and ClearPar® and any other Internet or extranet-based site, whether such electronic system is owned, operated or hosted by Agent, any of its Related Persons or any other Person, providing for access to data protected by passcodes or other security system.
“European Distribution Center” means the premises owned by *** .
“Excluded Accounts” means, collectively, (a) any Deposit Account exclusively used for payroll, payroll taxes, or other employee wage and benefit payments to or for the benefit of the Loan Parties’ employees, provided that the aggregate balance in such accounts does not exceed the amount necessary to make the immediately succeeding payroll, payroll tax or benefit payment (or such minimum amount as may be required by any Requirement of Law with respect to such accounts), as applicable, (b) any zero-balance Disbursement Account, and (c) any Deposit Account or Securities Account the average daily balance of which in the aggregate, together with the average daily balance of all such other Deposit Accounts and Securities Accounts excluded pursuant to this clause (c), shall not exceed $10,000 and (d) the Landlord LC Account for so long as the Landlord Letter of Credit or any replacement thereof is issued and undrawn.
“Excluded Foreign Subsidiary” means a Foreign Subsidiary which is (a) a controlled foreign corporation (as defined in the Code) that has not guaranteed or pledged any of its assets to secure, or with respect to which there shall not have been pledged two-thirds or more of the voting Stock and Stock Equivalents to secure, any Indebtedness (other than the Loans) of a Loan Party or any other Subsidiary of Borrower which is a United States person within the meaning of Section 7701(a)(30) of the Code or (b) a Foreign Subsidiary owned by a Foreign Subsidiary described in clause (a) hereof.
“Exigent Circumstance” means any event or circumstance that, in the reasonable judgment of Agent, imminently threatens the ability of Agent to realize upon all or any material portion or material piece of the Collateral, such as, without limitation, fraudulent removal, concealment, or abscondment thereof, destruction or material waste thereof, or failure of any Loan Party after reasonable demand to maintain or reinstate adequate casualty insurance coverage, or which, in the judgment of Agent, could result in a material diminution in value of the Collateral (including, for the avoidance of doubt and without limitation, circumstances where Agent reasonably believes the Loan Parties’ remaining cash and Cash Equivalents are being, or are likely to be, significantly and imminently diminished).
“FATCA” means Sections 1471, 1472, 1473 and 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), current or future United States Treasury Regulations promulgated thereunder and published guidance with respect thereto, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any applicable intergovernmental agreements with respect thereto.
“FDA” means the U.S. Food and Drug Administration.
“Fee Letter” means the amended and restated Fee Letter, dated as of the Closing Date, among Borrower and Agent.
“Final Maturity Date” means January 12, 2019.
“Foreign Subsidiary” means a Subsidiary of Borrower that is incorporated or organized in a jurisdiction other than the United States or any state or territory thereof.
“GAAP” means generally accepted accounting principles in the United States of America, as in effect from time to time.
“Governmental Authority” means any nation, sovereign or government, any state or other political subdivision thereof, any agency, authority or instrumentality thereof and any entity or authority exercising executive, legislative, taxing, judicial, regulatory or administrative functions of or pertaining to government, including any central bank, stock exchange, regulatory body, arbitrator, public sector entity, supra-national entity and any self-regulatory organization.
“Governmental Payor” means The Civilian Health and Medical Program of the Department of Veterans Affairs, TRICARE, the Veterans Health Administration and, with the consent of Agent, any other state or federal health care program or any other Governmental Authority which presently or in the future maintains a third party payor program.
“Guaranty” means a guaranty agreement, in form and substance satisfactory to Agent, made by Guarantors in favor of Agent, for the benefit of Agent and Lenders.
“HIPAA” means the (a) Health Insurance Portability and Accountability Act of 1996; (b) the Health Information Technology for Economic and Clinical Health Act (Title XIII of the American Recovery and Reinvestment Act of 2009); and (c) any state and local laws regulating the privacy and/or security of individually identifiable information, including state laws providing for notification of breach of privacy or security of individually identifiable information, in each case with respect to the laws described in clauses (a), (b) and (c) of this definition, as the same may be amended, modified or supplemented from time to time, any successor statutes thereto, any and all rules or regulations promulgated from time to time thereunder.
“Indebtedness” means, with respect to any Person, at any date, without duplication, (a) all indebtedness for borrowed money, (b) all obligations evidenced by bonds, debentures, notes or other similar instruments, (c) all obligations to pay the deferred purchase price of Property or services, including earnouts or similar payments (other than trade payables incurred in the ordinary course of business), (d) all capital lease obligations, (e) the principal balance outstanding under any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product, (f) all contingent or non-contingent obligations of such Person to reimburse any bank or other Person in respect of amounts paid under a letter of credit, surety bond or other similar instrument, (g) all equity securities of such Person subject to repurchase or redemption other than at the sole option of such Person, (h) all indebtedness secured by a Lien on any asset of such Person, whether or not such indebtedness is an obligation of such Person, (i) all obligations under any foreign exchange contract, currency swap agreement, interest rate swap, cap or collar agreement or other similar agreement or arrangement designed to alter the risks of that Person arising from fluctuations in currency values or interest rates, in each case whether contingent or matured, and (j) all indebtedness, obligations or liabilities of others guaranteed, endorsed (other than in the ordinary course of business), co-made, discounted with recourse or sale with recourse by such Person or for which such Person is otherwise directly or indirectly liable.
“Indemnified Taxes” means any and all present or future taxes, levies, imposts, deductions, charges or withholdings and all liabilities (including any interest, penalties or other additions) with respect thereto (other than (i) any taxes measured by net income and franchise taxes imposed in lieu of net income taxes, in each case imposed on Agent or any Lender as a result of a present or former connection between Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein, except for such connection arising from Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, any Loan Document and (ii) any United States federal withholding taxes imposed under FATCA).
“Initial Loans” means the Term Loan A and the Revolving Loans (if any) made on the Revolving Credit Facility Activation Date.
“Intellectual Property” means (a) all copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work, whether published or unpublished, any patents, patent applications and like protections, including improvements, divisions, continuations, renewals, reissues, extensions, and continuations-in-part of the same, trademarks, trade names, service marks, mask works, rights of use of any name, domain names, or any other similar rights, any applications therefor, whether registered or not, and (b) the goodwill of the business of any Person connected with and symbolized thereby, know-how, operating manuals, trade secret rights, clinical and non-clinical data, and rights to unpatented inventions.
“Interest Period” means, as applicable, (a) the period commencing on the Closing Date and ending on the day immediately preceding the first Business Day of the next succeeding calendar month, or (b) subsequent to the period described in clause (a), the period commencing on the first Business Day of the calendar month and ending on the day immediately preceding the first Business Day of the next succeeding calendar month.
“Investment” means, with respect to any Person, directly or indirectly, (a) to purchase or acquire any Stock or Stock Equivalents, or any obligations or other securities of, or any interest in, any Person, including the establishment or creation of a Subsidiary, (b) to make or commit to make any acquisition of all or substantially all of the assets of another Person, or of any business, division or other unit operation of any Person or (c) to make or purchase any advance, loan, extension of credit or capital contribution to, or any other investment in, any Person.
“Landlord LC Account” means the account number 4010005371 maintained at Banc of California, National Association and pledged by Clinical Micro Sensors, Inc. to support the Landlord Letter of Credit; provided that the balance of such account shall not at any time exceed the face amount the Landlord Letter of Credit.
“Landlord Letter of Credit” means the Original Irrevocable Standby Letter of Credit No. #2012-003 issued by Beach Business Bank on September 7, 2012 for the benefit of Wells Fargo Bank, National Association (on behalf of The Carlsbad Campus, LLC) in the face amount of $757,819.76 as reduced from time to time in accordance with its terms.
“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment, charge, deposit arrangement, encumbrance, easement, lien (statutory or otherwise), security interest or other security arrangement and any other preference, priority or preferential arrangement of any kind or nature whatsoever, including any conditional sale contract or other title retention agreement, the interest of a lessor under a capital lease and any synthetic or other financing lease having substantially the same economic effect as any of the foregoing.
“Loan” means each Term Loan, each Revolving Loan, and any other loan made or deemed made by any Lender hereunder.
“Loan Documents” means this Agreement, the Notes (if any), the Account Control Agreements, the Access Agreements, the Perfection Certificate, the Pledge Agreement (if any), the Guaranty (if any), any Subordination Agreement, the Fee Letter, the Disbursement Letter, any Borrowing Base Certificate and all other agreements, instruments, documents and certificates delivered to Agent or any Lender from time to time in connection with any of the foregoing.
“Margin Stock” means “margin stock” within the meaning of Regulations T, U and X of the Board of Governors of the Federal Reserve System.
“Material Adverse Effect” means a material adverse effect on any of (a) the operations, business, assets, properties, or condition (financial or otherwise) of Borrower, individually, or the Loan Parties, taken as a whole, (b) the ability of a Loan Party to perform any of its obligations under any Loan Document to which it is a party, (c) the legality, validity or enforceability of any Loan Document, (d) the rights and remedies of Agent or Lenders under any Loan Document or (e) the validity, perfection or priority of any Lien in favor of Agent, on behalf of itself and Lenders, on any of the Collateral.
“Material Agreement” means (a) any agreement or contract (other than a Reagent Rental Agreement or other contract for the sale of Diagnostic Systems and/or diagnostic test kits) to which a Loan Party is a party and involving the receipt or payment of amounts in the aggregate exceeding $*** per year, (b) any agreement or contract to which a Loan Party is a party of which the breach, nonperformance, termination or failure to renew could reasonably be expected to have a Material Adverse Effect, or (c) each agreement relating to any Subordinated Indebtedness.
“Material Indebtedness” means (a) any Subordinated Indebtedness and (b) any other Indebtedness (other than the Obligations) of a Loan Party or any of its Subsidiaries having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $***.
“Note” means a promissory note of Borrower, in form and substance satisfactory to Agent, payable to a Lender in a principal amount equal to the amount of such Lender’s Term Loan A Commitment, Term Loan B Commitment, Term Loan C Commitment or Revolving Loan Commitment, as applicable.
“OFAC” means U.S. Treasury Department's Office of Foreign Assets Control.
“Obligations” means all Loans and all other debts, obligations and liabilities of any kind whatsoever owing by the Loan Parties to Agent and Lenders under the Loan Documents, whether for principal, interest, fees, expenses, prepayment premiums, indemnities, reimbursements or other sums, and whether or not such amounts accrue after the filing of any petition in bankruptcy or after the commencement of any insolvency, reorganization or similar proceeding, and whether or not allowed in such case or proceeding, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and howsoever acquired, and whether or not evidenced by any instrument or for the payment of any money.
“Perfection Certificate” means a perfection certificate in the form provided by Agent, completed and duly executed by each Loan Party.
“Permitted Acquisition” means any acquisition by a Loan Party of all of the Stock and Stock Equivalents of a Target or all or substantially all of the assets of a Target, in each case, to the extent that each of the following conditions shall have been satisfied:
(a)    no Default or Event of Default is then continuing or would result therefrom;
(b)    each representation or warranty contained in each Loan Document is true, accurate and complete in all material respects (but in all respects if such representation or warranty is qualified by “material” or “Material Adverse Effect”) as of the date thereof;
(c)    Borrower shall have delivered to Agent at least twenty (20) days prior to the consummation thereof (or such shorter period as Agent may agree in writing): (x) notice of such acquisition setting forth in reasonable detail the terms and conditions of such acquisition ,(y) pro forma financial statements of Borrower and its Subsidiaries after giving effect to the consummation of such acquisition and (z) to the extent available, a due diligence package;
(d)    such acquisition shall only involve a target that is a corporation or limited liability company incorporated or organized under the laws of any State of the United States or the District of Columbia and consist of assets located in the United States;
(e)     such acquisition shall only comprise a business, or those assets of a business, substantially of the type engaged in by Borrower or its Subsidiaries and which business would not subject Agent or any Lender to regulatory or third party approvals in connection with the exercise of its rights and remedies under this Agreement or any other Loan Documents;
(f)    Borrower shall have delivered to Agent (i) as soon as available, executed counterparts of the respective agreements, documents or instruments pursuant to which such acquisition is to be consummated (including any related management, non-compete, employment, option or other material agreements), any schedules to such agreements, documents or instruments and all other material ancillary agreements, instruments and documents to be executed or delivered in connection therewith, (ii) to the extent required under the related acquisition agreement, all consents and approvals from applicable Governmental Authorities and other Persons, (iii) if required by Agent, environmental assessments satisfactory to Agent and (iv) audited financial statements (or, if unavailable, management-prepared financial statements) of the Target for its two most recent fiscal years and for any fiscal quarters ended within the fiscal year to date;
(g)    at or prior to the closing of such acquisition, the Loan Parties shall execute and deliver (i) the agreements, instruments and other documents required by Section 6.11 to Agent and (ii) with respect to any new Subsidiary created in connection with such acquisition, all documents required to be delivered on the Closing Date pursuant to Sections 4.1(b), (d), (e), (f), (g), (h), (i), (k), (l), and (n);
(h)    such acquisition shall not be hostile and shall have been approved by the board of directors (or equivalent) and/or shareholders (or equivalent) of the applicable Loan Party and the Target;
(i)    the business and assets acquired in such acquisition shall be free and clear of all Liens (other than Permitted Liens);
(j)    the structure of the acquisition shall be acceptable to the Lenders comprising Requisite Lenders in their reasonable judgment;
(k)    immediately prior to the consummation of such acquisition, the Target shall have a positive Tangible Net Worth;
(l)    the aggregate consideration paid or payable (including, without limitation, all transaction costs, equity consideration and non-competition arrangements) by the Loan Parties in any acquisition shall not exceed *** of the aggregate unrestricted cash and Cash Equivalents in Deposit Accounts and Securities Accounts of the Loan Parties which are subject to Account Control Agreements immediately prior to the consummation of such acquisition;
(m)    the aggregate consideration paid or payable in connection with all acquisitions (including, without limitation, all transaction costs and all liabilities and Contingent Obligations incurred or assumed in connection therewith or otherwise reflected in a consolidated balance sheet of the Loan Parties and Target, but excluding common stock of Borrower), made during the term of this Agreement shall not exceed $***;
(n)    no Indebtedness or Contingent Obligations in the nature of an earn-out or similar contingent compensation shall be incurred or assumed in connection therewith; and
(o)    with respect to an acquisition paid for in whole or in part with Stock or Stock Equivalents of Borrower, such acquisition shall not result in any decrease in the Tangible Net Worth of the Loan Parties.
“Permitted Contest” means the contesting in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves or other appropriate provisions are maintained on the books of the applicable Loan Party in accordance with GAAP and which do not involve, in the reasonable judgment of Agent, any risk of the sale, forfeiture or loss of any of the Collateral.
“Permitted Discretion” means a determination made in good faith and in the exercise of reasonable (from the perspective of a secured asset-based lender) business judgment.
“Permitted Dispositions” means (a) sales of inventory in the ordinary course of business, (b) sales of equipment that are no longer used or useful in the business of a Loan Party for cash and fair value so long as no Default or Event of Default has occurred and is continuing at the time of such sale or would result after giving effect thereto, (c) Transfers consisting of (w) Permitted Liens or Permitted Investments, (x) the sale or issuance of any Stock or Stock Equivalents of Borrower not prohibited by the terms of this Agreement or the other Loan Documents; (y) the sale or issuance of any Stock or Stock Equivalents of any Loan Party other than Borrower or a Subsidiary of a Loan Party so long as such sale does not result in a Default or Event of Default hereunder or under any other Loan Documents and (z) the use of money or Cash Equivalents in a manner that is not prohibited by the terms of this Agreement or the other Loan Documents, and (d) licenses of the Intellectual Property of a Loan Party in the ordinary course of business of the applicable Loan Party, provided that (i) any such license is non-exclusive (but may be exclusive in respects other than territory and may be exclusive as to territory only as to discrete geographical areas outside of the United States, provided further that in the case of any such permitted exclusive license, such license shall be approved by the Board of Directors of the applicable Loan Party) and does not result in a legal transfer of title of the licensed Intellectual Property, (ii) no Default or Event of Default has occurred and is continuing at the time of such license or would result after giving effect thereto, and (iii) the terms of such license do not restrict the applicable Loan Party’s ability to grant a Lien on, assign or otherwise Transfer such license or any Intellectual Property.
“Permitted Indebtedness” means (a) the Obligations, (b) Indebtedness existing on the Closing Date and set forth on Schedule 7.2, (c) Indebtedness consisting of capitalized lease obligations and purchase money Indebtedness, in each case incurred by any Loan Party or any of its Subsidiaries to finance the acquisition, repair, improvement or construction of fixed or capital assets of such Person, provided that (i) the aggregate outstanding principal amount of all such Indebtedness does not exceed $*** at any time and (ii) the principal amount of such Indebtedness does not exceed the lower of the cost or fair market value of the property so acquired or built or of such repairs or improvements financed with such Indebtedness (each measured at the time of such acquisition, repair, improvement or construction is made), (d) Indebtedness owing by any Loan Party to another Loan Party, provided that (i) each Loan Party shall have executed and delivered to each other Loan Party a demand note (each, an “Intercompany Note”) to evidence such intercompany loans or advances owing at any time by each Loan Party to the other Loan Parties, which Intercompany Note shall be in form and substance reasonably satisfactory to Agent and shall be pledged and delivered to Agent pursuant to a Pledge Agreement as additional Collateral for the Obligations, (ii) any and all Indebtedness of any Loan Party to another Loan Party shall be subordinated to the Obligations pursuant to the subordination terms set forth in each Intercompany Note, and (iii) no Default or Event of Default shall result after giving effect to any such Indebtedness, (e) Subordinated Indebtedness, (f) the Landlord Letter of Credit; provided that the face value of such Landlord Letter of Credit shall not at any time exceed the amounts set forth in Section 21.2 of the Carlsbad Lease, (g) Indebtedness incurred as a result of endorsing negotiable instruments received in the ordinary course of business, (h) Indebtedness of Excluded Foreign Subsidiaries owing to any Loan Party so long as such Indebtedness is permitted to be extended pursuant to clause (j) of the definition of “Permitted Investments” and (i) Indebtedness of Loan Parties owing to any Excluded Foreign Subsidiary, provided that (x) no Default or Event of Default has occurred and is continuing at the time of any such Investment or would result therefrom and (y) such Indebtedness is subordinated to the Obligations on terms and conditions satisfactory to Agent in its sole discretion.
“Permitted Investments” means (a) Investments existing on the Closing Date and set forth on Schedule 7.5, (b) subject to Section 6.10, Investments (i) in cash and Cash Equivalents or (ii) permitted by Borrower’s investment policy attached as Schedule 11.1, (c) endorsements for collection or deposit in the ordinary course of business consistent with past practice, (d) extensions of trade credit (other than to Affiliates of a Loan Party) in the ordinary course of business, (e) Investments received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of business, (f) loans and advances to employees of any Loan Party to finance travel, entertainment and relocation expenses and other business purposes in the ordinary course of business in an aggregate outstanding principal amount not to exceed $*** at any time, (g) Investments consisting of non-cash loans made by Borrower to officers, directors and employees of a Loan Party which are used by such Persons to purchase simultaneously the Stock of Borrower, (h) advances by a Loan Party to another Loan Party in accordance with the terms and conditions described in clause (d) of the definition of “Permitted Indebtedness”, (i) the establishment or formation of Excluded Foreign Subsidiaries to the extent permitted pursuant to Section 7.10(c); (j) Investments by any Loan Party in Excluded Foreign Subsidiaries; provided, that (i) no Default or Event of Default has occurred and is continuing at the time of any such Investment or would result therefrom and (ii) the aggregate amount of all such Investments incurred under this clause (j) do not exceed $*** in the aggregate from the Closing Date, (k) joint ventures or strategic alliances in the ordinary course of business consisting of the non-exclusive licensing of technology, the development of technology or the providing of technical support, but in no event consisting of Investments of cash, Cash Equivalents or tangible assets and (l) Permitted Acquisitions.
“Permitted Liens” means each of the following: (a) Liens created pursuant to any Loan Document, (b) Liens existing on the Closing Date and set forth on Schedule 7.1, (c) Liens (i) with respect to the payment of taxes, assessments or other governmental charges or (ii) of suppliers, carriers, materialmen, warehousemen, workmen or mechanics and other similar Liens, in each case imposed by law and arising in the ordinary course of business, and securing amounts that are not yet due or that are subject to a Permitted Contest, (d) Liens securing Indebtedness permitted under clause (c) of the definition of “Permitted Indebtedness”, provided that (i) such Liens exist prior to the acquisition of, or attach substantially simultaneous with, or within 20 days after, the acquisition, repair, improvement or construction of, such property financed by such Indebtedness and (ii) such Liens do not extend to any Property of a Loan Party other than the Property (and proceeds thereof) acquired or built, or the improvements or repairs, financed by such Indebtedness, (e) Liens of a collection bank on items in the course of collection arising under Section 4-208 of the UCC, (f) pledges or cash deposits made in the ordinary course of business (i) in connection with workers’ compensation, unemployment insurance or other types of social security benefits (other than any Lien imposed by ERISA), (ii) to secure the performance of bids, tenders, leases (other than capital leases), sales or other trade contracts (other than for the repayment of borrowed money) or (iii) made in lieu of, or to secure the performance of, surety, customs, reclamation or performance bonds (in each case not related to judgments or litigation), (g) judgment liens (other than for the payment of taxes, assessments or other governmental charges) securing judgments and other proceedings not constituting an Event of Default under Section 8.1(f) and pledges or cash deposits made in lieu of, or to secure the performance of, judgment or appeal bonds in respect of such judgments and proceedings, (h) Liens arising by reason of zoning restrictions, easements, licenses, reservations, restrictions, covenants, rights-of-way, encroachments, minor defects or irregularities in title (including leasehold title) and other similar encumbrances on the use of real property that do not materially (i) impair the value or marketability of such real property or (ii) interfere with the ordinary conduct of the business conducted and proposed to be conducted at such real property, (i) licenses described in clause (c) of the definition of “Permitted Disposition” and (j) Liens in favor of East West Bank on cash collateral securing Indebtedness permitted pursuant to clause (f) of the definition of “Permitted Indebtedness” so long as the amount of such cash collateral does not exceed the face value of the Landlord Letter of Credit.
“Person” means any individual, partnership, corporation (including a business trust and a public benefit corporation), joint stock company, estate, association, firm, enterprise, trust, limited liability company, unincorporated association, joint venture and any other entity or Governmental Authority.
“Pledge Agreement” means a pledge agreement in form and substance satisfactory to Agent executed by each Loan Party and Agent.
“Property” means any interest in any kind of property or asset, whether real, personal or mixed, and whether tangible or intangible.
“Pro Rata Share” means:
(a)    with respect to a Lender’s obligation to make a Term Loan and right to receive payments of interest, fees and principal with respect thereto at any time, the percentage obtained by dividing (i) such Lender’s Term Loan A Commitment, Term Loan B Commitment or Term Loan C Commitment at such time, as the case may be (or if the Term Loan A Commitment, Term Loan B Commitment or Term Loan C Commitment, as the case may be, of such Lender is terminated at such time, the aggregate outstanding principal amount of the Term Loan A, Term Loan B or Term Loan C at such time, as the case may be, owing to such Lender), by (ii) the Term Loan A Commitments, Term Loan B Commitments or Term Loan C Commitments, as the case may be, of all Lenders at such time (or, if the Term Loan A Commitments, Term Loan B Commitments or Term Loan C Commitments, as the case may be, of all such Lenders are terminated at such time, the aggregate outstanding principal amount of the Term Loan A, Term Loan B or Term Loan C, as the case may be, owing to all Lenders at such time);
(b)    with respect to a Lender’s obligation to make Revolving Loans and right to receive payments of interest, fees and principal with respect thereto at any time, the percentage obtained by dividing (a) the Revolving Loan Commitment of such Lender then in effect (or, if such Revolving Loan Commitment is terminated at such time, the aggregate outstanding principal amount of the Revolving Loans at such time owing to such Lender) by (b) the Revolving Loan Commitments of all Lenders at such time (or, if the Revolving Loan Commitments of all such Lenders are terminated at such time, the aggregate outstanding principal amount of the Revolving Loans owing to all Lenders at such time); and
(c)    with respect to all other matters at any time, the percentage obtained by dividing (i) such Lender’s Commitments at such time (or if any Commitment of such Lender is terminated at such time, the aggregate outstanding principal amount of the applicable Loan at such time owing to such Lender), by (ii) the Commitments of all Lenders at such time (or, if any Commitments of all such Lenders are terminated at such time, the aggregate outstanding principal amount of the applicable Loan owing to all Lenders at such time).
“Public Health Laws” means all Requirements of Law relating to (a) the procurement, development, clinical and non-clinical evaluation or investigation, product approval or clearance, manufacture, production, analysis, distribution, dispensing, importation, exportation, use, handling, quality, reimbursement, sale, labeling, advertising, promotion, or postmarket requirements of any drug, medical device, food, dietary supplement, or other product (including, without limitation, any ingredient or component of, or accessory to, the foregoing products) subject to regulation under the Federal Food, Drug, and Cosmetic Act (21 U.S.C. et seq.) and similar state or foreign laws, controlled substances laws, pharmacy laws, or consumer product safety laws, (b) fraud and abuse (including without limitation the following statutes, as amended, modified or supplemented from time to time and any successor statutes thereto and regulations promulgated from time to time thereunder: the federal Anti-Kickback Statute (42 U.S.C. § 1320a-7b(b)); the civil False Claims Act (31 U.S.C. § 3729 et seq.); Sections 1320a-7 and 1320a-7a and 1320a-7b of Title 42 of the United States Code; (c) quality, safety certification and accreditation standards and requirements; (d) HIPAA; (e) certificates of operations and authority; (f) laws regulating the provision of free or discounted care or services; and (g) any and all other applicable federal, state or local health care laws, rules, codes, statutes, regulations, manuals, orders, ordinances, statutes, policies, professional or ethical rules, administrative guidance and requirements, as the same may be amended, modified or supplemented from time to time, and any successor statute thereto.
“Qualified Assignee” means (a) any Lender (other than a Non-Funding Lender), (b) any Affiliate of any Lender (other than a Non-Funding Lender), (c) any commercial bank, savings and loan association or savings bank or any other entity which is an “accredited investor” (as defined in Regulation D under the Securities Act of 1933, as amended) which regularly extends credit or buys loans as one of its businesses, including insurance companies, mutual funds, lease financing companies and commercial finance companies, in each case of this clause (c), which either (i) has a rating of BBB or higher from Standard & Poor’s Rating Group and a rating of Baa2 or higher from Moody's Investor Service, Inc. at the date that it becomes a Lender, or (ii) together with its Affiliated entities, holds loan assets in excess of $250,000,000 or (d) any other Person (other than a natural person) approved by Agent, provided however, that notwithstanding the foregoing, unless approved by Agent, “Qualified Assignee” shall not include (A) any Person (1) who is not capable of lending to Borrower without the imposition of any withholding or similar taxes or (2) who is so capable but fails to provide to Agent any forms or other documentation necessary to establish a complete exemption from such taxes, (B) any Loan Party or any Affiliate of a Loan Party or any Person or Affiliate of such Person that holds any subordinated debt or Stock or Stock Equivalents issued by any Loan Party or its Affiliates (other than any Person that is a Lender on the Closing Date or any Affiliate thereof) or (C) any direct competitor of Borrower as determined by Agent in its reasonable discretion.
“Reference Rate” means, for each day during an Interest Period, the higher of (a) one and one quarter percent (1.25%) per annum and (b) a rate of interest determined by Agent equal to:
(a)    the offered rate per annum for deposits in Dollars for a term of three (3) calendar months that appears on Reuters Screen LIBOR01 Page as of 11:00 a.m. (London time), on the second full Business Day on which banks in the City of London, England are generally open for interbank or foreign exchange transactions (such Business Day a “LIBOR Business Day”) immediately prior to the first day of such Interest Period; divided by
(b)    a number equal to 1.0 minus the aggregate (but without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on the day that is two (2) LIBOR Business Days prior to the beginning of such Interest Period (including basic, supplemental, marginal and emergency reserves under any regulations of the Federal Reserve Board or other applicable Governmental Authority having jurisdiction with respect thereto, as now and from time to time in effect) for Eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Federal Reserve Board) that are required to be maintained by a member bank of the Federal Reserve System.
If the rate described in clause (a) above shall cease to be available from Reuters or otherwise, such rate shall be determined from such financial reporting service or other information as Agent shall reasonably select.
“Reagent Rental Agreement” means an agreement between a Loan Party and a customer pursuant to which the customer rents an Diagnostic System and commits to buy minimum annual volumes of diagnostic test kits.
“Registrations” means registrations, authorizations, approvals, licenses, permits, clearances, certificates, and exemptions issued or allowed by a Regulatory Authority (including, without limitation, new drug applications, abbreviated new drug applications, biologics license applications, investigational new drug applications, over-the-counter drug monograph, device pre-market approval applications, device pre-market notifications, investigational device exemptions, product recertifications, manufacturing approvals, registrations and authorizations, CE Marks, pricing and reimbursement approvals, labeling approvals or their foreign equivalent, controlled substance registrations, and wholesale distributor permits).
“Regulatory Action” means an administrative or regulatory action, proceeding, investigation or non-routine inspection, FDA Form 483 inspectional observation or other formal notice of serious deficiencies, warning letter, untitled letter, notice of violation letter, recall, alert, seizure, Section 305 notice or other similar communication, or consent decree issued by a Regulatory Authority.
“Regulatory Authority” means the FDA or any successor thereto or any comparable Governmental Authority that is concerned with the safety, efficacy, reliability, manufacture, sale, advertising, promotion, reimbursement, import, export or marketing of medical products or drugs, the Department of Justice, the Office of the Inspector General of the United States Department of Health and Human Services and any other agency, branch or other governmental body charged with the responsibility and/or vested with the authority to administer any Public Health Laws.
“Related Persons” means, with respect to any Person, each Affiliate of such Person and each director, officer, employee, agent, trustee, representative, attorney, accountant and each insurance, environmental, legal, financial and other advisor and other consultants and agents of or to such Person or any of its Affiliates.
“Requirement of Law” means, with respect to any Person, any law (statutory or common), ordinance, treaty, rule, regulation, order, policy, judgment, writ, injunction, decree, or other legal requirement or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.
“Requisite Lenders” means Lenders whose Pro Rata Shares aggregate more than 50%; provided, however, that so long as a Lender on the Closing Date does not assign any portion of its Commitments or Loans (other than an assignment to any Affiliate of such Lender), the “Requisite Lenders” shall include such Lender.
“Reserves” means, reserves established by Agent in its Permitted Discretion from time to time pursuant to Section 2.1(b), including, without limitation, with respect to known or anticipated liabilities, offsets, or liquidity needs of Loan Parties. Without limiting the generality of the foregoing, Reserves established to ensure the payment of accrued interest, fees, expenses and other liabilities (including without limitation rent reserves with respect to any leased locations) shall be deemed to be an exercise of Agent’s Permitted Discretion. Reserves may be established against the Borrowing Base and the aggregate Revolving Loan Commitments then in effect as determined to be appropriate by Agent in the exercise of its Permitted Discretion.
“Revolving Credit Facility Activation Date” means the date on which the Term Loan A is made by the Lenders to Borrower.
“Revolving Lender” means each Lender with a Revolving Loan Commitment (or if the Revolving Loan Commitments have terminated, who holds Revolving Loans).
“Revolving Loan Commitment” means, with respect to each Lender, the amount set forth opposite such Lender’s name on Schedule A hereto under the caption “Revolving Loan Commitment”, as amended from time to time to reflect any permitted assignments and as such amount may be reduced or terminated pursuant to this Agreement. “Revolving Loan Commitments” means the Revolving Loan Commitments of all Lenders with a Revolving Loan Commitment.
“Revolving Loan Commitment Termination Date” means the earlier to occur of: (a) the Final Maturity Date and (b) the date on which the Revolving Loan Commitments shall terminate for any reason in accordance with the provisions of this Agreement.
“Rights to Payment” means all cash, license fees, royalties, awards, judgments, insurance and other monetary claims, Proceeds, Accounts and General Intangibles that relate to, or arise out of or with respect to, any Intellectual Property, including, without limitation, (a) any Proceeds from the sale, licensing or other Transfer of any Intellectual Property or any rights therein, and (b) any monetary damages and all other rights to payment of money of any Loan Party for any past, present and future infringement, misappropriation, dilution, violation or other impairment of any Intellectual Property, together with all accessions and additions thereto and Proceeds and products thereof.
“Scheduled Payment Date” means the first day of each calendar month.
“SEC” means the Securities and Exchange Commission.
“Solvent” means, with respect to any Person as of any date of determination, that, as of such date, (a) the value of the assets of such Person (both at fair value and present fair saleable value) is greater than the total amount of liabilities (including contingent and unliquidated liabilities) of such Person, (b) such Person is able to pay all liabilities of such Person as such liabilities mature and (c) such Person does not have unreasonably small capital. In computing the amount of contingent or unliquidated liabilities at any time, such liabilities shall be computed at the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.
“Stock” means all shares of capital stock (whether denominated as common stock or preferred stock), equity interests, beneficial, partnership or membership interests, joint venture interests, participations or other ownership or profit interests in or equivalents (regardless of how designated) of or in a Person (other than an individual), whether voting or non-voting.
“Stock Equivalents” means all securities convertible into or exchangeable for Stock or any other Stock Equivalent and all warrants, options or other rights to purchase, subscribe for or otherwise acquire any Stock or any other Stock Equivalent, whether or not presently convertible, exchangeable or exercisable.
“Subordinated Indebtedness” means any unsecured Indebtedness owing by any Loan Party to any Person that is not a holder of any Stock or Stock Equivalents of any Loan Party on the date such Indebtedness is incurred, which Indebtedness is subordinated to the Obligations pursuant to a Subordination Agreement.
“Subordination Agreement” means, with respect to any Subordinated Indebtedness, a subordination agreement in form and substance satisfactory to Agent executed by Agent, the Loan Parties and each holder of such Subordinated Indebtedness.
“Subsidiary” means, with respect to any Person, any entity the management of which is, directly or indirectly controlled by, or of which an aggregate of more than 50% of the outstanding voting Stock is, at the time, owned or controlled, directly or indirectly by, such Person or one or more Subsidiaries of such Person.
“Tangible Net Worth” means, on any date, the consolidated total assets of any Person, minus (a) any amounts attributable to (i) goodwill, (ii) intangible items such as unamortized debt discount and expense, patents, trade and service marks and names, copyrights and research and development expenses except prepaid expenses, and (iii) reserves not already deducted from assets, and (b) the obligations that should, under GAAP, be classified as liabilities on such Person's consolidated balance sheet, including all Indebtedness.
“Target” means any other Person or business unit or asset group of any other Person acquired or proposed to be acquired in an acquisition.
“Term Loan A Commitment” means, with respect to each Lender, the amount set forth opposite such Lender’s name on Schedule A hereto under the caption “Term Loan A Commitment”, as amended from time to time to reflect any permitted assignments and as such amount may be reduced or terminated pursuant to this Agreement. “Term Loan A Commitments” means the Term Loan A Commitments of all Lenders with a Term Loan A Commitment.
“Term Loan A Commitment Termination Date” means March 31, 2015.
“Term Loan B Commitment” means, with respect to each Lender, the amount set forth opposite such Lender’s name on Schedule A hereto under the caption “Term Loan B Commitment”, as amended from time to time to reflect any permitted assignments and as such amount may be reduced or terminated pursuant to this Agreement. “Term Loan B Commitments” means the Term Loan B Commitments of all Lenders with a Term Loan B Commitment.
“Term Loan B Commitment Termination Date” means ***.
“Term Loan C Commitment” means, with respect to each Lender, the amount set forth opposite such Lender’s name on Schedule A hereto under the caption “Term Loan C Commitment”, as amended from time to time to reflect any permitted assignments and as such amount may be reduced or terminated pursuant to this Agreement. “Term Loan C Commitments” means the Term Loan C Commitments of all Lenders with a Term Loan C Commitment.
“Term Loan C Commitment Termination Date” means ***.
“Term Loan Commitment” or “Term Loan Commitments” means the Term Loan A Commitments, the Term Loan B Commitments and the Term Loan C Commitments.
“Term Loan Lender” means each Lender with a Term Loan Commitment, of if the Term Loan Commitments are no longer in effect, each Lender owning a Term Loan.
“Transfer” means, with respect to any Property, to sell, convey, transfer, assign, license, rent, lease, sublease, mortgage, transfer or otherwise dispose of any interest therein or to permit any Person to acquire any such interest.
“Treasury Rate” means a per annum rate of interest equal to the greater of (a) 1.00% per annum and (b) the per annum rate published by the Board of Governors of the Federal Reserve System in Federal Reserve Statistical Release H.15 entitled “Selected Interest Rates” under the heading “U.S. Government Securities/Treasury Constant Maturities” as the three year treasuries constant maturities rate. In the event Release H.15 is no longer published, Agent shall select a comparable publication to determine the U.S. Treasury note yield to maturity.
“UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York; provided, however, that, in the event that, by reason of mandatory provisions of any applicable Requirement of Law, any of the attachment, perfection or priority of Agent’s or any other Lender’s security interest in any Collateral is governed by the Uniform Commercial Code of a jurisdiction other than the State of New York, “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of the definitions related to or otherwise used in such provisions.
[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their duly authorized officers as of the day and year first written above.
BORROWER:
GENMARK DIAGNOSTICS, INC.
By:        /s/ Hany Massarany
Name: Hany Massarany
Title: President and Chief Executive Officer
GUARANTOR:
CLINICAL MICRO SENSORS, INC.
By:        /s/ Scott Mendel
Name: Scott Mendel
Title: Chief Financial Officer

OSMETECH INC.
By:        /s/ Scott Mendel
Name: Scott Mendel
Title: Chief Financial Officer

Address For Notices For All Loan Parties:
c/o GenMark Diagnostics, Inc.
5964 La Place Court
Carlsbad, California 92008
Attention: General Counsel
Phone: (760) 448-4327
Facsimile: (760) 683-6876

AGENT AND LENDER:
GENERAL ELECTRIC CAPITAL CORPORATION
By:        /s/ Alan M. Silbert
Name: Alan M. Silbert
Title: Duly Authorized Signatory

Address For Notices:
General Electric Capital Corporation
c/o GE Healthcare Financial Services, Inc.
Two Bethesda Metro Center, Suite 600
Bethesda, Maryland 20814
Attention: Senior Vice President of Risk – Life Science Finance
Phone: (301) 961-1640
Facsimile: (301) 664-9855
Except in the case of notices under Section 6.3, with a copy to:
General Electric Capital Corporation
c/o GE Healthcare Financial Services, Inc.
Two Bethesda Metro Center, Suite 600
Bethesda, Maryland 20814
Attention: General Counsel
Phone: (301) 961-1640
Facsimile: (301) 664-9866

LENDER:

EAST WEST BANK
By:        /s/ Linda S. Le Beau
Name: Linda S. Le Beau
Title: Managing Director, Life Sciences
Address For Notices:
East West Bank
2350 Mission College Blvd. Suite 988
Santa Clara, CA 95054
Attention: Linda S. Le Beau
Phone: (408) 330-2005
Facsimile: (408) 588-9688

EXHIBIT A
SECRETARY’S CERTIFICATE OF AUTHORITY
[DATE]
Reference is made to the Loan and Security Agreement, dated as of [_______ ___, ___] (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”), among [Borrower Name], a [__________] [corporation/limited liability company/limited liability partnership/limited partnership] (the “Borrower”), the guarantors from time to time party thereto, General Electric Capital Corporation, a Delaware corporation (“GECC”), as a lender and as agent (in such capacity, together with its successors and assigns in such capacity, “Agent”), and the other lenders signatory thereto from time to time (GECC and such other lenders, the “Lenders”). Capitalized terms used but not defined herein are used with the meanings assigned to such terms in the Agreement.
I, [_________________________], do hereby certify that:
(i)    I am the duly elected, qualified and acting [Assistant] Secretary of [INSERT NAME OF LOAN PARTY] (the “Company”);
(ii)    attached hereto as Exhibit A are true, complete and correct copies of the Company’s [Certificate/Articles of Incorporation or Articles of Organization/Certificate of Formation] and the [Bylaws/LLC Agreement/Partnership Agreement], each of which is in full force and effect on and as of the date hereof;
(iii)    each of the following named individuals is a duly elected or appointed, qualified and acting officer of the Company who holds the offices set opposite such individual’s name, and such individual is authorized to sign the Loan Documents to which the Company is a party and all other notices, documents, instruments and certificates to be delivered pursuant thereto, and the signature written opposite the name and title of such officer is such officer’s genuine signature:

Name	Title	Signature
_____________________	______________________	_________________________
_____________________	______________________	_________________________
_____________________	______________________	_________________________
(iv)    attached hereto as Exhibit B are true, complete and correct copies of resolutions adopted by the Board of Directors/Members of the Company (the “Board”) authorizing the execution, delivery and performance of the Loan Documents to which the Company is a party, which resolutions were duly adopted by the Board on [DATE] and all such resolutions are in full force and effect on the date hereof in the form in which adopted without amendment, modification, rescission or revocation;
(v)    the foregoing authority shall remain in full force and effect, and Agent and each Lender shall be entitled to rely upon same, until written notice of the modification, rescission or revocation of same, in whole or in part, has been delivered to Agent and each Lender, but no such modification, rescission or revocation shall, in any event, be effective with respect to any documents executed or actions taken in reliance upon the foregoing authority before such written notice is delivered to Agent and each Lender; and
(vi)    no Default or Event of Default has occurred and is continuing or will result from the delivery, execution and performance of the Loan Documents by the Loan Parties, and all representations and warranties of the Company in the Loan Documents are true, accurate and complete in all material respects (but in all respects if such representation or warranty is qualified by “material” or “Material Adverse Effect”) on and as of the date hereof, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties were true, accurate and complete in all material respects (but in all respects if such representation or warranty is qualified by “material” or “Material Adverse Effect”) on and as of such earlier date.
[Signature Page Follows]
IN WITNESS WHEREOF, I have hereunto set my hand as of the first date written above
_______________________________
Name:    _________________________

Title:    [Assistant] Secretary
The undersigned does hereby certify on behalf of the Company that he/she is the duly elected or appointed, qualified and acting [TITLE] of the Company and that [NAME FROM ABOVE] is the duly elected or appointed, qualified and acting [Assistant] Secretary of the Company, and that the signature set forth immediately above is his/her genuine signature.
_______________________________
Name:    _________________________

Title:    _________________________

EXHIBIT B TO SECRETARY’S CERTIFICATE OF AUTHORITY
[FORM OF] RESOLUTIONS
BOARD RESOLUTIONS
_____________ ___, 20__
WHEREAS, GenMark Diagnostics, Inc. (“Borrower”) has requested that General Electric Capital Corporation, a Delaware corporation (“GECC”), as agent (in such capacity, together with its successors and assigns in such capacity, the “Agent”) and lender, and certain other lenders (GECC and such other lenders, collectively, the “Lenders”) provide a credit facility in a maximum principal amount not to exceed $[______________] (the “Credit Facility”); and
WHEREAS, the terms of the Credit Facility are set forth in a loan and security agreement by and among Borrower, the guarantors from time to time party thereto, Agent, and the Lenders and certain related agreements, documents and instruments described in detail below; and
[WHEREAS, as a subsidiary of Borrower, __________, the “Company”) will benefit from the making of the loan(s) to Borrower under the Credit Facility; and]
WHEREAS, the Board of Directors of [Borrower] [Company] (the “Directors”) deems it advisable and in the best interests of [Borrower] [Company] to execute, deliver and perform its obligations under those transaction documents described and referred to below.
NOW, THEREFORE, be it
RESOLVED, that the Credit Facility be, and it hereby is, approved; and further
RESOLVED, that the form of Loan and Security Agreement (the “Loan and Security Agreement”), by and among [Borrower], [Company,] the [other] guarantors from time to time party thereto, Agent and the Lenders, as presented to the Directors, be and it hereby is, approved and the [President, the Chief Executive Officer, Chief Financial Officer, the Vice President or Treasurer] of [Borrower] [Company] (collectively, the “Proper Officers”) be, and each of them hereby is, authorized and directed on behalf of [Borrower] [Company] to execute and deliver to Agent the Loan and Security Agreement, in substantially the form as presented to the Directors, with such changes as the Proper Officers may approve, such approval to be conclusively evidenced by execution and delivery thereof; and further
[RESOLVED, that the form of Promissory Note (the “Note”), as presented to the Directors, be, and it hereby is, approved and the Proper Officers be, and each of them hereby is, authorized and directed on behalf of Borrower to execute and deliver to Lender one or more promissory Notes, in substantially the form as presented to the Directors, with such changes as the Proper Officers may approve, such approval to be conclusively evidenced by execution and delivery thereof; and further]
[RESOLVED, that the form(s) of [Pledge Agreement] [and] [Account Control Agreement] [(collectively, the “Security Documents”), Disbursement Letter, Fee Letter [Guaranty,] [INCLUDE OTHER DOCUMENTS AS APPROPRIATE] (together with the Security Documents, the “Ancillary Documents”), each as presented to the Directors, be, and each of them hereby is, approved and the Proper Officers be, and each of them hereby is, authorized and directed on behalf of Borrower to execute and deliver to Agent each of the Ancillary Documents, in substantially the form as presented to the Directors, with such changes as the Proper Officers may approve, such approval to be conclusively evidenced by execution and delivery thereof; and further]
RESOLVED, that the Proper Officers be, and each of them hereby is, authorized and directed to execute and deliver any and all other agreements, certificates, security agreements, financing statements, indemnification agreements, instruments and documents (together with the Loan and Security Agreement, [the Notes] [, and the Ancillary Documents], the “Loan Documents”) and take any and all other further action, in each case, as may be required or which they may deem appropriate, on behalf of [Borrower] [Company], in connection with the Credit Facility and carrying into effect the foregoing resolutions, transactions and matters contemplated thereby; and further
RESOLVED, that [Borrower] [Company] is hereby authorized to perform its obligations under the Loan Documents, [including, without limitation, the borrowing of any advances made under the Credit Facility and] the granting of any security interest in [Borrower’s] [Company’s] assets contemplated thereby to secure [Borrower’s] [Company’s] obligations in connection therewith; and further
RESOLVED, that in addition to executing any documents approved in the preceding resolutions, the Secretary or any Assistant Secretary of [Borrower] [Company] may attest to such Loan Documents, the signature thereon or the corporate seal of [Borrower] [Company] thereon; and further
RESOLVED, that any actions taken by the Proper Officers prior to the date of these resolutions in connection with the transactions contemplated by these resolutions are hereby ratified and approved; and further
RESOLVED, that these resolutions shall be valid and binding upon [Borrower] [Company].
EXHIBIT B
COMPLIANCE CERTIFICATE
[DATE]
Reference is made to the Loan and Security Agreement, dated as of [_______ ___, ___] (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”), among GenMark Diagnostics, Inc., a Delaware corporation (“Borrower”), the guarantors from time to time party thereto, General Electric Capital Corporation, a Delaware corporation (“GECC”), in its capacity as agent (in such capacity, together with its successors and assigns, in such capacity, the “Agent”) and lender, and the other lenders signatory thereto (GECC and such other lenders, the “Lenders”). Capitalized terms used but not defined herein are used with the meanings assigned to such terms in the Agreement.
I, [_________________________], do hereby certify that:
(i)    I am the duly elected, qualified and acting chief financial officer of Borrower;
(ii)    attached hereto as Exhibit A are the financial statements required to be delivered in accordance with Section 6.3(a) of the Agreement, which financial statements are correct and complete and fairly present, in all material respects, in accordance with GAAP the financial position and the results of operations of Borrower and its Subsidiaries as of the dates of and for the periods covered by such financial statements (subject, in the case of interim financial statements, to normal year-end adjustments and the absence of footnote disclosure);
(iii)     no Default or Event of Default has occurred under the Agreement which has not been previously disclosed, in writing, to Agent;
(iv)    all representations and warranties of the Loan Parties stated in the Loan Documents are true and correct in all material respects (but in all respects if such representation or warranty is qualified by “material” or “Material Adverse Effect”) on and as of the date hereof, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties were true and correct in all material respects (but in all respects if such representation or warranty is qualified by “material” or “Material Adverse Effect”) on and as of such earlier date [except with respect to the representations set forth in Section [5.3] [5.8] [5.12(b) of Agreement as more particularly described below:];
(v)    the Loan Parties own no Margin Stock;
(vi)    attached is a list of new applications or registrations that any Loan Party has made or filed (or acquired) in respect of any Intellectual Property of a Loan Party or any change in status of any outstanding application or registration since the date of the last Compliance Certificate delivered to Agent;
(vii)    attached is a list of Investments made in Excluded Foreign Subsidiaries since the date of the last Compliance Certificate delivered to Agent; and
(viii)    set forth below is a list of all Deposit Accounts and Securities Accounts maintained in the name of each Loan Party and whether such account has been opened since the date of the last Compliance Certificate.

	Bank/Financial Institution	Account Number	New Account?
1)			Yes	No
2)			Yes	No
3)			Yes	No
4)			Yes	No

IN WITNESS WHEREOF, I have hereunto set my hand as of the first date written above
_______________________________
Name:    _______________________________
Title:    _______________________________

EXHIBIT C-1
FORM OF LANDLORD CONSENT
[Landlord]
[Address]
[__________, ____]
Ladies and Gentlemen:
General Electric Capital Corporation (together with its successors and assigns, if any, “Agent”) and certain other lenders (the “Lenders”) have entered into, or are about to enter into, a Loan and Security Agreement, dated as of [DATE] (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”) with GenMark Diagnostics, Inc. (“Borrower”) [and __________ (“Company”)], pursuant to which [Borrower] [Company] has granted, or will grant, to Agent, on behalf of itself and the Lenders, a security interest in certain assets of [Borrower] [Company], including, without limitation, all of [Borrower’s] [Company’s] cash, cash equivalents, accounts, books and records, goods, inventory, machinery, equipment, furniture and trade fixtures (such as equipment bolted to floors), together with all additions, substitutions, replacements and improvements to, and proceeds, including, insurance proceeds, of the foregoing, but excluding any and all building fixtures (such as plumbing, lighting and HVAC systems that are permanently attached to the Premises) (collectively, the “Collateral”). Some or all of the Collateral is, or will be, located at certain premises known as [__________________] in the City or Town of [_____________, County of _________________________ and State of _______] (“Premises”), and [Borrower] [Company] occupies the Premises pursuant to a lease, dated as of [DATE], between [Borrower] [Company], as tenant, and you, [NAME], as [owner/landlord/mortgagee/realty manager] (as amended, restated, supplemented or otherwise modified from time to time, the “Lease”).
By your signature below, you hereby agree that: (i) the Lease is in full force and effect and you are not aware of any existing defaults thereunder, (ii) the Collateral is, and shall remain, personal property regardless of the method by which it may be, or become, affixed to the Premises; (iii) you agree to use your best efforts to provide Agent with written notice of any default by [Borrower] [Company] under the Lease resulting in a termination of the Lease (“Default Notice”) and Agent shall have the right, but not the obligation to cure such default within 15 days following Agent’s receipt of such Default Notice, (iv) any security interest, landlord’s lien or other lien or interest that you may have in the Collateral and any proceeds thereof (including, without limitation, proceeds of any insurance therefor) shall be, and remain, subject and subordinate to the security interest of Agent in the Collateral, and you agree not to levy upon any Collateral or to assert any landlord lien, right of distraint or other claim against the Collateral for any reason; (v) Agent, and its employees and agents, shall have the right, from time to time, to enter into the Premises for the purpose of inspecting the Collateral; and (vi) Agent, and its employees and agents, shall have the right, upon any default by [Borrower] [Company] under the Agreement, to enter into the Premises and to remove or otherwise deal with the Collateral, including, without limitation, by way of public auction or private sale (provided that, if Agent conducts a public auction or private sale of the Collateral at the Premises, Agent shall use reasonable efforts to notify Landlord first and to hold such auction or sale in a manner that would not unduly disrupt Landlord’s or any other tenant’s use of the Premises). Agent agrees to repair or reimburse you for any physical damage actually caused to the Premises by Agent, or its employees or agents, during any such removal or inspection (other than ordinary wear and tear), provided that it is understood by the parties hereto that Agent shall not be liable for any diminution in value of the Premises caused by the removal or absence of the Collateral therefrom. You hereby acknowledge that Agent shall have no obligation to remove or dispose of the Collateral from the Premises and no action by Agent pursuant to this Consent shall be deemed to be an assumption by Agent of any obligation under the Lease and, except as provided in the immediately preceding sentence, Agent shall not have any obligation to you.
You hereby acknowledge and agree that [Borrower’s] [Company’s] granting of a security interest in the Collateral in favor of Agent, on behalf of itself and the Lenders, shall not constitute a default under the Lease nor permit you to terminate the Lease or re-enter or repossess the Premises or otherwise be the basis for the exercise of any remedy available to you.
This Consent and the agreements contained herein shall be binding upon, and shall inure to the benefit of, any successors and assigns of the parties hereto (including any transferees of the Premises). This Consent shall terminate upon the indefeasible payment of Borrower’s indebtedness in full in immediately available funds and the satisfaction in full of Borrower’s [and Company’s] performance of its obligations under the Agreement and the related documents.
This Consent and any amendments, waivers, consents or supplements hereto or in connection herewith may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. Delivery of an executed signature page of this Consent or any delivery contemplated hereby by facsimile or electronic transmission shall be as effective as delivery of a manually executed counterpart thereof.
We appreciate your cooperation in this matter of mutual interest.
GENERAL ELECTRIC CAPITAL CORPORATION, as Agent
By:    __________________________
Name:    __________________________
Title:    __________________________
General Electric Capital Corporation
c/o GE Healthcare Financial Services, Inc.
Two Bethesda Metro Center, Suite 600
Bethesda, Maryland 20814
Attention: Senior Vice President of Risk – Life Science Finance
Phone: (301) 961-1640
Facsimile: (301) 664-9855
With a copy to:
General Electric Capital Corporation
c/o GE Healthcare Financial Services, Inc.
Two Bethesda Metro Center, Suite 600
Bethesda, Maryland 20814
Attention: General Counsel
Phone: (301) 961-1640
Facsimile: (301) 664-9866
AGREED TO AND ACCEPTED BY:
[NAME], as [owner/landlord/mortgagee/realty manager]
By:    __________________________
Name:    __________________________
Title:    __________________________
Address:
AGREED TO AND ACCEPTED BY:
[NAME OF LOAN PARTY]
By:    __________________________
Name:    __________________________
Title:    __________________________
Interest in the Premises (check applicable box)
o    Owner
o    Mortgagee
o    Landlord
o    Realty Manager
Address:

EXHIBIT C-2
FORM OF BAILEE CONSENT
[Letterhead of GE Capital]
_____ ___, 20__
[NAME OF BAILEE]
________________
________________
Re: [Name of the Loan Party] (the “Company”)
Dear Sirs:
Please accept this letter as notice that we have entered into or may enter into financing arrangements with the Company under which the Company has granted to us continuing security interests in substantially all personal property and assets of the Company and the proceeds thereof, including, without limitation, certain [equipment/inventory/goods] owned by the Company held by you at the [manufacturing/warehouse] facility (the “Premises”) owned by you and located at [______________](the “Personal Property”).
Please acknowledge that as a result of such arrangements, you are holding all of the Personal Property solely for our benefit and subject only to the terms of this letter and our instructions; provided, however, that until you receive further written notice from us, you are authorized to use and/or release any and all of the Personal Property in your possession as directed by the Company in the ordinary course of business. The foregoing instructions shall continue in effect until we modify them in writing, which we may unilaterally do without any consent or approval from the Company. Upon receipt of our instructions, you agree that (a) you will release the Personal Property only to us or our designee; (b) you will cooperate with us in our efforts to assemble, sell (whether by public or private sale), take possession of, and remove all of the Personal Property located at the Premises; (c) you will permit the Personal Property to remain on the Premises for forty-five (45) days after your receipt of our instructions or at our option, to have the Personal Property removed from the Premises within a reasonable time, not to exceed forty-five (45) days after your receipt of our instructions; (d) you will not hinder our actions in enforcing our liens on the Personal Property; and (e) after receipt of our instructions, you will abide solely by our instructions with respect to the Personal Property, and not those of the Company.
You hereby waive and release in our favor: (a) any contractual lien, security interest, charge or interest and any other lien which you may be entitled to whether by contract, or arising at law or in equity against any Personal Property; (b) any and all rights granted under any present or future laws to levy or distrain for rent or any other charges which may be due to you against the Personal Property; and (c) any and all other claims, liens, rights of offset, deduction, counterclaim and demands of every kind which you have or may hereafter have against the Personal Property.
You agree that (i) you have not and will not commingle the Personal Property with any other property of a similar kind owned or held by you in any manner such that the Personal Property is not readily identifiable, (ii) you have not and will not issue any negotiable or non-negotiable documents or instruments relating to the Personal Property, and (iii) the Personal Property is not and will not be deemed to be fixtures.
Notwithstanding the foregoing, all of your charges of any nature whatsoever shall continue to be charged to and paid by the Company and we shall not be liable for such charges.
You hereby authorize us to file at any time such financing statements naming you as the debtor/bailee, Company as the secured party/bailor, and us as the Company’s assignee, indicating as the collateral goods of the Company now or hereafter in your custody, control or possession and proceeds thereof, and including any other information with respect to the Company required under the Uniform Commercial Code for the sufficiency of such financing statement or for it to be accepted by the filing office of any applicable jurisdiction (and any amendments or continuations with respect thereto).
The arrangement as outlined herein is to continue without modification, until we have given you written notice to the contrary.
EACH OF THE PARTIES HERETO HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS LETTER.
Any notice(s) required or desired to be given hereunder shall be directed to the party to be notified at the address stated herein.
The terms and conditions contained herein are to be construed and enforced in accordance with the laws of the State of New York.
This terms and conditions contained herein shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

The Company has signed below to indicate its consent to, and agreement with, the foregoing arrangements, terms and conditions. By your signature below, you hereby agree to be bound by the terms and conditions of this letter.
Very truly yours,
GENERAL ELECTRIC CAPITAL CORPORATION, as Agent
By:
Name:
Title: Duly Authorized Signatory
General Electric Capital Corporation
c/o GE Healthcare Financial Services, Inc.
Two Bethesda Metro Center, Suite 600
Bethesda, Maryland 20814
Attention: Senior Vice President of Risk – Life Science Finance
Phone: (301) 961-1640
Facsimile: (301) 664-9855
With a copy to:
General Electric Capital Corporation
c/o GE Healthcare Financial Services, Inc.
Two Bethesda Metro Center, Suite 600
Bethesda, Maryland 20814
Attention: General Counsel
Phone: (301) 961-1640
Facsimile: (301) 664-9866
Agreed to:
[NAME OF LOAN PARTY]
By:
Name:
Title:
Address:_______________________
______________________________
______________________________
[NAME OF BAILEE]
By:
Name:
Title:
Address:_______________________
______________________________
______________________________
EXHIBIT D
AUTOMATIC PAYMENT AUTHORIZATION AGREEMENT

Introduction: When you use the automatic payment service, the payment is automatically made by electronic transfer directly from your bank account at the financial institution specified below. An “authorized check signer” must complete, sign and submit one copy of this Authorization Agreement.
Authorization Agreement for Automatic Payment Service (ACH Debits)
1.    GenMark Diagnostics, Inc. (“Borrower”) hereby authorizes General Electric Capital Corporation (“Agent”) to initiate debit entries from the account identified below for amounts due under the Loan and Security Agreement, dated as of [DATE] (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), among Borrower, the guarantors from time to time party thereto, Agent and the lenders from time to time party thereto and the other Loan Documents. Capitalized terms used herein but not defined herein are used herein as defined in the Loan Agreement.
2.    Borrower understands that the payment of all Obligations are solely its responsibility. If payment is not satisfied due to account closure, insufficient funds, or cancellation of any required automated payment services, Borrower agrees to remit payment plus any additional amounts due as set forth in the Loan Agreement.
3.    It is incumbent upon Borrower to give written notice to Agent of any changes to this Authorization Agreement or the below referenced bank account information 10 days prior to payment date. Borrower may revoke this Authorization Agreement by giving 10 days written notice to Agent unless otherwise stipulated in the Loan Agreement.
4.    If the account identified below is a joint account, all of the account holders must sign this Authorization Agreement.
Account:
Provide the following information regarding the account to be debited.
Account type:
Checking
Savings
Financial Institution:
Name of Account:
Address of Financial Institution:
City/State/Zip:
Account #:
ABA Routing #:
GENMARK DIAGNOSTICS, INC.
By:____________________________

Name:
Title:
[INSERT NAME OF EACH JOINT-ACCOUNT HOLDER, IF ANY]
By:____________________________

Name:

Title:
EXHIBIT E
FORM OF BORROWING BASE CERTIFICATE

This Borrowing Base Certificate is given by GenMark Diagnostics, Inc., a Delaware corporation (“Borrower”), pursuant to the Loan and Security Agreement, dated as of [_______ ___, ___] (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”), among Borrower, the guarantors from time to time party thereto, General Electric Capital Corporation, a Delaware corporation (“GECC”), in its capacity as agent (in such capacity, together with its successors and assigns, in such capacity, the “Agent”) and lender, and the other lenders signatory thereto (GECC and such other lenders, the “Lenders”). Capitalized terms used but not defined herein are used with the meanings assigned to such terms in the Agreement.
The undersigned is duly authorized to execute and deliver this Borrowing Base Certificate. By executing this Borrowing Base Certificate such officer of Borrower hereby certifies to Agent and Lenders and without personal liability that:

(a)	Attached hereto as Schedule 1 is a calculation of the Borrowing Base for the period ending on _________________ (the “Reporting Date”);

(b)	Based on such schedule, the Borrowing Base as of the Reporting Date is:
$[_____]

(c)	The effective date of this Borrowing Base Certificate will be the date this Borrowing Base Certificate is received by Agent.

IN WITNESS WHEREOF, Borrower has caused this Borrowing Base Certificate to be executed by its [______________] this [__ day of _____, 20__].
[BORROWER’S NAME]

By:

Name: _________________________________
Its:

Schedule I to Borrowing Base Certificate